Exhibit 10.1

LOAN AGREEMENT

dated as of

April 17, 2014

among

AKORN, INC.

The Other Loan Parties Party Hereto

The Lenders Party Hereto,

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent,

and

 BANK OF AMERICA, N.A., DEUTSCHE BANK AG NEW YORK BRANCH and MORGAN
STANLEY SENIOR FUNDING, INC.,
as Syndication Agents,

J.P. MORGAN SECURITIES LLC, MERRILL LYNCH, PIERCE, FENNER & SMITH
INCORPORATED, DEUTSCHE BANK SECURITIES, INC. and MORGAN STANLEY SENIOR
FUNDING, INC.,
as Joint Bookrunners and Joint Lead Arrangers

i

SCHEDULES:

Commitment Schedule
Schedule 3.05 -- Properties
Schedule 3.06 -- Disclosed Matters
Schedule 3.13 -- Insurance
Schedule 3.14 – Capitalization and Subsidiaries
Schedule 6.01 -- Existing Indebtedness
Schedule 6.02 -- Existing Liens
Schedule 6.04 -- Existing Investments
Schedule 6.10 -- Existing Restrictions

EXHIBITS:

Exhibit A -- Form of Assignment and Assumption
Exhibit B-1 -- Form of Opinion of Borrower’s New York Counsel
Exhibit B-2 -- Form of Opinion of Borrower’s Louisiana Counsel
Exhibit C – Reserved
Exhibit D – Form of Compliance Certificate
Exhibit E -- Joinder Agreement
Exhibit F-1 -- U.S. Tax Certificate (For Foreign Lenders that are not Partnerships for U.S. Federal Income Tax Purposes)
Exhibit F-2 -- U.S. Tax Certificate (For Foreign Participants that are not Partnerships for U.S. Federal Income Tax Purposes)
Exhibit F-3 -- U.S. Tax Certificate (For Foreign Participants that are Partnerships for U.S. Federal Income Tax Purposes)
Exhibit F-4 -- U.S. Tax Certificate (For Foreign that are Partnerships for U.S. Federal Income Tax Purposes)

Exhibit G -- List of Closing Documents
Exhibit H – Discounted Prepayment Option Notice
Exhibit I -- Lender Participation Notice
Exhibit J -- Discounted Voluntary Prepayment Notice

LOAN AGREEMENT dated as of April 17, 2014 (as it may be amended or modified from time to time, this “Agreement”) among AKORN, INC., the other Loan Parties party hereto, the Lenders party hereto, and JPMORGAN CHASE BANK, N.A., as Administrative Agent.

The parties hereto agree as follows:

ARTICLE I

Definitions

SECTION 1.01.   Defined Terms.  As used in this Agreement, the following terms have the meanings specified below:

“ABL Administrative Agent” means JPMorgan Chase Bank, N.A., as the “Administrative Agent” under the ABL Credit Facility, and any successor thereto.

“ABL Credit Agreement” means the Credit Agreement, dated as of the date hereof among the Borrower, the various lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as administrative agent (as such agreement may be amended, restated, supplemented, refinanced, replaced, extended or otherwise modified from time to time).

“ABL Credit Facility” means the credit facility evidenced by the ABL Credit Agreement.

“ABL First Priority Collateral” has the meaning assigned to such term in the Intercreditor Agreement.

 “ABL Loans” means the “Loans” as defined in the ABL Credit Facility.

 “ABL Loan Documents” means any agreement or instrument governing or evidencing the ABL Loans.

“ABL Obligations Payment Date” has the meaning assigned to such term in the Intercreditor Agreement.

 “ABL Representative” has the meaning assigned to such term in the Intercreditor Agreement.

“ABR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, bear interest at a rate determined by reference to the Alternate Base Rate.

“Acceptable Price” has the meaning assigned to such term in Section 2.11(g)(iii).

“Acceptance Date” has the meaning assigned to such term in Section 2.11(g)(ii).

“Account” has the meaning assigned to such term in the Security Agreement.

“Account Debtor” means any Person obligated on an Account.

“Acquisition” means any transaction, or any series of related transactions, consummated on or after the Closing Date, by which any Loan Party (a) acquires any going business or all or substantially all of the assets of any Person, whether through purchase of assets, merger or otherwise, (b) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of transactions) at least a majority (in number of votes) of the Equity Interests of a Person which has ordinary voting power for the election of directors or other similar management personnel of a Person (other than Equity Interests having such power only by reason of the happening of a contingency) or a majority of the outstanding Equity Interests of a Person, or (c) consummates a Drug Acquisition.

“Additional Refinancing Lender” shall mean, at any time, any bank, financial institution or other institutional lender or investor (other than any such bank, financial institution or other institutional lender or investor that is a Lender at such time) that agrees to provide any portion of Credit Agreement Refinancing Debt pursuant to a Refinancing Amendment in accordance with Section 2.24, provided that each Additional Refinancing Lender shall be subject to the approval of (i) the Administrative Agent, such approval not to be unreasonably withheld or delayed, to the extent that each such Additional Refinancing Lender is not then an existing Lender, an Affiliate of a then existing Lender or an Approved Fund, and (ii) the Borrower.

 “Adjusted LIBO Rate” means, with respect to any Eurodollar Borrowing for any Interest Period or for any ABR Borrowing, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

“Administrative Agent” means JPMorgan Chase Bank, N.A., in its capacity as administrative agent for the Lenders hereunder.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Agency Site” means the Intralinks or another electronic platform site established by the Administrative Agent to administer this Agreement.

“Aggregate Credit Exposure” means, at any time, the aggregate Credit Exposure of all of the Lenders.

“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus ½ of 1%, (c) the Eurodollar Rate for a one month Interest Period on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1% (without any rounding) and (d) 2.0% per annum.  Any change in the Alternate Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBO Rate shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBO Rate, respectively.  If the Alternate Base Rate is being used as an alternate rate of interest pursuant to Section 2.14 hereof, then the Alternate Base Rate shall be the greater of clauses (a), (b) and (d) above and shall be determined without reference to clause (c) above.

“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Borrower or its Subsidiaries from time to time concerning or relating to bribery or corruption.

“Applicable Discount” has the meaning assigned to such term in Section 2.11(g)(iii).

“Applicable Percentage” means, as to any Lender, the percentage which such Lender’s Commitment then constitutes of the aggregate Commitments (or, at any time after the Closing Date, the percentage which the aggregate principal amount of such Lender’s Loans then outstanding constitutes of the aggregate principal amount of the Loans then outstanding); provided that, in accordance with Section 2.20, so long as any Lender shall be a Defaulting Lender, such Defaulting Lender’s Commitment shall be disregarded in the foregoing calculations.

“Applicable Rate” means, (i) 2.50% per annum for any ABR Loan, and (ii) 3.50% per annum for any Eurodollar Loan (provided that, in each case, if the Senior Secured Net Leverage Ratio for any fiscal quarter is less than or equal to 2.25 to 1.00, such Applicable Rate shall decrease by 0.25% (i.e., 25 basis points)).

“Approved Fund” has the meaning assigned to such term in Section 9.04.

“Arranger” means each of J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Deutsche Bank Securities, Inc. and Morgan Stanley Senior Funding, Inc., each in its capacity as joint lead arranger and joint bookrunner for the credit facility evidenced by this Agreement.

 “Assignment and Assumption” means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.04), and accepted by the Administrative Agent, in the form of Exhibit A or any other form approved by the Administrative Agent.

“Available Amount” means, at any time (the “Available Amount Reference Time”), an amount (which shall not be less than zero) equal to the sum of:

(i) $50,000,000, plus

(ii) Cumulative Consolidated Net Income (excluding the effects of purchase accounting), plus

(iii) the amount of any capital contributions or Net Proceeds from any Permitted Equity Issuance (or issuance of Indebtedness or Disqualified Equity Interests that have been converted into or exchanged for Qualified Equity Interests) (other than any capital contributions or equity or debt issuances to the extent utilized in connection with transactions permitted pursuant to Section 6.04 or Section 6.08) received by or made to the Borrower during the period from and including the Business Day immediately following the Closing Date through and including the Available Amount Reference Time, plus

(iv) to the extent not already included in the calculation of Cumulative Consolidated Net Income, the aggregate amount of all cash dividends and other cash distributions received by the Borrower or any Restricted Subsidiary from any Unrestricted Subsidiaries during the period from the Business Day immediately following the Closing Date through and including the Available Amount Reference Time, plus

(v) to the extent not (i) already included in the calculation of Cumulative Consolidated Net Income, or (ii) required to prepay Loans in accordance with Section 2.11, the aggregate amount of all Net Proceeds received by the Borrower or any Restricted Subsidiary in connection with the sale, transfer or other disposition of its ownership interest in any Unrestricted Subsidiary during the period from the Business Day immediately following the Closing Date through and including the Available Amount Reference Time, plus

(vi) Net Proceeds of sales of investments made under Section 6.04(n) during the period from the Business Day immediately following the Closing Date through and including the Available Amount Reference Time, plus

(vii) returns, profits, distributions and similar amounts received on investments made under Section 6.04(n) during the period from the Business Day immediately following the Closing Date through and including the Available Amount Reference Time; provided that any such non-cash returns, profits, distributions or similar amounts received shall be restricted to such investments initially made on a non-cash basis, plus

(ix) the aggregate amount of Retained Declined Proceeds during the period from the Business Day immediately following the Closing Date through and including the Available Amount Reference Time.

 “Banking Services” means each and any of the following bank services provided to any Loan Party or its Subsidiaries by any Lender or any of its Affiliates: (a) credit cards for commercial customers (including, without limitation, “commercial credit cards” and purchasing cards), (b) stored value cards, (c) merchant processing services, and (d) treasury management services (including, without limitation, controlled disbursement, automated clearinghouse transactions, return items, overdrafts and interstate depository network services).

“Banking Services Obligations” means any and all obligations of the Loan Parties or their Subsidiaries, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor) in connection with Banking Services.

“Bankruptcy Event” means, with respect to any Person, when such Person becomes the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business, appointed for it, or, in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment, provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority or instrumentality thereof, unless such ownership interest results in or provides such Person with immunity from the jurisdiction of courts within the U.S. or from the enforcement of judgments or writs of attachment on its assets or permits such Person (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.

“Beneficial Owner” means, with respect to any U.S. Federal withholding Tax, the beneficial owner, for U.S. Federal income tax purposes, to whom such Tax relates.

“Board” means the Board of Governors of the Federal Reserve System of the U.S.

“Borrower” means Akorn, Inc., a Louisiana corporation.

“Borrowing” means Loans of the same Type, made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect.

“Borrowing Request” means a request by the Borrower for a Borrowing in accordance with Section 2.03.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; provided that, when used in connection with a Eurodollar Loan, the term “Business Day” shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

“Capital Expenditures” means, without duplication, any expenditure or commitment to expend money for any purchase or other acquisition of any asset which would be classified as a fixed or capital asset on a consolidated balance sheet of the Borrower and its Restricted Subsidiaries prepared in accordance with GAAP.

“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

“CFC” has the meaning assigned to such term in the definition of “Excluded Subsidiary”.

“Change in Control” means (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the SEC thereunder as in effect on the Signing Date) of Equity Interests representing more than 35% (or, solely in the case of John N. Kapoor, Ph.D, the Chairman of the Board of Directors of the Borrower on the Signing Date, 40%) of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of the Borrower, (b) occupation of a majority of the seats (other than vacant seats) on the board of directors of the Borrower by Persons who were neither (i) nominated by the board of directors of the Borrower nor (ii) appointed by directors so nominated; or (c) the acquisition of direct or indirect Control of the Borrower by any Person or group.

 “Change in Law” means the occurrence after the Signing Date or, with respect to any Lender, such later date on which such Lender becomes a party to this Agreement) of any of the following:  (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority or (c) compliance by any Lender (or, for purposes of Section 2.15(b), by any lending office of such Lender or by such Lender’s holding company, if any) with any request, guideline, requirement or directive (whether or not having the force of law) of any Governmental Authority made or issued after the Signing Date; provided that, notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements or directives thereunder or issued in connection therewith or in the implementation thereof, and (y) all requests, rules, guidelines, requirements or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted, issued or implemented.

“Charges” has the meaning assigned to such term in Section 9.17.

“Chase” means JPMorgan Chase Bank, N.A., a national banking association, in its individual capacity, and its successors.

“Closing Date” means the date on which the conditions specified in Section 4.02 are satisfied (or waived in accordance with Section 9.02) except that in Section 4.02(c) the reference to the Closing Date shall be construed as the date on which the other conditions in Section 4.02 are fulfilled.

“Closing Date Guarantors” means the Target and its Subsidiaries.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral” means any and all property owned, leased or operated by a Person covered by the Collateral Documents and any and all other property of any Loan Party, now existing or hereafter acquired, that may at any time be, become or be intended to be, subject to a security interest or Lien in favor of the Administrative Agent, on behalf of itself and the Lenders and other Secured Parties, to secure the Secured Obligations; provided, that the Collateral shall not include Excluded Assets.

“Collateral Documents” means, collectively, the Security Agreement, the Mortgages and any other agreements, instruments and documents executed in connection with this Agreement that are intended to create, perfect or evidence Liens to secure the Secured Obligations, including, without limitation, all other security agreements, pledge agreements, mortgages, deeds of trust, loan agreements, notes, guarantees, subordination agreements, pledges, powers of attorney, consents, assignments, contracts, fee letters, notices, leases, financing statements and all other written matter whether theretofore, now or hereafter executed by the Borrower or any of the Restricted Subsidiaries and delivered to the Administrative Agent.

“Commitment” means (a) as to any Lender, the aggregate commitment of such Lender to make Loans as set forth in the Commitment Schedule or in the most recent Assignment and Assumption executed by such Lender, as applicable, and (b) as to all Lenders, the aggregate commitment of all Lenders to make Loans, which aggregate commitment shall be six hundred million dollars ($600,000,000) on the Signing Date.  After advancing the Loans, each reference to a Lender's Commitment shall refer to such Lender's Applicable Percentage of the Loans.

“Commitment Schedule” means the Schedule attached hereto identified as such.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 etseq.), as amended from time to time, and any successor statute.

“Communications” has the meaning assigned to such term in Section 9.01(d).

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.  “Controlling” and “Controlled” have meanings correlative thereto.

“Credit Agreement Refinancing Debt” shall mean Indebtedness, whether in the form of  secured or unsecured loans, secured or unsecured notes or otherwise, incurred pursuant to a Refinancing Amendment and issued, incurred or otherwise obtained (including by means of the extension or renewal of existing Indebtedness) in exchange for, or to extend, renew, replace, repurchase, retire or refinance, in whole or part, existing Loans, or any then-existing Credit Agreement Refinancing Debt (“Refinanced Debt”); provided that (i) the Effective Yield with respect to such Indebtedness shall be determined by the Borrower and the lenders providing such Credit Agreement Refinancing Debt, (ii) such Indebtedness has a maturity no earlier than, and a Weighted Average Life to Maturity equal to or greater than, the Refinanced Debt, (iii) such Indebtedness shall not have a greater principal amount than the principal amount of the Refinanced Debt plus accrued interest, fees, premiums (if any) and penalties thereon and reasonable fees and expenses associated with the refinancing, (iv) the terms and conditions of such Indebtedness (except as otherwise provided in clause (iii) above but including pricing and optional prepayment or redemption terms) reflect market terms and conditions at the time of incurrence or issuance and (excluding pricing, interest rate margins, rate floors, discounts, fees, premiums and prepayment or redemption provisions) are not materially more restrictive (when taken as whole) on the Borrower and the Restricted Subsidiaries than the terms and conditions of the Refinanced Debt (when taken as a whole) (it being understood that (1) to the extent any financial maintenance covenant is added for the benefit of such Indebtedness, the terms and conditions thereof will not be deemed to be more restrictive than the terms and conditions of the Refinanced Debt if such financial maintenance covenant is also added for the benefit of the Loans hereunder remaining outstanding after the incurrence or issuance of such Indebtedness and (2)  covenants or other provisions applicable only to periods after the Latest Maturity Date of any Loans remaining outstanding  after the issuance or incurrence of such Indebtedness at the time of such refinancing shall not be deemed materially more restrictive than the terms and conditions of the Refinanced Debt), (v) such Indebtedness is not at any time guaranteed by any Restricted Subsidiaries other than Restricted Subsidiaries that are Loan Guarantors, (vi) to the extent such Indebtedness is secured, it shall not be secured by any assets other than the Collateral, (vii) such Indebtedness does not have scheduled amortization payments of principal or payments of principal and is not subject to mandatory redemption, repurchase, prepayment, sinking fund obligations or prepayments at the option of the holders thereof (except customary asset sale or change of control provisions that provide for the prior repayment in full of the Loans and all other Obligations), in each case prior to the Latest Maturity Date at the time such Indebtedness is incurred (other than such features similar to those of the Refinanced Debt), (viii) to the extent secured, such Indebtedness shall be subject to a customary intercreditor agreement reasonably satisfactory to the Administrative Agent, and (ix) such Refinanced Debt shall be repaid, repurchased, retired, defeased or satisfied and discharged, and all accrued interest, fees, premiums (if any) and penalties in connection therewith shall be paid, on the date such Credit Agreement Refinancing Debt is issued, incurred or obtained.

 “Credit Exposure” means, as to any Lender at any time, (a) until the Closing Date, the aggregate amount of such Lender’s Commitments at such time, and (b) thereafter, an amount equal to the outstanding principal amount of such Lender’s Loans at such time.

“Credit Party” means the Administrative Agent or any other Lender.

“Cumulative Consolidated Net Income” means, as of any date, 50% of the cumulative Net Income (if positive) of the Borrower and its Restricted Subsidiaries since the first fiscal quarter ending after the Closing Date to the end of the last fiscal period (taken as one accounting period) for which financial statements have been provided to the Lenders pursuant to Section 5.01(a) or (b) prior to such date.

“Current Assets” means, at any date, all amounts (other than cash and Permitted Investments) that would, in conformity with GAAP, be set forth opposite the caption “total current assets” (or any like caption) on a consolidated balance sheet of the Borrower and its Restricted Subsidiaries at such date.

“Current Liabilities” means, at any date, all amounts that would, in conformity with GAAP, be set forth opposite the caption “total current liabilities” (or any like caption) on a consolidated balance sheet of the Borrower and its Restricted Subsidiaries at such date, but excluding (a) the current portion of any Total Funded Indebtedness of the Company and its Restricted Subsidiaries and (b) without duplication of clause (a) above, all Indebtedness consisting of Loans to the extent otherwise included therein.

“Declined Proceeds” has the meaning specified in Section 2.11(c)(ii).

“Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

“Defaulting Lender” means any Lender that (a) has failed, within two Business Days of the date required to be funded or paid, to (i) fund any portion of its Loans, or (ii) pay over to any Credit Party any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and including the particular Default, if any) has not been satisfied, (b) has notified the Borrower or any Credit Party in writing, or has made a public statement, to the effect that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good faith determination that a condition precedent (specifically identified and including the particular Default, if any) to funding a Loan under this Agreement cannot be satisfied) or generally under other agreements in which it commits to extend credit, (c) has failed, within three Business Days after request by a Credit Party, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations (and is financially able to meet such obligations) to fund prospective Loans under this Agreement, provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon such Credit Party’s receipt of such certification in form and substance reasonably satisfactory to it and the Administrative Agent, or (d) has become the subject of a Bankruptcy Event.

 “Disclosed Matters” means the actions, suits, proceedings and environmental matters disclosed in Schedule 3.06.

“Discount Range” has the meaning assigned to such term in Section 2.11(g)(ii).

“Discounted Prepayment Option Notice” has the meaning assigned to such term in Section 2.11(g)(ii).

“Discounted Voluntary Prepayment” has the meaning assigned to such term in Section 2.11(g)(i).

“Discounted Voluntary Prepayment Notice” has the meaning assigned to such term in Section 2.11(g)(v).

 “Disqualified Equity Interest” means, with respect to any Person, any Equity Interest in such Person that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable, either mandatorily or at the option of the holder thereof), or upon the happening of any event or condition:

(a) matures or is mandatorily redeemable (other than solely for Equity Interests in such Person that do not constitute Disqualified Equity Interests and cash in lieu of fractional shares of such Equity Interests), whether pursuant to a sinking fund obligation or otherwise;

(b) is convertible or exchangeable at the option of the holder thereof for Indebtedness or Equity Interests (other than solely for Equity Interests in such Person that do not constitute Disqualified Equity Interests and cash in lieu of fractional shares of such Equity Interests); or

(c) is or may be redeemable (other than solely for Equity Interests in such Person that do not constitute Disqualified Equity Interests and cash in lieu of fractional shares of such Equity Interests) or is or may be required to be repurchased by such Person or any of its Affiliates, in whole or in part, at the option of the holder thereof; in each case, on or prior to the date that occurs 91 days after the Latest Maturity Date.

 “Disqualified Institution” means (a) Persons that are reasonably determined by the Borrower to be competitors of the Borrower or its Subsidiaries and which have been specifically identified by the Borrower to the Administrative Agent in writing prior to the Signing Date (“Disqualified Competitors”) and (b) any of such Disqualified Competitors’ Affiliates to the extent such Affiliates (x) are clearly identifiable as affiliates of Disqualified Competitors on the basis of such Affiliates’ names and (y) are not bona fide debt investment funds that are Affiliates of Disqualified Competitors; provided that, solely with respect to the foregoing clause (a), the Borrower, upon reasonable notice to the Administrative Agent after the Signing Date, shall be permitted to supplement in writing by name the list of Persons that are Disqualified Competitors to the extent such supplemented Person is a competitor (or Affiliate thereof, other than a bona fide debt investment fund) of the Borrower or its Subsidiaries, which supplement shall become effective two (2) days after delivery to the Administrative Agent and the Lenders, but which shall not apply retroactively to disqualify any parties that have previously acquired an assignment or participation interest in the Loans (but solely with respect to such Loans).

“Document” has the meaning assigned to such term in the Security Agreement.

“dollars” or “$” refers to lawful money of the U.S.

“Domestic Subsidiary” means a Subsidiary organized under the laws of a jurisdiction located in the U.S.

“Drug Acquisition” means any acquisition (including any license or any acquisition of any license) solely or primarily of all or any portion of the rights in respect of one or more drugs or pharmaceutical products, whether in development or on market (including related intellectual property), but not of Equity Interests in any Person or any operating business unit.

 “EBITDA” means, for any period, Net Income for such period plus (a) without duplication and to the extent deducted in determining Net Income for such period, the sum of (i) Interest Expense for such period, (ii) income tax expense for such period, (iii) all amounts attributable to depreciation and amortization expense for such period, (iv) any extraordinary non-cash charges for such period, (v) any other non-cash charges for such period (but excluding any non-cash charge in respect of an item that was included in Net Income in a prior period and any non-cash charge that relates to the write-down or write-off of inventory) and (vi) any non-recurring fees, cash charges and other cash expenses (including severance costs) made or incurred in connection with the initial Transactions that are paid or otherwise accounted for within 180 days of the consummation of the initial Transactions in an amount not to exceed $20,000,000, minus (b) without duplication and to the extent included in Net Income, (i) income tax credits and refunds (to the extent not netted from tax expense), (ii) any cash payments made during such period in respect of non-cash charges described in clause (a)(v) taken in a prior period and (iii) any extraordinary gains and any non-cash items of income for such period, all calculated for the Borrower and its Restricted Subsidiaries on a consolidated basis in accordance with GAAP.

“ECF Percentage” means (x) fifty percent (50%) if the Senior Secured Net Leverage Ratio as of the last day of the applicable fiscal year of the Borrower was greater than 2.75 to 1.00, (y) twenty-five percent (25%) if the Senior Secured Net Leverage Ratio as of the last day of the applicable fiscal year of the Borrower was less than or equal to 2.75 to 1.00 but greater than 2.25 to 1.00 and (z) zero percent (0%) if the Senior Secured Net Leverage Ratio as of the last day the applicable fiscal year of the Borrower was less than or equal to 2.25 to 1.00.

“ECP” means an “eligible contract participant” as defined in Section 1(a)(18) of the Commodity Exchange Act or any regulations promulgated thereunder and the applicable rules issued by the Commodity Futures Trading Commission and/or the SEC.

“Effective Yield” shall mean, as to any Indebtedness, the effective yield on such Indebtedness as determined by the Borrower and the Administrative Agent, taking into account the applicable interest rate margins, any interest rate floors (the effect of which floors shall be determined in a manner set forth in the proviso below) or similar devices and all fees, including upfront or similar fees or original issue discount (amortized over the shorter of (x) the remaining Weighted Average Life to Maturity of such Indebtedness and (y) the four years following the date of incurrence thereof) payable by the Borrower generally to Lenders or other institutions providing such Indebtedness, but excluding any arrangement, commitment, structuring, underwriting or other similar fees payable in connection therewith that are not generally shared with the relevant Lenders and, if applicable, customary consent fees for an amendment paid generally to consenting Lenders; provided that, with respect to any Indebtedness that includes a “LIBOR floor”, to the extent that on the date that the Effective Yield is being calculated, such floor is greater than the Eurodollar Floor, the differential between such floor and the Eurodollar Floor shall be added to the Effective Yield for such Indebtedness for purposes of determining whether an increase to the interest rate for the Loans shall be required pursuant to Section 2.09, but only to the extent an increase in Eurodollar Floor would cause an increase in the interest rate then in effect hereunder, and in such case, the Eurodollar Floor (but not the Applicable Rate) applicable to the Loans shall be increased to the extent of such differential between interest rate floors pursuant to Section 2.09(b)(vi).

“Electronic Signature” means an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record.

“Electronic System” means any electronic system, including e-mail, e-fax, Intralinks®, ClearPar® and any other Internet or extranet-based site, whether such electronic system is owned, operated or hosted by the Administrative Agent and any of its respective Related Parties or any other Person, providing for access to data protected by passcodes or other security system.

“Environmental Laws” means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, Release or threatened Release of any Hazardous Material or to health and safety matters.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower or any Subsidiary directly or indirectly resulting from or based upon (a) any violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) any exposure to any Hazardous Materials, (d) the Release or threatened Release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equipment” has the meaning assigned to such term in the Security Agreement.

“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any of the foregoing.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“ERISA Event” means (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder, with respect to a Plan (other than an event for which the 30 day notice period is waived); (b) the failure to satisfy the “minimum funding standard” (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by the Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal of the Borrower or any of its ERISA Affiliates from any Plan or Multiemployer Plan; or (g) the receipt by the Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Borrower or any ERISA Affiliate of any notice, concerning the imposition upon the Borrower or any of its ERISA Affiliates of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

“Eurodollar”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, bear interest at a rate determined by reference to the Adjusted LIBO Rate.

“Eurodollar Floor” has the meaning assigned to such term in the definition of “Eurodollar Rate”.

 “Eurodollar Rate” means, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the higher of (i) 1.00% per annum (the “Eurodollar Floor”) and (ii) the Adjusted LIBO Rate.

“Event of Default” has the meaning assigned to such term in Article VII.

“Excess Cash Flow” means for any Excess Cash Flow Period, the excess, if any, of (a) the sum, without duplication, of (i) Net Income for such Excess Cash Flow Period, (ii) the amount of all non-cash charges (including depreciation and amortization and reserves for future expenses) deducted in arriving at such Net Income, (iii) the Working Capital Adjustment for such Excess Cash Flow Period (except as a result of the reclassification of items from short-term to long-term or vice-versa), (iv) the aggregate net amount of non-cash loss on the disposition of property by the Borrower and its Restricted Subsidiaries during such Excess Cash Flow Period (other than sales in the ordinary course of business), to the extent deducted in arriving at such Net Income and (v) the amount, if any, by which taxes deducted in determining Net Income exceed taxes paid in cash during such period minus (b) the sum, without duplication, of (i) the amount of all non-cash credits included in arriving at such Net Income, (ii) the aggregate amount actually paid by the Borrower and its Restricted Subsidiaries in cash during such Excess Cash Flow Period on account of Capital Expenditures (excluding the principal amount of Indebtedness incurred in connection with such expenditures other than Indebtedness incurred under any revolving credit facility), (iii) the aggregate amount actually paid by the Borrower and its Restricted Subsidiaries in cash during such Excess Cash Flow Period on account of Permitted Acquisitions and other Investments permitted under Section 6.04(n) (excluding the principal amount of Indebtedness incurred in connection with such expenditures other than Indebtedness incurred under any revolving credit facility), (iv) all mandatory prepayments of the Loans pursuant to Section 2.11(c) made during such Excess Cash Flow Period, but only to the extent that the Prepayment Event giving rise to the obligation to make a mandatory prepayment pursuant to Section 2.11(c) resulted in a corresponding increase in Net Income, and not in excess of the amount of such increase, (v) to the extent not funded with the proceeds of Indebtedness (other than Indebtedness in respect of any revolving credit facility), the aggregate amount of all regularly scheduled principal amortization payments of Total Funded Indebtedness made on their due date during such Excess Cash Flow Period (including, payments in respect of Capital Lease Obligations to the extent not deducted in the calculation of Net Income), (vi) to the extent not funded with the proceeds of Indebtedness (other than Indebtedness in respect of any revolving credit facility), the aggregate amount of all optional prepayments of Indebtedness (other than (x) the Loans and (y) in respect of any revolving credit facility to the extent there is not an equivalent permanent reduction in commitments thereunder) made during the Excess Cash Flow Period including any premium, make-whole or penalty payments actually paid in cash and that are required to be made in connection with any prepayment of Indebtedness to the extent, in the case of prepayments, such prepayments are applied to reduce scheduled amortization payments of Indebtedness that are due during such Excess Cash Flow Period, (vii) the aggregate net amount of non-cash gains on the disposition of property by the Borrower and its Restricted Subsidiaries during such Excess Cash Flow Period (other than sales of inventory in the ordinary course of business), to the extent included in arriving at such Net Income, (viii) to the extent not funded with proceeds of Indebtedness (other than Indebtedness in respect of any revolving credit facility), the aggregate amount of all investments and Acquisitions made in cash during such Excess Cash Flow Period to the extent permitted under this Agreement, (ix) to the extent not funded with proceeds of Indebtedness (other than Indebtedness in respect of any revolving credit facility), any cash payments that are made during such Excess Cash Flow Period and have the effect of reducing an accrued liability (other than Indebtedness) that was not accrued during such Excess Cash Flow Period, (x) to the extent not funded with proceeds of Indebtedness (other than Indebtedness in respect of any revolving credit facility), cash payments by the Borrower and its Restricted Subsidiaries during such Excess Cash Flow Period in respect of long-term liabilities of the Borrower and its Restricted Subsidiaries other than Indebtedness, (xi) the aggregate amount of expenditures actually made by the Borrower and its Restricted Subsidiaries in cash during such Excess Cash Flow Period (including expenditures for the payment of financing fees) to the extent that such expenditures are not expensed during such Excess Cash Flow Period, (xii) the aggregate amount of any premium, make-whole or penalty payments actually paid in cash by the Borrower and its Restricted Subsidiaries during such Excess Cash Flow Period that are required to be made in connection with any prepayment of Indebtedness, (xiii) without duplication of amounts deducted from Excess Cash Flow in other periods, the aggregate consideration required to be paid by the Borrower or any of its Restricted Subsidiaries pursuant to (a) binding contracts or (b) letters of intent, in each case, entered into prior to or during such Excess Cash Flow Period relating to Acquisitions or Capital Expenditures to be consummated or made during the period of four consecutive fiscal quarters of the Borrower following the end of such Excess Cash Flow Period, and (xiv) the amount of taxes paid in cash during such Excess Cash Flow Period to the extent they exceed the amount of tax expense deducted in determining Net Income for such period.

“Excess Cash Flow Period” means each fiscal year of the Borrower beginning with the fiscal year ending December 31, 2014.

“Excluded Assets” means (a) each owned real property with a value less than $5,000,000 or that is located in a jurisdiction other than the United States, (b) all leasehold interests, (c) governmental licenses or state or local franchises, charters and authorizations to the extent a security interest thereon is prohibited or restricted by applicable law, (d) pledges and security interests prohibited or restricted by applicable law (with no requirement to obtain the consent of any Governmental Authority or third party, including, without limitation, no requirement to comply with the Federal Assignment of Claims Act or any similar statute), (e) any lease, license, permit or agreement or any property subject to such lease, license, permit or agreement to the extent that a grant of a security interest therein would violate or invalidate such lease, license, permit or agreement or create a right of termination in favor of any other party thereto or otherwise require consent thereunder (after giving effect to the applicable anti-assignment provisions of the UCC or other applicable law), other than proceeds thereof, the assignment of which is expressly deemed effective under the UCC or other applicable law notwithstanding such prohibition, (f) any assets to the extent a security interest in such assets could result in adverse tax consequences or adverse regulatory consequences, in each case, as reasonably determined by the Borrower in consultation with the Administrative Agent, (g) any intent-to-use trademark application prior to the filing of a “Statement of Use” or “Amendment to Allege Use” with respect thereto, (h) interests in joint ventures and non-wholly owned Subsidiaries which cannot be pledged without the consent of third parties, (i) any property subject to a purchase money arrangement permitted to be incurred pursuant to the Loan Documents, (j) assets where the cost of obtaining a security interest therein exceeds the practical benefit to the Lenders afforded thereby, in each case, as reasonably determined by the Borrower and the Administrative Agent, (k) margin stock, (l) Equity Interests and assets of Unrestricted Subsidiaries, (m) voting Equity Interests of any CFC or FSHCO in excess of 65% of any such class of Equity Interests and (n) any assets located outside the United States or assets that require action under the laws of any jurisdiction other than the United States to create or perfect a security interest in such assets, including any intellectual property registered in any jurisdiction other than the United States.

 “Excluded Subsidiary” means (a) any Subsidiary to the extent the provision of a Guarantee hereunder by such Subsidiary would result in adverse tax consequences as reasonably determined by the Borrower in consultation with the Administrative Agent, (b) captive insurance companies, (c) not-for-profit Subsidiaries, (d) Special Purpose Entities (if any), (e) Subsidiaries that are not Material Subsidiaries, (f) any Subsidiary to the extent a Guarantee hereunder by such Subsidiary is prohibited or restricted by contracts or applicable law (including any requirement to obtain Governmental Authority or regulatory authority or third party consent, approval, license or authorization) on the Closing Date or on the date of Acquisition of such Subsidiary (so long as such prohibition or restriction is not created or entered into in contemplation of or in connection with such Person becoming a Subsidiary), (g) Unrestricted Subsidiaries, (h) any Domestic Subsidiary that has no material liabilities and owns no material assets other than Equity Interests, Indebtedness and/or Guarantees of debt of one or more Foreign Subsidiaries that is a “controlled foreign corporation” (in each case, a “CFC”) as defined in Section 957 of the Code (each a “FSHCO”) and (i) any other Subsidiary to the extent the Borrower and the Administrative Agent determine that the cost and/or burden of obtaining a Guarantee of the Obligations by such Subsidiary outweighs the benefits provided thereby.

“Excluded Swap Obligation” means, with respect to any Loan Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Guarantee of such Loan Guarantor of, or the grant by such Loan Guarantor of a security interest to secure, such Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission or the SEC (or the application or official interpretation of any thereof) (a) by virtue of such Loan Guarantor’s failure for any reason to constitute an ECP at the time the Guarantee of such Loan Guarantor or the grant of such security interest becomes or would become effective with respect to such Swap Obligation or (b) in the case of a Swap Obligation subject to a clearing requirement pursuant to Section 2(h) of the Commodity Exchange Act (or any successor provision thereto), because such Loan Guarantor is a “financial entity,” as defined in Section 2(h)(7)(C)(i) of the Commodity Exchange Act (or any successor provision thereto), at the time the Guarantee of such Loan Guarantor becomes or would become effective with respect to such related Swap Obligation.  If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guarantee or security interest is or becomes illegal.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient:  (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes; (b) in the case of a Lender, U.S. Federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 2.19(b)) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.17, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender acquired the applicable interest in a Loan or Commitment or to such Lender immediately before it changed its lending office; (c) Taxes attributable to such Recipient’s failure to comply with Section 2.17(f); and (d) any U.S. Federal withholding Taxes imposed under FATCA.

“Existing Convertible Notes” the 3.50% Convertible Senior Notes due June 1, 2016, issued by the Borrower.

“Expiration Date” means the earliest of (i) 11:59 p.m., New York City time, on the Target Acquisition Termination Date, (ii) the Closing Date, (iii) the closing of the Target Acquisition without the funding of Loans hereunder, and (iv) the termination of the Target Acquisition Agreement in accordance with its terms prior to the closing of the Target Acquisition.

“Extended Loan” has the meaning assigned to such term in Section 2.23(a)(ii).

“Extending Lender” has the meaning assigned to such term in Section 2.23(a)(ii).

“Extension” has the meaning assigned to such term in Section 2.23(a).

“Extension Amendment” means any amendment entered into pursuant to Section 2.23(c).

“Extension Offer” has the meaning assigned to such term in Section 2.23(a).

 “FATCA” means Sections 1471 through 1474 of the Code, as of the Signing Date (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreement entered into pursuant to Section 1471(b)(1) of the Code.

“Federal Funds Effective Rate” means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

“Fee Letters” means, collectively, (i) that certain Amended and Restated Lead Arranger Fee Letter dated as of September 23, 2013 among the Borrower, JPMorgan Chase Bank, N.A., J.P. Morgan Securities LLC, Bank of America, N.A., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Deutsche Bank AG New York Branch, Deutsche Bank Securities, Inc. and Morgan Stanley Senior Funding, Inc.(the “Lead Arranger Fee Letter”) and (ii) that certain Amended and Restated Administrative Agent Fee Letter dated as of September 23, 2013 among the Borrower, JPMorgan Chase Bank, N.A. and J.P. Morgan Securities LLC.

“Financial Officer” means the chief financial officer, principal accounting officer, treasurer or controller of the Borrower.

“Foreign Lender” means (a) if the Borrower is a U.S. Person, a Lender, with respect to such Borrower, that is not a U.S. Person, and (b) if the Borrower is not a U.S. Person, a Lender, with respect to such Borrower, that is resident or organized under the laws of a jurisdiction other than that in which the Borrower is resident for tax purposes.

“Foreign Subsidiary” means any Subsidiary which is not a Domestic Subsidiary.

“FSHCO” has the meaning assigned to such term in the definition of “Excluded Subsidiary”.

“Funding Account” has the meaning assigned to such term in Section 4.02(f).

“GAAP” means generally accepted accounting principles in the U.S.

“Governmental Authority” means the government of the U.S., any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided, that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.

“Guaranteed Obligations” has the meaning assigned to such term in Section 10.01.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

“IFRS” means the body of pronouncements issued by the International Accounting Standards Board (IASB), including International Financial Reporting Standards and interpretations approved by the IASB, International Accounting Standards and Standing Interpretations Committee interpretations approved by the predecessor International Accounting Standards Committee and adapted for use in the European Union.

“Impacted Interest Period” has the meaning assigned to such term in the definition of “LIBO Rate”.

“Increased Amount Date” has the meaning assigned to such term in Section 2.09(a).

“Incremental Note” has the meaning assigned to such term in the definition of “Incremental Term Facility”.

 “Incremental Term Facility” means (a) the incurrence by the Borrower of one or more additional tranches of Loans hereunder or the increase in the amount of the Loans hereunder in accordance with the terms of Section 2.09, (b) the issuance by the Borrower of one or more senior secured or junior lien secured or unsecured notes to the extent permitted by this Agreement, or (c) the incurrence by the Borrower of additional secured (pari passu or junior ranking) or unsecured loans to the extent permitted by this Agreement (the loans described in clauses (a) and (c) being referred to as “Incremental Term Loans”; the notes described in clause (b) being referred to as “Incremental Notes”).

“Incremental Term Facility Joinder Agreement” has the meaning assigned to such term in Section 2.09(b)(x).

“Incremental Term Loan” has the meaning assigned to such term in the definition of “Incremental Term Facility”.

 “Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding (i) current accounts payable incurred in the ordinary course of business and (ii) any earn-out obligations until such obligations become liabilities on the balance sheet of such Person in accordance with GAAP), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (g) all Guarantees by such Person of Indebtedness of others, (h) all Capital Lease Obligations of such Person, (i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty, (j) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances, (k) obligations under any liquidated earn-out, (l) any other Off-Balance Sheet Liability, (m) obligations, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (i) any and all Swap Agreements, and (ii) any and all cancellations, buy backs, reversals, terminations or assignments of any Swap Agreement transaction, and (n) all Disqualified Equity Interests.  The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by, or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in subsection (a), Other Taxes.

“Indemnitee” has the meaning assigned to such term in Section 9.03(b).

“Ineligible Institution” has the meaning assigned to such term in Section 9.04(b).

“Information” has the meaning assigned to such term in Section 9.12.

“Information Memorandum” means the Confidential Information Memorandum dated October 2013 relating to the Borrower and the Transactions.

“Intercreditor Agreement” means the Intercreditor Agreement, dated as of the Closing Date, between the Administrative Agent on behalf of the Secured Parties and the ABL Representative under the ABL Facility on behalf of the secured parties thereunder.

“Interest Election Request” means a request by the Borrower to convert or continue a Borrowing in accordance with Section 2.08.

“Interest Expense” means, for any period, total interest expense (including that attributable to Capital Lease Obligations) of the Borrower and its Restricted Subsidiaries for such period with respect to all outstanding Indebtedness of the Borrower and its Restricted Subsidiaries (including all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptances and net costs under Swap Agreements in respect of interest rates to the extent such net costs are allocable to such period in accordance with GAAP), calculated on a consolidated basis for the Borrower and its Restricted Subsidiaries for such period in accordance with GAAP.

“Interest Payment Date” means (a) with respect to any ABR Loan, the first Business Day of each fiscal quarter, the date of any prepayment due to acceleration pursuant to Article VII, and the Maturity Date, and (b) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part (and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period), the date of any prepayment due to acceleration pursuant to Article VII,  and the Maturity Date.

“Interest Period” means, with respect to any Eurodollar Borrowing, the period commencing on the date of such Eurodollar Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months (or, with the consent of each relevant affected Lender, twelve months) thereafter, as the Borrower may elect; provided, that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (ii) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period.  For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

“Interpolated Rate” means, at any time, for any Interest Period, the rate per annum (rounded upward to four decimal places) determined by the Administrative Agent (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between:  (a) the LIBO Screen Rate for the longest period (for which the LIBO Screen Rate is available) that is shorter than the Impacted Interest Period and (b) the LIBO Screen Rate for the shortest period (for which the LIBO Screen Rate is available) that exceeds the Impacted Interest Period, in each case, at such time.  When determining the rate for a period which is less than the shortest period for which the LIBO Screen Rate is available, the LIBO Screen Rate for purposes of paragraph (a) above shall be deemed to be the overnight screen rate where “overnight screen rate” means the overnight rate determined by the Administrative Agent from such service as the Administrative Agent may select.

“Inventory” has the meaning assigned to such term in the Security Agreement.

“IRS” means the United States Internal Revenue Service.

“Joinder Agreement” means a Joinder Agreement in substantially the form of Exhibit E and/or such other joinder form acceptable to the Administrative Agent in its sole discretion.

“Latest Maturity Date” means, at any date of determination, the latest Maturity Date applicable to any Loan, Incremental Term Loan or Incremental Note hereunder at such time, including the latest maturity date of any Extended Loan, as extended in accordance with this Agreement from time to time.

“Lead Arranger Fee Letter” is defined in the definition of Fee Letters.

“Lenders” means the Persons listed on the Commitment Schedule and any other Person that shall have become a Lender hereunder pursuant to Section 2.09 or an Assignment and Assumption, other than any such Person that ceases to be a Lender hereunder pursuant to an Assignment and Assumption.

“Lender Participation Notice” has the meaning assigned to such term in Section 2.11(g)(iii).

“LIBO Rate” means, with respect to any Eurodollar Borrowing for any applicable Interest Period, the London interbank offered rate administered by ICE Benchmark Administration (or any other Person that takes over the administration of such rate for Dollars) for a period equal in length to such Interest Period as displayed on page LIBOR01 or LIBOR02 of the Reuters screen or, in the event such rate does not appear on a Reuters page or screen, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate as shall be selected by the Administrative Agent from time to time in its reasonable discretion (the “LIBO Screen Rate”) at approximately 11:00 a.m., London time, two (2) Business Days prior to the commencement of such Interest Period; provided that, if the LIBO Screen Rate shall not be available at such time for a period equal in length to such Interest Period (an “Impacted Interest Period”), then the LIBO Rate shall be the Interpolated Rate at such time, subject to Section 2.14 in the event that the Administrative Agent shall conclude that it shall not be possible to determine such Interpolated Rate.  Notwithstanding the above, to the extent that “LIBO Rate” or “Adjusted LIBO Rate” is used in connection with an ABR Borrowing, such rate shall be determined as modified by the definition of Alternate Base Rate.

“LIBO Screen Rate” has the meaning assigned to such term in the definition of “LIBO Rate”.

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

“Loan Documents” means, collectively, this Agreement, any promissory notes issued pursuant to this Agreement, the Collateral Documents, the Loan Guaranty, the Intercreditor Agreement and all other agreements, instruments, documents and certificates identified in Sections 4.01 and 4.02 executed and delivered to, or in favor of, the Administrative Agent or any Lender and including all other pledges, powers of attorney, consents, assignments, contracts, notices, and all other written matter whether heretofore, now or hereafter executed by or on behalf of any Loan Party, or any employee of any Loan Party, and delivered to the Administrative Agent or any Lender in connection with this Agreement or the transactions contemplated hereby.  Any reference in this Agreement or any other Loan Document to a Loan Document shall include all appendices, exhibits or schedules thereto, and all amendments, restatements, supplements or other modifications thereto, and shall refer to this Agreement or such Loan Document as the same may be in effect at any and all times such reference becomes operative.

“Loan Guarantor” means the Borrower’s Domestic Subsidiaries other than Excluded Subsidiaries, provided that in any event each guarantor under the ABL Credit Facility shall be a Loan Guarantor hereunder.

“Loan Guaranty” means Article X of this Agreement.

“Loan Parties” means, collectively, the Borrower, the Loan Guarantors and any other Person who becomes a party to this Agreement pursuant to a Joinder Agreement and their successors and assigns.

“Loans” means the loans and advances made by the Lenders pursuant to this Agreement.

“Material Adverse Effect” means a material adverse effect on (a) the business, assets, operations, prospects or condition, financial or otherwise, of the Borrower and the Restricted Subsidiaries taken as a whole, (b) the ability of any Loan Party to perform any of its obligations under the Loan Documents to which it is a party, (c) the Collateral or the Administrative Agent’s Liens (on behalf of itself and other Secured Parties) on the Collateral or the priority of such Liens, or (d) the rights of or benefits available to the Administrative Agent or the Lenders under any of the Loan Documents.

“Material Indebtedness” means Indebtedness (other than the Loans), or obligations in respect of one or more Swap Agreements, of any one or more of the Borrower and its Restricted Subsidiaries in an aggregate principal amount exceeding $20,000,000.  For purposes of determining Material Indebtedness, the “principal amount” of the obligations of the Borrower or any Restricted Subsidiary in respect of any Swap Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Borrower or such Restricted Subsidiary would be required to pay if such Swap Agreement were terminated at such time.

“Material Subsidiary” means each Domestic Subsidiary (other than Unrestricted Subsidiaries) (i) which, as of the most recent fiscal quarter of the Borrower, for the period of four consecutive fiscal quarters then ended, for which financial statements have been delivered pursuant to Section 5.01, contributed greater than five percent (5%) of EBITDA for such period or (ii) which contributed greater than five percent (5%) of Total Assets as of such date; provided that, if at any time the aggregate amount of EBITDA or Total Assets attributable to all Domestic Subsidiaries that are not Material Domestic Subsidiaries exceeds ten percent (10%) of EBITDA of the Borrower and its Restricted Subsidiaries for any such period or ten percent (10%) of Total Assets of the Borrower and its Restricted Subsidiaries as of the end of any such fiscal quarter, the Borrower (or, in the event the Borrower has failed to do so within forty-five (45) days, the Administrative Agent) shall designate sufficient Domestic Subsidiaries (other than Unrestricted Subsidiaries) as “Material Domestic Subsidiaries” to eliminate such excess, and such designated Subsidiaries shall for all purposes of this Agreement constitute Material Subsidiaries.

“Maturity Date” means the earlier of (A) (i) with respect to any Sub-Tranche of the initial Loans incurred on the Closing Date that have not been extended pursuant to Section 2.23, the seventh anniversary of the Closing Date (or, if such date is not a Business Day, the immediately preceding Business Day), (ii) with respect to any Incremental Term Facility, the maturity dates specified therefor in the applicable Incremental Term Facility Joinder Amendment, and (iii) with respect to any Extended Loans, the maturity dates specified therefor in the applicable Extension Amendment or (B) any other date on which the Loans are declared immediately due and payable or automatically become due and payable pursuant to Article VII.

“Maximum Incremental Amount” means, with respect to the incurrence of Indebtedness under any Incremental Term Facility, the sum of (A) $150,000,000 plus (B) an unlimited additional amount such that, in the case of this clause (B) only, after giving pro forma effect to such incurrence (which shall assume that all such Indebtedness was secured on a pari passu basis with the Loans, whether or not so secured), the Senior Secured Incremental Leverage Test is satisfied, plus (C) an amount equal to all voluntary prepayments of the Loans or any Incremental Term Facility prior to such incurrence.

“Maximum Liability” has the meaning assigned to such term in Section 10.10.

“Maximum Rate” has the meaning assigned to such term in Section 9.17.

“Minimum Extension Condition” has the meaning assigned to such term in Section 2.23(b).

“Minimum Tranche Amount” has the meaning given to such term in Section 2.23(b).

 “Moody’s” means Moody’s Investors Service, Inc.

“Mortgage” means each mortgage, deed of trust or other agreement which conveys or evidences a Lien in favor of the Administrative Agent, for the benefit of the Administrative Agent and the Secured Parties, on real property of a Loan Party, including any amendment, restatement, modification or supplement thereto.

“Mortgage Instruments” means such title reports, ALTA title insurance policies (with endorsements), evidence of zoning compliance, property insurance, flood certifications and flood insurance (and, if applicable FEMA form acknowledgements of insurance), opinions of counsel, ALTA surveys, appraisals, environmental assessments and reports, mortgage tax affidavits and declarations and other similar information and related certifications as are requested by, and in form and substance reasonably acceptable to, the Administrative Agent from time to time.

 “Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“Net Income” means, for any period, the consolidated net income (or loss) of the Borrower and its Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded (a) the income (or deficit) of any Person accrued prior to the date it becomes a Subsidiary or is merged into or consolidated with the Borrower or any of its Subsidiaries, (b) the income (or deficit) of any Person (other than a Restricted Subsidiary) in which the Borrower or any of its Subsidiaries has an ownership interest, except to the extent that any such income is actually received by the Borrower or such Subsidiary in the form of cash dividends or similar cash distributions and (c) the undistributed earnings of any Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of any contractual obligation (other than under any Loan Document) or Requirement of Law applicable to such Subsidiary.

“Net Proceeds” means, with respect to any event, (a) the cash proceeds received in respect of such event including (i) any cash received in respect of any non-cash proceeds (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but excluding any interest payments), but only as and when received, (ii) in the case of a casualty, insurance proceeds and (iii) in the case of a condemnation or similar event, condemnation awards and similar payments, minus (b) the sum of (i) all reasonable fees and out-of-pocket expenses paid to third parties (other than Affiliates) in connection with such event, (ii) in the case of a sale, transfer or other disposition of an asset (including pursuant to a sale and leaseback transaction or a casualty or a condemnation or similar proceeding), the amount of all payments required to be made as a result of such event to repay Indebtedness (other than Loans) secured by such asset or otherwise subject to mandatory prepayment as a result of such event and (iii) the amount of all taxes paid (or reasonably estimated to be payable) and the amount of any reserves established to fund contingent liabilities reasonably estimated to be payable, in each case during the year that such event occurred or the next succeeding year and that are directly attributable to such event (as determined reasonably and in good faith by a Financial Officer).

“Non-Consenting Lender” has the meaning assigned to such term in Section 9.02(d).

“Non-Paying Guarantor” has the meaning assigned to such term in Section 10.11.

“Non-U.S. Lender” means a Lender that is not a U.S. Person.

“Obligated Party” has the meaning assigned to such term in Section 10.02.

“Obligations” means all unpaid principal of and accrued and unpaid interest on the Loans, all accrued and unpaid fees and all expenses, reimbursements, indemnities and other obligations and indebtedness (including interest and fees accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), obligations and liabilities of any of the Borrower and its Subsidiaries to any of the Lenders, the Administrative Agent or any indemnified party, individually or collectively, existing on the Closing Date or arising thereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise, arising or incurred under this Agreement or any of the other Loan Documents or in respect of any of the Loans made or reimbursement or other obligations incurred or other instruments at any time evidencing any thereof.

“Off-Balance Sheet Liability” of a Person means (a) any repurchase obligation or liability of such Person with respect to accounts or notes receivable sold by such Person, (b) any indebtedness, liability or obligation under any so-called “synthetic lease” transaction entered into by such Person, or (c) any indebtedness, liability or obligation arising with respect to any other transaction which is the functional equivalent of or takes the place of borrowing but which does not constitute a liability on the balance sheets of such Person (other than operating leases).

“Offered Loans” has the meaning assigned to such term in Section 2.11(g)(iii).

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Taxes (other than a connection arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to, or enforced, any Loan Document, or sold or assigned an interest in any Loan or any Loan Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.19).

“Other Loan Commitments” shall mean one or more classes of term loan commitments hereunder that result from a Refinancing Amendment.

“Other Loans” shall mean one or more classes of Loans that result from a Refinancing Amendment.

 “Parent” means, with respect to any Lender, any Person as to which such Lender is, directly or indirectly, a subsidiary.

“Participant” has the meaning assigned to such term in Section 9.04(c).

“Participant Register” has the meaning assigned to such term in Section 9.04(c).

“Paying Guarantor” has the meaning assigned to such term in Section 10.11.

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

“Permitted Acquisition” means the Target Acquisition and any other Acquisition by any Loan Party in a transaction that satisfies each of the following requirements:

(a)           the business acquired in connection with such Acquisition is not engaged, directly or indirectly, in any line of business other than the businesses in which the Loan Parties are engaged on the Signing Date and any business activities that are substantially similar, related, or incidental thereto;

(b)           on the date the agreement evidencing such Acquisition is executed, no Event of Default exists, will exist, or would result therefrom;

(c)           to the extent such Acquisition is financed with Indebtedness, such Indebtedness is permitted hereunder; and

(d)           all actions required to be taken with respect to any newly acquired or formed Wholly-Owned Subsidiary of the Borrower or a Loan Party, as applicable, required under Section 5.11 shall have been taken within sixty (60) days of the consummation of such Acquisition (or such later date as agreed to by the Administrative Agent).

 “Permitted Encumbrances” means:

(a)           Liens imposed by law for Taxes that are not yet due or are being contested in compliance with Section 5.04;

(b)           carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than thirty (30) days or are being contested in compliance with Section 5.04;

(c)           pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations;

(d)           deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

(e)           judgment Liens in respect of judgments that do not constitute an Event of Default under clause (k) of Article VII; and

(f)           easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Borrower or any Subsidiary;

provided that the term “Permitted Encumbrances” shall not include any Lien securing Indebtedness, except with respect to clause (e) above.

“Permitted Equity Issuance” means any sale or issuance of any Qualified Equity Interests.

“Permitted Foreign Loan” means a loan made by the Borrower or a Restricted Subsidiary to any wholly-owned (other than on account of directors’ qualifying shares) Restricted Subsidiary that is a Foreign Subsidiary after the Closing Date that satisfies the following requirements: (a) the proceeds of such loan are used, directly or indirectly, to finance a Permitted Acquisition; (b) such loan is evidenced by a promissory note of such Foreign Subsidiary; and (c) such promissory note is delivered and pledged to the Administrative Agent pursuant to the Security Agreement, and is accompanied by a certificate of a responsible officer of the issuer thereof representing that such promissory note constitutes a valid and binding obligation of such issuer.

“Permitted Investments” means:

(a)           direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the U.S. (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the U.S.), in each case maturing within one year from the date of acquisition thereof;

(b)           marketable direct obligations issued by any state of the U.S. or any political subdivision of any such state or any public instrumentality thereof, in each case maturing within one year after the date of acquisition thereof and having, at the time of the acquisition thereof, a rating of at least A-1 from S&P or at least P-1 from Moody’s;

(c)           investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from S&P or from Moody’s;

(d)           investments in certificates of deposit, banker’s acceptances and time deposits maturing within 180 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the U.S. or any State thereof which has a combined capital and surplus and undivided profits of not less than $500,000,000;

(e)           fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (c) above; and

(f)           money market funds that (i) comply with the criteria set forth in Securities and Exchange Commission Rule 2a-7 under the Investment Company Act of 1940, (ii) are rated AAA by S&P and Aaa by Moody’s and (iii) have portfolio assets of at least $5,000,000,000.

“Permitted Ratio Indebtedness” means Indebtedness (including Subordinated Indebtedness) of the Borrower or its Restricted Subsidiaries and any Permitted Refinancing Indebtedness in respect of any such Indebtedness; provided that (i) such Indebtedness matures after, and does not require any scheduled amortization or other scheduled payments of principal prior to, the date that is 91 days after the Latest Maturity Date (it being understood that any provision requiring an offer to purchase such Indebtedness as a result of a change of control, delisting, or asset sale or any provision permitting holders to convert such Indebtedness shall not violate the foregoing restriction), (ii) such Indebtedness is not guaranteed by any Restricted Subsidiary of the Borrower other than the Loan Guarantors (which guarantees, if such Indebtedness is subordinated, shall be expressly subordinated to the Secured Obligations on terms not less favorable to the Lenders than the subordination terms of such Subordinated Indebtedness), (iii) if such Indebtedness is secured by Liens on Collateral, such Indebtedness is subject to a customary intercreditor agreement reasonably acceptable to the Administrative Agent, and (iv) the aggregate outstanding principal amount of Indebtedness permitted to be issued or incurred under this definition shall be limited to $25,000,000 unless (1) both immediately prior to and after giving effect (including pro forma effect) to the incurrence of such Indebtedness, no Default or Event of Default shall exist or result therefrom, (2) the Total Net Leverage Ratio does not exceed 5.00 to 1.00 (whether prior to or after giving effect (including pro forma effect) to the incurrence of such Indebtedness), and (3) if such Indebtedness is secured on a pari passu first lien basis with the Secured Obligations, the Senior Secured Net Leverage Ratio does not exceed 3.50 to 1.00 (whether prior to or after giving effect (including pro forma effect) to the incurrence of such Indebtedness)(it being understood and agreed that, for the avoidance of doubt, Indebtedness incurred during such time when the conditions set forth in the preceding clauses (1) through (3) have been satisfied shall be excluded from the limitation in this clause (iv)).

 “Permitted Refinancing Indebtedness” means any Indebtedness issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund (collectively, to “Refinance”), other Indebtedness; provided that (a) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so refinanced (plus unpaid accrued interest and premium (including tender premium) thereon, any committed or undrawn amounts and underwriting discounts, fees, commissions and expenses, associated with such Permitted Refinancing Indebtedness), (b) the final maturity date of such Permitted Refinancing Indebtedness is no earlier than the date that is 91 days after the Latest Maturity Date (it being understood that, in each case, any provision requiring an offer to purchase such Indebtedness as a result of a change of control, delisting, asset sale or similar provision or any provision permitting holders to convert such Indebtedness shall not violate the foregoing restriction), (c) if the Indebtedness (including any Guarantee thereof) being Refinanced is by its terms subordinated in right of payment to the Secured Obligations, such Permitted Refinancing Indebtedness (including any Guarantee thereof) shall be subordinated in right of payment to the Secured Obligations on terms at least as favorable to the Lenders as those contained in the documentation governing the Indebtedness being Refinanced, taken as a whole (as determined in good faith by the board of directors of the Borrower), (d) such Permitted Refinancing Indebtedness contains mandatory redemption (or similar provisions), if any, covenants, if any, and events of default, if any, and is benefited by guarantees, if any, which are customary for Indebtedness of such type (reasonably determined in good faith by the board of directors of the Borrower), (e) no Permitted Refinancing Indebtedness shall have obligors or contingent obligors that were not obligors or contingent obligors (or that would not have been required to become obligors or contingent obligors) in respect of the Indebtedness being Refinanced and (f) if the Indebtedness being Refinanced is secured, such Permitted Refinancing Indebtedness may be secured on terms no less favorable, taken as a whole, to the Secured Parties than those contained in the documentation (including any intercreditor agreement) governing the Indebtedness being Refinanced (reasonably determined in good faith by the board of directors of the Borrower).

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Prepayment Event” means:

(a)           any sale, transfer or other disposition (including as a result of casualty or condemnation or pursuant to a sale and leaseback transaction) of any property or asset of the Borrower or any Restricted Subsidiary, other than (i) dispositions described in clauses (a), (b), (c) or (d) of Section 6.05 and dispositions of ABL First Priority Collateral, or (ii) dispositions of non-core assets acquired pursuant to the Target Acquisition, as disclosed to the Administrative Agent prior to the Signing Date and to the extent actually disposed of within 180 days of consummating the Target Acquisition; or

(b)           the incurrence by the Borrower or any Restricted Subsidiary of any Indebtedness, other than Indebtedness permitted hereunder or under a Refinancing Facility.

“Prime Rate” means the rate of interest per annum publicly announced from time to time by Chase as its prime rate in effect at its principal offices in New York City.  Each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

“Projections” has the meaning assigned to such term in Section 5.01(e).

“Proposed Discounted Prepayment Amount” has the meaning assigned to such term in Section 2.11(g)(ii).

“Public-Sider” means any representative of a Lender that does not want to receive material non-public information within the meaning of federal and state securities laws.

“Purchasing Borrower Party” means the Borrower or any Restricted Subsidiary thereof that (x) makes a Discounted Voluntary Prepayment pursuant to Section 2.11(g) or (y) becomes an assignee pursuant to Section 9.04(e).

“Qualified ECP Guarantor” means, in respect of any Swap Obligation, each Loan Party that has total assets exceeding $10,000,000 at the time the relevant Loan Guaranty or grant of the relevant security interest becomes or would become effective with respect to such Swap Obligation or such other person as constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

“Qualified Equity Interests” means any Equity Interests of the Borrower that are not Disqualified Equity Interests.

“Qualifying Lenders” has the meaning assigned to such term in Section 2.11(g)(iv).

“Qualifying Loans” has the meaning assigned to such term in Section 2.11(g)(iv).

“Recipient” means (a) the Administrative Agent or (b) any Lender, or either of the foregoing or any combination thereof (as the context requires).

“Refinance Indebtedness” has the meaning assigned to such term in Section 6.01(g).

“Refinanced Debt” has the meaning set forth in the definition of Credit Agreement Refinancing Debt.

“Refinancing Amendment” shall mean an amendment to this Agreement executed by each of (a) the Borrower, (b) the Administrative Agent, (c) each Additional Refinancing Lender and (d) each Lender that agrees to provide any portion of Refinancing Loans or Other Loans incurred pursuant thereto, in accordance with Section 2.24.

“Refinancing Commitments” shall mean one or more term loan commitments hereunder that fund Refinancing Loans of the applicable Refinancing Series hereunder pursuant to a Refinancing Amendment.

“Refinancing Loans” shall mean one or more term loans hereunder that result from a Refinancing Amendment.

 “Refinancing Series” shall mean all Refinancing Loans or Refinancing Commitments that are established pursuant to the same Refinancing Amendment (or any subsequent Refinancing Amendment to the extent such Refinancing Amendment expressly provides that the Refinancing Loans or Refinancing Commitments provided for therein are intended to be a part of any previously established Refinancing Series) and that provide for the same effective yield and amortization schedule.

“Register” has the meaning assigned to such term in Section 9.04.

“Rejection Notice” has the meaning specified in Section 2.11(c)(ii).

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person’s Affiliates.

“Release” means any releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, migrating, disposing or dumping of any substance into the environment.

“Report” means reports prepared by the Administrative Agent or another Person showing the results of appraisals, field examinations or audits pertaining to the assets of the Loan Parties from information furnished by or on behalf of the Borrower, after the Administrative Agent has exercised its rights of inspection pursuant to this Agreement, which Reports may be distributed to the Lenders by the Administrative Agent.

“Repricing Transaction” shall mean (a) the incurrence by the Borrower of any Indebtedness (including, without limitation, any new or additional term loans under this Agreement, whether incurred directly or by way of the conversion of existing Loans into a new class of replacement term loans under this Agreement) that is broadly marketed or syndicated to banks and other institutional investors in financings similar to the Loans provided for in this Agreement (i) having an Effective Yield for the respective Type of such Indebtedness that is less than the Effective Yield for the Loans of the respective equivalent Type on the date of any prepayment as described in the following clause (ii) (but excluding Indebtedness incurred in connection with a Change in Control), and (ii) the proceeds of which are used to prepay (or, in the case of a conversion, deemed to prepay or replace), in whole or in part, outstanding principal of the Loans or (b) any effective reduction in the Effective Yield for the Loans (e.g., by way of amendment, waiver or otherwise), except for a reduction in connection with a Change in Control. Any determination by the Administrative Agent with respect to whether a Repricing Transaction shall have occurred shall be conclusive and binding on all Lenders holding the Loans.

“Required Lenders” means, at any time, Lenders (other than Defaulting Lenders) having Credit Exposures and unused Commitments representing more than 50% of the Aggregate Credit Exposures and unused Commitments at such time.

“Requirement of Law” means, with respect to any Person, (a) the charter, articles or certificate of organization or incorporation and bylaws or other organizational or governing documents of such Person and (b) any statute, law (including common law), treaty, rule, regulation, code, ordinance, order, decree, writ, judgment, injunction or determination of any arbitrator or court or other Governmental Authority (including Environmental Laws), in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests in the Borrower or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Equity Interests in the Borrower or such Subsidiary or any option, warrant or other right to acquire any such Equity Interests in the Borrower or such Subsidiary.

“Restricted Subsidiary” means any Subsidiary of the Borrower other than an Unrestricted Subsidiary.

“Retained Declined Proceeds” has the meaning specified in Section 2.11(c)(ii).

“S&P” means Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business.

“Sale and Leaseback Transaction” has the meaning assigned to such term in Section 6.06.

“Sanctioned Country” means, at any time, a country or territory which is the subject or target of any Sanctions.

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, or by the United Nations Security Council, the European Union or any EU member state, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person controlled by any such Person.

“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, or (b) the United Nations Security Council, the European Union or Her Majesty’s Treasury of the United Kingdom.

 “SEC” means the Securities and Exchange Commission of the U.S.

“Secured Obligations” means all Obligations, together with all (i) Banking Services Obligations and (ii) Swap Agreement Obligations owing to one or more Lenders or their respective Affiliates; provided, however, that the definition of “Secured Obligations” shall not create any guarantee by any Loan Guarantor of (or grant of security interest by any Loan Guarantor to support, as applicable) any Excluded Swap Obligations of such Loan Guarantor for purposes of determining any obligations of any Loan Guarantor.

“Secured Parties” means (a) the Administrative Agent, (b) the Lenders, (c) each provider of Banking Services, to the extent the Banking Services Obligations in respect thereof constitute Secured Obligations, (d) each counterparty to any Swap Agreement, to the extent the obligations thereunder constitute Secured Obligations, (e) the beneficiaries of each indemnification obligation undertaken by any Loan Party under any Loan Document, and (f) the successors and assigns of each of the foregoing.

“Security Agreement” means that certain Pledge and Security Agreement (including any and all supplements thereto), dated as of the Closing Date, among the Loan Parties and the Administrative Agent, for the benefit of the Administrative Agent and the other Secured Parties, and any other pledge or security agreement entered into, after the Closing Date by any other Loan Party (as required by this Agreement or any other Loan Document) or any other Person for the benefit of the Administrative Agent and the other Secured Parties, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Senior Secured Incremental Leverage Test” means the requirement that, upon the incurrence of any additional Indebtedness pursuant to an Incremental Term Facility described in clause (B) of the definition of “Maximum Incremental Amount”, the Senior Secured Net Leverage Ratio is no greater than 3.50 to 1.00 (it being understood that, to the extent the proceeds of any such Incremental Term Facility are to be used to repay Indebtedness, such repayment shall be given pro forma effect).

“Senior Secured Net Leverage Ratio” means, as of any date of determination, the ratio of (a)(i) Total Funded Secured Indebtedness but excluding any such Indebtedness to the extent secured on a junior basis to the Loans and the ABL Credit Facility, as of such date, less (ii) all unrestricted cash and Permitted Investments of the Borrower and its Restricted Subsidiaries (which, solely for the purpose of calculating the Senior Secured Incremental Leverage Test as a condition to incurring Indebtedness, shall be exclusive of any Net Proceeds of any Indebtedness incurred in reliance on the Senior Secured Incremental Leverage Test) to (b) EBITDA for the most recently ended four-fiscal quarter period for which financial statements shall have been delivered or are required to be delivered pursuant to Section 5.01(a) or (b).

“Signing Date” means the date of this Agreement.

“Special Purpose Entity” means a bankruptcy remote, special purpose entity organized under the laws of any state of the United States of America that satisfied, as of the date of its formation, the special purpose entity criteria published by S&P and in effect as of such date.

“Specified Representations” means the representations and warranties set forth in Sections 3.01, 3.02, 3.03(c)(i), 3.08, 3.12, 3.15, 3.18 and 3.19.

“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentage (including any marginal, special, emergency or supplemental reserves) established by the Board to which the Administrative Agent is subject with respect to the Adjusted LIBO Rate, for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board).  Such reserve percentages shall include those imposed pursuant to such Regulation D of the Board.  Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D of the Board or any comparable regulation.  The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“Sub-Tranche” means a category of Loans, Incremental Term Loans or Incremental Notes with the same Maturity Date.

 “Subordinated Indebtedness” of a Person means any Indebtedness of such Person the payment of which is subordinated to payment of the Secured Obligations to the written satisfaction of the Administrative Agent.

“subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

“Subsidiary” means any direct or indirect subsidiary of the Borrower or a Loan Party, as applicable.

“Swap Agreement” means any agreement with respect to any swap, forward, spot, future, credit default or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Borrower or the Subsidiaries shall be a Swap Agreement.

“Swap Agreement Obligations” of a Loan Party means any and all obligations of such Loan Party, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (a) any and all Swap Agreements permitted hereunder with a Lender or an Affiliate of a Lender, and (b) any and all cancellations, buy backs, reversals, terminations or assignments of any such Swap Agreement transaction.

“Swap Obligation” means, with respect to any Loan Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act or any rules or regulations promulgated thereunder.

“Target” means Hi-Tech Pharmacal Co., Inc., a Delaware corporation.

“Target Acquisition” means the acquisition by the Borrower, directly or indirectly, of all the issued and outstanding Equity Interests of Target.

“Target Acquisition Agreement” means the Agreement and Plan of Merger dated as of August 26, 2013 by and among the Borrower, Akorn Enterprises, Inc. and Target, together with all exhibits, schedules and disclosure letters thereto.

 “Target Acquisition Termination Date” means February 26, 2014; provided, however, that if the failure to consummate the Target Acquisition by the Target Acquisition Termination Date is due solely to a delay in (i) satisfying the condition set forth in Section 7.1(c) of the Target Acquisition Agreement and/or (ii) clearance by the SEC of the Proxy Statement relating thereto, the “Target Acquisition Termination Date” shall be the earlier of (1) April 26, 2014 (provided that the Borrower may extend such date to May 26, 2014 upon notice to the Target (with a copy of such notice delivered promptly to the Arrangers) given on or before April 26, 2014 if the failure to consummate the Target Acquisition by April 26, 2014 is due solely to a delay in satisfying the condition set forth in Section 7.1(c) of the Target Acquisition Agreement) or (2) five (5) Business Days after both of the following have occurred: (A) the satisfaction of the condition set forth in Section 7.1(c) of the Target Acquisition Agreement and (B) the Target Acquisition Agreement shall have been adopted by the affirmative vote of the holders of the requisite number of shares of capital stock of the Target in accordance with the Target’s Certificate of Incorporation, the DGCL, and other Applicable Law (it being understood and agreed that capitalized terms used but not defined in this definition of Target Acquisition Termination Date shall have the meanings set forth in the Target Acquisition Agreement).

 “Target Material Adverse Effect” means any event, change, circumstance, effect or state of facts that (i) has, or would reasonably be expected to have, a materially adverse effect on the financial condition, business, assets, or results of operations of Target and its Subsidiaries taken as a whole, other than those arising out of (1) general economic conditions, (2) conditions generally affecting industries in which Target or its Subsidiaries operates, (3) the financial markets, (4) the entering into, the public announcement or disclosure or the pendency of the Target Acquisition Agreement or the Transactions (other than for purposes of any representation or warranty contained in Section 3.3 of the Target Acquisition Agreement), the taking of any action explicitly required by the Acquisition Agreement or with the written consent of the Borrower or Purchaser, or the identity of, or any facts or circumstances relating to, the Borrower, Purchaser or any of their respective Affiliates, including the impact of any of the foregoing on the relationships, contractual or otherwise, of Target or any of its Subsidiaries with other Persons, including Governmental Authorities, customers, suppliers, officer or employees, (5) any litigation brought or threatened by stockholders of Target (whether on behalf of Target or otherwise) in respect of the announcement of the Target Acquisition Agreement or the consummation of the merger pursuant thereto or any of the Transactions), (6)  any act of God or any natural disaster or any acts of terrorism, sabotage, military action or war (whether or not declared) or any escalation or worsening thereof, (7) any change in political or social conditions, (8) any change or proposed change in Applicable Law (as defined in the Target Acquisition Agreement) or interpretations thereof, (9) any change in GAAP (or authoritative interpretations thereof), (10) any failure by Target to meet analysts’ revenue or earning projections or any change in or failure by Target to meet its internal budgets, plans or forecasts of its revenues, earnings or other financial performance or results of operations (it being understood that the exception in this clause shall not prevent or otherwise affect a determination that any event, change, circumstance, effect or state of facts underlying such failure has, or would reasonably be expected to have, resulted in a Target Material Adverse Effect), (11) any change in the price or trading volume of the Common Stock (as defined in the Target Acquisition Agreement) (it being understood that the exception in this clause shall not prevent or otherwise affect a determination that any event, change, circumstance, effect or state of facts underlying such failure has, or would reasonably be expected to have, resulted in a Target Material Adverse Effect), or (12) except as a result of a breach of or inaccuracy in Section 3.22 of the Target Acquisition Agreement, the determination by, or the delay of a determination by, the US Food and Drug Administration (“FDA”) or any other Governmental Authority, or any panel or advisory body empowered or appointed thereby, in each case, after the date of the Target Acquisition Agreement, with respect to the approval or non-approval of any products (except with respect to any supply interruption, discontinuance or product recall of any products that are currently being marketed or commercialized by Target or any of its Subsidiaries), new methods of delivery for existing products or new dosages for existing products, in each case of Target or its Subsidiaries; provided that the events, changes, circumstances, effects or state of facts set forth in the foregoing clauses (1), (2), (3), (5), (6), (7) and (8) may be taken into account in determining whether a “Target Material Adverse Effect” has occurred or would reasonably be expected to occur, in each case to the extent, and only to the extent, that such events, changes, circumstances, effects or state of facts have a disproportionate adverse impact on the Loan Parties and their Subsidiaries, taken as a whole, compared to other companies operating in the industries in which Target or its Subsidiaries operate, or (ii) prevents, materially impedes or materially delays, or would reasonably be expected to prevent, materially impede or materially delay Target’s ability to consummate the transactions contemplated by the Target Acquisition Agreement.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term Facility” means (a) the incurrence of the initial Loans on the Closing Date or (b) any Incremental Term Facility incurred pursuant to Section 2.09.

“Total Assets” means, as of the date of any determination thereof, total assets of the Borrower and its Restricted Subsidiaries calculated in accordance with GAAP on a consolidated basis as of such date.

“Total Funded Indebtedness” means the outstanding principal amount of third party Indebtedness for borrowed money, purchase money Indebtedness, Capital Lease Obligations and, to the extent due and payable and reflected as a liability on the consolidated balance sheet of the Borrower, third party Indebtedness obligations evidenced by notes or similar instruments, in each case, of the Borrower and its Restricted Subsidiaries, but excluding any amounts under letters of credit (other than reimbursement obligations not reimbursed within five (5) Business Days).

 “Total Funded Secured Indebtedness” means the Total Funded Indebtedness that is secured by a Lien on any property of the Borrower and its Restricted Subsidiaries.

“Total Net Leverage Ratio” means, as of any date of determination, the ratio of (a)(i) Total Funded Indebtedness as of such date, less (ii) all unrestricted cash and Permitted Investments of the Borrower and its Restricted Subsidiaries to (b) EBITDA for the most recently ended four-fiscal quarter period for which financial statements shall have been delivered or are required to be delivered pursuant to Section 5.01(a) or (b).

“Transactions” means the execution, delivery and performance by the Borrower of this Agreement and the other Loan Documents, the borrowing of Loans and other credit extensions, the use of the proceeds thereof and the consummation of the Target Acquisition.

“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Eurodollar Rate or the Alternate Base Rate.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York or any other state the laws of which are required to be applied in connection with the issue of perfection of security interests.

“Unliquidated Obligations” means, at any time, any Secured Obligations (or portion thereof) that are contingent in nature or unliquidated at such time, including any Secured Obligation that is:  (i) any obligation (including any guarantee) that is contingent in nature at such time; or (ii) an obligation to provide collateral to secure the foregoing type of obligations.

“Unrestricted Subsidiary” means (a) any Subsidiaries of the Borrower designated by the board of directors of the Borrower as an “Unrestricted Subsidiary” pursuant to Section 5.12, and (b) any Subsidiary of any of the foregoing.

“U.S.” means the United States of America.

“U.S. Person” means a “United States person” within the meaning of Section 7701(a)(30) of the Code.

“U.S. Tax Compliance Certificate” has the meaning assigned to such term in Section 2.17(f)(ii)(B)(3).

“USA PATRIOT Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001.

“Weighted Average Life to Maturity” shall mean, when applied to any Indebtedness at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that shall elapse between such date and the making of such payment, by (ii) the then outstanding principal amount of such Indebtedness.

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Working Capital” means, at any date, the excess of Current Assets on such date over Current Liabilities on such date.

“Working Capital Adjustment” means, for any period on a consolidated basis, the amount (which may be a negative number) by which Working Capital as of the beginning of such period exceeds (or is less than (in which case the Working Capital Adjustment will be a negative number)) Working Capital as of the end of such period.

SECTION 1.02.    Classification of Loans and Borrowings.  For purposes of this Agreement, Loans may be classified and referred to by Type (e.g., a “Eurodollar Loan”).  Borrowings also may be classified and referred to by Type (e.g., a “Eurodollar Borrowing”).

SECTION 1.03.    Terms Generally.  The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”.  The word “law” shall be construed as referring to all statutes, rules, regulations, codes and other laws (including official rulings and interpretations thereunder having the force of law or with which affected Persons customarily comply) and all judgments, orders and decrees of all Governmental Authorities.  The word “will” shall be construed to have the same meaning and effect as the word “shall”.  Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, supplemented or otherwise modified (subject to any restrictions on such amendments, restatements, supplements or modifications set forth herein), (b) any definition of or reference to any statute, rule or regulation shall be construed as referring thereto as from time to time amended, supplemented or otherwise modified (including by succession of comparable successor laws), (c) any reference herein to any Person shall be construed to include such Person’s successors and assigns (subject to any restrictions on assignments set forth herein) and, in the case of any Governmental Authority, any other Governmental Authority that shall have succeeded to any or all functions thereof, (d) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (e) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (f) any reference in any definition to the phrase “at any time” or “for any period” shall refer to the same time or period for all calculations or determinations within such definition, and (g) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

SECTION 1.04.    Accounting Terms; GAAP.  Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if after the Signing Date the Borrower migrates to IFRS or there occurs any change in GAAP or in the application thereof on the operation of any provision hereof and the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of such migration to IFRS or change in GAAP or in the application thereof (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such migration to IFRS or change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such migration or change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.  Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made (i) without giving effect to any election under Financial Accounting Standards Board Accounting Standards Codification 825-10-25 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of any Loan Party, the Borrower or any Subsidiary at “fair value”, as defined therein and (ii) without giving effect to any treatment of Indebtedness in respect of convertible debt instruments under Financial Accounting Standards Board Accounting Standards Codification 470-20 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any such Indebtedness in a reduced or bifurcated manner as described therein, and such Indebtedness shall at all times be valued at the full stated principal amount thereof.

SECTION 1.05.    Pro Forma Adjustments for Acquisitions and Dispositions.  To the extent the Borrower or any Subsidiary makes any acquisition permitted pursuant to Section 6.04 or disposition of assets outside the ordinary course of business permitted by Section 6.03 during the period of four fiscal quarters of the Borrower most recently ended, the Senior Secured Net Leverage Ratio, Total Net Leverage Ratio and all other financial calculations shall be calculated after giving pro forma effect thereto (including pro forma adjustments arising out of events which are directly attributable to the acquisition or the disposition of assets, are factually supportable and are expected to have a continuing impact, in each case as determined on a basis consistent with Article 11 of Regulation S-X of the Securities Act of 1933, as amended, as interpreted by the SEC, and as certified by a Financial Officer of the Borrower), as if such acquisition or such disposition (and any related incurrence, repayment or assumption of Indebtedness) had occurred in the first day of such four-quarter period.

SECTION 1.06.    Status of Obligations.  In the event that the Borrower or any other Loan Party shall at any time issue or have outstanding any Subordinated Indebtedness, the Borrower shall take or cause such other Loan Party to take all such actions as shall be necessary to cause the Secured Obligations to constitute senior indebtedness (however denominated) in respect of such Subordinated Indebtedness and to enable the Administrative Agent and the Lenders to have and exercise any payment blockage or other remedies available or potentially available to holders of senior indebtedness under the terms of such Subordinated Indebtedness.  Without limiting the foregoing, the Secured Obligations are hereby designated as “senior indebtedness” and as “designated senior indebtedness” and words of similar import under and in respect of any indenture or other agreement or instrument under which such Subordinated Indebtedness is outstanding and are further given all such other designations as shall be required under the terms of any such Subordinated Indebtedness in order that the Lenders may have and exercise any payment blockage or other remedies available or potentially available to holders of senior indebtedness under the terms of such Subordinated Indebtedness.

ARTICLE II

The Credits

SECTION 2.01.    Commitments.  Subject to the terms and conditions set forth herein, each Lender with a Commitment severally (and not jointly) agrees to make a Loan in dollars to the Borrower on the Closing Date, in an amount equal to such Lender’s Commitment, in each case by making immediately available funds available to the Administrative Agent’s designated account, not later than 12:00 Noon, New York City time.  Amounts repaid or prepaid in respect of Loans may not be reborrowed. Unless previously terminated, the Commitments shall terminate at 3:00 p.m. (New York City time) on the earlier of (x) the funding of Loans on the Closing Date and (y) the Expiration Date.

SECTION 2.02.    Loans and Borrowings.  The Loans may from time to time be Eurodollar Loans or ABR Loans, as determined by the Borrower and notified to the Administrative Agent in accordance with Sections 2.03 and 2.08. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required.

SECTION 2.03.    Procedure for Borrowings.   The Borrower shall give the Administrative Agent irrevocable notice in writing (delivered by hand or facsimile) pursuant to a Borrowing Request  signed by the Borrower, not later than 11:00 a.m., New York City time, one (1) Business Day before the Closing Date if the Loans shall initially be ABR Loans or three (3) Business Days before the Closing Date if the Loans shall initially be Eurodollar Loans, requesting that the Lenders make the Loans on the Closing Date and specifying the amount to be borrowed (and, if the Loans shall initially be Eurodollar Loans, specifying the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”). Not later than 2:00 p.m., New York City time, on the Closing Date each Lender shall make available to the Administrative Agent an amount in immediately available funds equal to the Loan or Loans to be made by such Lender. The Administrative Agent shall credit the Funding Account of the Borrower on the books of such office of the Administrative Agent with the aggregate of the amounts made available to the Administrative Agent by the Lenders in immediately available funds.

SECTION 2.04.    Reserved.

SECTION 2.05.    Reserved.

SECTION 2.06.    Reserved.

SECTION 2.07.    Reserved.

SECTION 2.08.    Conversion and Continuation Options.  (a) The Loans initially shall be of the Type specified in the Borrowing Request and, in the case of a Eurodollar Borrowing, shall have an initial Interest Period as specified in such Borrowing Request.  Thereafter, the Borrower may elect to convert each Borrowing to a different Type or to continue such Borrowing.  The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.

(b)    To make an election pursuant to this Section, the Borrower shall notify the Administrative Agent of such election by telephone by (x) 11:00 a.m., New York City time, on the Business Day preceding the proposed conversion date for any request to convert Eurodollar Loans to ABR Loans; provided that any such conversion of Eurodollar Loans may only be made on the last day of an Interest Period with respect thereto, or (y) 11:00 a.m., New York City time, on the third Business Day preceding the proposed conversion date for any request to convert ABR Loans to Eurodollar Loans.  Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or facsimile to the Administrative Agent of a written Interest Election Request in a form approved by the Administrative Agent and signed by the Borrower.

(c)    Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:

          (i)       the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

(ii)   the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

(iii)   whether the resulting Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing; and

          (iv)   if the resulting Borrowing is a Eurodollar Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”.

If any such Interest Election Request requests a Eurodollar Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration.

(d)    Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.

(e)    If the Borrower fails to deliver a timely Interest Election Request with respect to a Eurodollar Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing.  Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrower, then, so long as an Event of Default is continuing (i) no outstanding Borrowing may be converted to or continued as a Eurodollar Borrowing and (ii) unless repaid, each Eurodollar Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.

(f)    Notwithstanding anything to the contrary in this Agreement, all Borrowings, conversions and continuations of Eurodollar Loans and all selections of Interest Periods shall be in such amounts and be made pursuant to such elections so that, (a) after giving effect thereto, the aggregate principal amount of the Eurodollar Loans comprising each Eurodollar Borrowing shall be equal to $5,000,000 or a whole multiple of $1,000,000 in excess thereof and (b) no more than ten (10) Eurodollar Borrowings shall be outstanding at any one time.

SECTION 2.09.    Incremental Facility.  (a) After the Closing Date and before the Maturity Date, the Borrower, by written notice to the Administrative Agent, may request the establishment of one or more Incremental Term Facilities in an aggregate amount not to exceed the Maximum Incremental Amount. Each such notice shall specify the date (each, an “Increased Amount Date”) on which the Borrower proposes that the Incremental Term Facility shall be effective, which shall be a date not less than fifteen (15) Business Days after the date on which such notice is delivered to the Administrative Agent. The Borrower may approach any Lender or any other third party bank or financial institution to provide all or a portion of the Incremental Term Facilities; provided that (i) no Lender will be required to provide such Incremental Term Facility and (ii) any entity providing all or a portion of a Incremental Term Loan Facility shall be consented to by the Administrative Agent, such consent not to be unreasonably withheld or delayed. If the existing Lenders are unwilling to participate in any requested Incremental Term Facility to the extent requested by the Borrower, the Administrative Agent, at the request of and in consultation with the Borrower, will use its commercially reasonable efforts to obtain one or more financial institutions which are not then Lenders (which financial institutions may be suggested by the Borrower) to become party hereto and to participate in any such Incremental Term Facility to the extent necessary to satisfy the Borrower’s request therefor, as the case may be; provided, however, (i) compensation for any such assistance by the Administrative Agent shall be mutually agreed by the Administrative Agent and the Borrower and (ii) the Administrative Agent shall have no obligation to participate in any Incremental Term Facility.

(b)    In each case, such Incremental Term Loan Facility shall become effective as of the applicable Increased Amount Date so long as:

          (i)      no Event of Default shall have occurred and be continuing or would result therefrom, except in the case of an Incremental Term Facility incurred to finance a Permitted Acquisition or other Permitted Investment, such requirement shall be subject to customary “certain funds provisions” if otherwise agreed by the Lenders providing such Incremental Term Facility (but in any event shall be subject to no Event of Default as described in clause (a), (b), (h), (i) or (j) of Article VII having occurred or be continuing);

          (ii)      except as described in clause (viii) below, the Incremental Term Facilities will rank pari passu or junior in right of payment and either pari passu or junior with respect to security with the existing Term Facilities and the ABL Credit Facility (subject to intercreditor arrangements reasonably satisfactory to the Administrative Agent and the Borrower) or be unsecured;

          (iii)     to the extent Guaranteed, the Incremental Term Facilities shall only be Guaranteed by the Loan Guarantors and to the extent secured, shall only be secured by assets constituting Collateral;

          (iv)     any Incremental Term Facility will have a Maturity Date no earlier than the Maturity Date for the initial Loans incurred on the Closing Date;

          (v)      the Weighted Average Life to Maturity of each Incremental Term Facility shall be no shorter than that of the remaining initial Loans;

          (vi)     the Effective Yield applicable to such Incremental Term Facility will be determined by the Borrower and the Lenders providing such Incremental Term Facility, and such Effective Yield will not be more than 0.50% higher than the corresponding Effective Yield applicable to the initial Loans incurred on the Closing Date unless the Applicable Rate (or Eurodollar Floor, as provided in the definition of Effective Yield) with respect to the initial Loans, as the case may be, is increased by an amount equal to the difference between the Effective Yield with respect to such Incremental Term Facility and the corresponding Effective Yield on the initial Loans, minus, 0.50%;

          (vii)      any Incremental Term Facility may rank junior in right of security with the existing Term Facilities or be unsecured, in which case, the Incremental Term Facility pursuant to which such Incremental Term Loans and/or such Incremental Notes are extended will be established as a separate facility from the then existing Term Facilities (in each case, to the extent secured, subject to customary intercreditor terms to be mutually agreed between the Borrower and the Administrative Agent) and, in each case, the provisions of the preceding clause (vi) shall not apply;

          (viii)      except as otherwise required in clauses (i) through (vii), all other terms of such Incremental Term Facility, if not consistent with the terms of the existing Term Facilities, will be as agreed between the Borrower, the Administrative Agent (provided that the consent of the Administrative Agent shall not be unreasonably withheld or delayed and shall only be required in the case of pari passu secured Incremental Term Loans) and the Lenders providing such Incremental Term Facility; provided any mandatory prepayments corresponding to the same mandatory prepayments under the existing Term Facility shall not be in excess of their Applicable Percentage (and such prepayment under the then existing Term Facility and other pari passu debt shall be reduced proportionately);

          (ix)       the Administrative Agent shall have received any documents or information, including, without limitation, resolutions and opinions of counsel, in connection with such Incremental Term Facility as and to the extent reasonably requested by the Administrative Agent and

          (x)      such Incremental Term Facility shall be effected pursuant to one or more joinder agreements or amendments in a form reasonably acceptable to the Administrative Agent (each, an “Incremental Term Facility Joinder Agreement”) executed and delivered by the Borrower, the applicable lenders under the Incremental Term Facilities and the Administrative Agent pursuant to which such lenders agrees to be bound to the terms of this Agreement as a Lender. Any Incremental Term Loans or Incremental Notes made on an Increased Amount Date shall be designated a separate tranche of Incremental Term Loans or Incremental Notes for all purposes of this Agreement.

(c)    On any Increased Amount Date on which any Incremental Term Loan Facility is effected, subject to the satisfaction of the foregoing terms and conditions, (i) each lender participating therein (each, an “Incremental Term Loan Lender”) shall make an Incremental Term Loan to the Borrower or purchase an Incremental Note from the Borrower in an amount equal to its agreed commitment under the applicable Incremental Term Facility Joinder Agreement, and (ii) each such lender shall become a Lender hereunder with respect to the Incremental Term Loans or Incremental Notes, as applicable, which the Administrative Agent shall reflect in the Register. Subject to Section 2.09(b) and the commencement date of the accrual of interest, the terms and conditions of any such Incremental Term Loans or Incremental Notes shall be identical to the existing Loans and the Lenders thereunder shall be afforded the same rights and privileges as the existing Lenders under this Agreement (including with respect to the application of optional and mandatory prepayments to prepay the Loans).

(d)    Each Incremental Term Facility Joinder Agreement may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the opinion of the Administrative Agent, to effect the provisions of this Section 2.09.

SECTION 2.10.    Repayment of Loans; Evidence of Debt.  (a) The Borrower shall repay to the Administrative Agent for the ratable account of the Lenders (i) on the last Business Day of each March, June, September and December, commencing with the end of the second full fiscal quarter following the Closing Date, an aggregate amount equal to 0.25% of the aggregate principal amount of all Loans outstanding on the Closing Date; provided that, to the extent specified in the applicable Extension Offer, amortization payments with respect to Extended Loans for periods prior to the then current Maturity Date for Loans may be reduced (but not increased) and amortization payments required with respect to Extended Loans for periods after the Maturity Date for Loans shall be as specified in the applicable Extension Offer and (ii) on the Maturity Date for the Loans, the aggregate principal amount of all Loans outstanding on such date (or with respect to any Extended Loans, the Maturity Date applicable thereto).

(b)    Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the Indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(c)    The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.

(d)    The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.

(e)    Any Lender may request that Loans made by it be evidenced by a promissory note.  In such event, the Borrower shall prepare, execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent.  Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

SECTION 2.11.    Prepayment of Loans.  (a) The Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to (1) prior notice in accordance with paragraph (e) of this Section, (2) payment of the prepayment fee as and to the extent required pursuant to Section 2.11(b), and, (3) if applicable, payment of any break funding expenses under Section 2.16.

(b)    Notwithstanding anything to the contrary contained in this Agreement, at the time of the effectiveness of any Repricing Transaction that is consummated prior to the six-month anniversary of the Closing Date, the Borrower agrees to pay to the Administrative Agent, for the ratable account of each Lender with outstanding Loans, a fee in an amount equal to 1.0% of (x) in the case of a Repricing Transaction of the type described in clause (a) of the definition thereof, the aggregate principal amount of all Loans prepaid (or converted or exchanged) in connection with such Repricing Transaction and (y) in the case of a Repricing Transaction described in clause (b) of the definition thereof, the aggregate principal amount of all Loans outstanding on such date that are subject to an effective pricing reduction pursuant to such Repricing Transaction. Such fees shall be due and payable upon the date of the effectiveness of such Repricing Transaction. For the avoidance of doubt, on and after the six-month anniversary of the Closing Date no fee shall be payable pursuant to this Section 2.11(b).

(c)       (i) In the event and on each occasion that any Net Proceeds are received by or on behalf of any Loan Party in respect of any Prepayment Event, the Borrower shall, immediately after such Net Proceeds are received by such Loan Party, prepay the Obligations as set forth in Section 2.11(e) below in an aggregate amount equal to (x) 100% of such Net Proceeds in excess of $5,000,000 in the case of any Prepayment Event described in clause (a) of the definition thereof, or (y) 100% of such Net Proceeds in the case of any Prepayment Event described in clause (b) of the definition thereof, provided that if the Borrower shall deliver to the Administrative Agent a certificate of a Financial Officer to the effect that the Loan Parties intend to apply (or commit to apply) the Net Proceeds from any event described in clause (a) of the definition of “Prepayment Event” (or a portion thereof specified in such certificate), within 360 days after receipt of such Net Proceeds (and if so committed to apply such Net Proceeds as described, to apply such Net Proceeds within 180 days after the original 360 day period), to acquire (or replace or rebuild) real property, equipment or other tangible assets to be used in the business of the Loan Parties, and certifying that no Default has occurred and is continuing, then no prepayment shall be required pursuant to this paragraph in respect of the Net Proceeds specified in such certificate; provided that to the extent of any such Net Proceeds therefrom that have not been so applied by the end of such 360 day (or additional 180 day, as applicable) period, a prepayment shall be required at such time in an amount equal to such Net Proceeds that were required to have been applied but have not been so applied. No prepayment pursuant to this clause (c) shall be required in respect of the sale or disposition of any Foreign Subsidiary’s assets to the extent such prepayment would result in adverse tax consequences (as reasonably determined by the Borrower in consultation with the Administrative Agent) or would be prohibited or restricted by applicable law.

(ii) On each occasion that the Borrower must make a prepayment of the Loans pursuant to this Section 2.11, the Borrower shall, within five (5) Business Days after the date of realization or receipt of such Net Proceeds in the minimum amount specified above (or within five (5) Business Days of the deadline specified for reinvestment, or of the date the Borrower reasonably determines that such Net Proceeds are no longer intended to be or cannot be so reinvested, as the case may be), notify the Administrative Agent in writing of any such mandatory prepayment, specifying the date of prepayment and providing a reasonably detailed calculation of the amount of such prepayment. The Administrative Agent will promptly notify each Lender of the contents of the Borrower’s prepayment notice and of such Lender’s Applicable Percentage of the prepayment with respect to any Loans held by it. Each Lender may reject all or a portion of its Applicable Percentage of any mandatory prepayment (such declined amounts, the “Declined Proceeds”) of Loans required to be made pursuant to this Section 2.11 by providing written notice (each, a “Rejection Notice”) to the Administrative Agent and the Borrower no later than 5:00 p.m. (New York City time) three (3) Business Days after the date of such Lender’s receipt of notice from the Administrative Agent regarding such prepayment. Each Rejection Notice from a given Lender shall specify the principal amount of the mandatory prepayment of Loans to be rejected by such Lender. If a Lender fails to deliver a Rejection Notice to the Administrative Agent within the time frame specified above or such Rejection Notice fails to specify the principal amount of the Loans to be rejected, any such failure will be deemed an acceptance of the total amount of such mandatory repayment of Loans. Any Declined Proceeds shall be retained by the Borrower (“Retained Declined Proceeds”).

(d)           Until the Maturity Date, the Borrower shall prepay the Obligations as set forth in paragraph (e) below on the date that is ten (10) days after the earlier of (i) the date on which Borrower's annual audited financial statements for the immediately preceding fiscal year are delivered pursuant to Section 5.01 and (ii) the date on which such annual audited financial statements were required to be delivered pursuant to Section 5.01, in an amount equal to the excess of (x) the ECF Percentage of Excess Cash Flow for the immediately preceding fiscal year, over (y) to the extent not funded with the proceeds of Indebtedness (other than Indebtedness in respect of any revolving credit facility), the aggregate amount of all Discounted Voluntary Prepayments by any Purchasing Borrower Party (determined by the actual cash purchase price paid and not the par value of the Loans purchased), voluntary prepayments of Loans made by the Borrower and voluntary prepayments of ABL Loans to the extent accompanied by a permanent reduction of commitments under the ABL Credit Facility, in each case, during the applicable Excess Cash Flow Period.  Each Excess Cash Flow prepayment shall be accompanied by a certificate signed by a Financial Officer certifying the manner in which Excess Cash Flow and the resulting prepayment were calculated, which certificate shall be in form and substance reasonably satisfactory to the Administrative Agent.

(e)           All prepayments pursuant to Section 2.11(c) or (d) shall be applied (i) to prepay the Loans ratably (except in the case of Net Proceeds received in connection with the incurrence of Refinance Indebtedness), and (ii) to the next eight required payments pursuant to Section 2.10(a), and thereafter on a pro rata basis to all remaining payments. All prepayments pursuant to Section 2.11(a) shall be applied as directed by the Borrower.

(f)           The Borrower shall notify the Administrative Agent by telephone (confirmed by facsimile) of any prepayment (other than pursuant to clause (g) of this Section 2.11) hereunder not later than 11:00 a.m., New York City time, (A) in the case of prepayment of a Eurodollar Borrowing, three (3) Business Days before the date of prepayment, or (B) in the case of prepayment of an ABR Borrowing, one (1) Business Day before the date of prepayment.  Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid.  Promptly following receipt of any such notice relating to a Borrowing, the Administrative Agent shall advise the Lenders of the contents thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with (except in the case of Loans that are ABR Loans) accrued interest to such date on the amount prepaid, provided that a notice of optional prepayment may state that such notice is conditioned upon the effectiveness of other credit facilities or the receipt of the proceeds from the issuance of other Indebtedness or any other event, in which case such notice of prepayment may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified date) if such condition is not satisfied. Partial prepayments of Loans (other than pursuant to clause (g) of this Section 2.11) shall be in an aggregate principal amount of $1,000,000 or a whole multiple thereof. Prepayments shall be accompanied by (i) accrued interest to the extent required by Section 2.13 and (ii) break funding payments pursuant to Section 2.16.

(g)           Discounted Prepayments:

(i)           Notwithstanding anything to the contrary in Section 2.11(a) or 2.18 (which provisions shall not be applicable to this Section 2.11(g)), any Purchasing Borrower Party shall have the right at any time and from time to time to prepay Loans at a discount to the par value of such Loans and on a non-pro rata basis (each, a “Discounted Voluntary Prepayment”) pursuant to the procedures described in this Section 2.11(g); provided that (A) immediately after giving effect to any Discounted Voluntary Prepayment, the sum of (x) the “Availability” under the ABL Credit Facility (as defined in the ABL Credit Agreement), and (y) the amount of unrestricted cash and Permitted Investments of the Borrower and its Restricted Subsidiaries shall be not less than $75,000,000, (B) any Discounted Voluntary Prepayment shall be offered to all Lenders with Loans on a pro rata basis, and (C) such Purchasing Borrower Party shall deliver to the Administrative Agent a certificate stating that (1) no Default or Event of Default has occurred and is continuing or would result from the Discounted Voluntary Prepayment (after giving effect to any related waivers or amendments obtained in connection with such Discounted Voluntary Prepayment), and (2) each of the conditions to such Discounted Voluntary Prepayment contained in this Section 2.11(g) has been satisfied.

(ii)           To the extent a Purchasing Borrower Party seeks to make a Discounted Voluntary Prepayment, such Purchasing Borrower Party will provide written notice to the Administrative Agent substantially in the form of Exhibit H hereto (each, a “Discounted Prepayment Option Notice”) that such Purchasing Borrower Party desires to prepay Loans in an aggregate principal amount specified therein by the Purchasing Borrower Party (each, a “Proposed Discounted Prepayment Amount”), in each case at a discount to the par value of such Loans as specified below. The Proposed Discounted Prepayment Amount of Loans shall not be less than $10,000,000. The Discounted Prepayment Option Notice shall further specify with respect to the proposed Discounted Voluntary Prepayment: (A) the Proposed Discounted Prepayment Amount of Loans, (B) a discount range (which may be a single percentage) selected by the Purchasing Borrower Party with respect to such proposed Discounted Voluntary Prepayment (representing the percentage of par of the principal amount of Loans to be prepaid) (the “Discount Range”), and (C) the date by which Lenders are required to indicate their election to participate in such proposed Discounted Voluntary Prepayment which shall be at least five Business Days following the date of the Discounted Prepayment Option Notice (the “Acceptance Date”).

(iii)           Upon receipt of a Discounted Prepayment Option Notice in accordance with Section 2.11(g)(ii), the Administrative Agent shall promptly notify each Lender, as applicable, thereof. On or prior to the Acceptance Date, each such Lender may specify by written notice substantially in the form of Exhibit I hereto (each, a “Lender Participation Notice”) to the Administrative Agent (A) a minimum price (the “Acceptable Price”) within the Discount Range (for example, 80% of the par value of the Loans to be prepaid) and (B) a maximum principal amount (subject to rounding requirements specified by the Administrative Agent) of Loans with respect to which such Lender is willing to permit a Discounted Voluntary Prepayment at the Acceptable Price (“Offered Loans”). Based on the Acceptable Prices and principal amounts of Loans specified by the Lenders in the applicable Lender Participation Notice, the Administrative Agent, in consultation with the Purchasing Borrower Party, shall determine the applicable discount for Loans (the “Applicable Discount”), which Applicable Discount shall be (A) the percentage specified by the Purchasing Borrower Party if the Purchasing Borrower Party has selected a single percentage pursuant to Section 2.11(g)(ii) for the Discounted Voluntary Prepayment or (B) otherwise, the lowest Acceptable Price at which the Purchasing Borrower Party can pay the Proposed Discounted Prepayment Amount in full (determined by adding the principal amounts of Offered Loans commencing with the Offered Loans with the lowest Acceptable Price); provided, however, that in the event that such Proposed Discounted Prepayment Amount cannot be repaid in full at any Acceptable Price, the Applicable Discount shall be the highest Acceptable Price specified by the Lenders that is within the Discount Range. The Applicable Discount shall be applicable for all Lenders who have offered to participate in the Discounted Voluntary Prepayment and have Qualifying Loans (as defined below). Any Lender with outstanding Loans whose Lender Participation Notice is not received by the Administrative Agent by the Acceptance Date shall be deemed to have declined to accept a Discounted Voluntary Prepayment of any of its Loans at any discount to their par value within the Applicable Discount.

(iv)           The Purchasing Borrower Party shall make a Discounted Voluntary Prepayment by prepaying those Loans (or the respective portions thereof) offered by the Lenders (“Qualifying Lenders”) that specify an Acceptable Price that is equal to or lower than the Applicable Discount (“Qualifying Loans”) at the Applicable Discount; provided that if the aggregate proceeds required to prepay all Qualifying Loans (disregarding any interest payable at such time) would exceed the amount of aggregate proceeds required to prepay the Proposed Discounted Prepayment Amount, such amounts in each case calculated by applying the Applicable Discount, the Purchasing Borrower Party shall prepay such Qualifying Loans ratably among the Qualifying Lenders based on their respective principal amounts of such Qualifying Loans (subject to rounding requirements specified by the Administrative Agent). If the aggregate proceeds required to prepay all Qualifying Loans (disregarding any interest payable at such time) would be less than the amount of aggregate proceeds required to prepay the Proposed Discounted Prepayment Amount, such amounts in each case calculated by applying the Applicable Discount, the Purchasing Borrower Party shall prepay all Qualifying Loans.

(v)           Each Discounted Voluntary Prepayment shall be made within two (2) Business Days of the Acceptance Date (or such other date as the Administrative Agent shall reasonably agree, given the time required to calculate the Applicable Discount and determine the amount and holders of Qualifying Loans), without premium or penalty (but subject to Section 2.16), upon irrevocable notice (provided that such notice may be conditioned on receiving the proceeds of any refinancing) substantially in the form of Exhibit J hereto (each a “Discounted Voluntary Prepayment Notice”), delivered to the Administrative Agent no later than 11:00 a.m. (New York City time), one (1) Business Day prior to the date of such Discounted Voluntary Prepayment, which notice shall specify the date and amount of the Discounted Voluntary Prepayment and the Applicable Discount determined by the Administrative Agent. Upon receipt of any Discounted Voluntary Prepayment Notice the Administrative Agent shall promptly notify each relevant Lender thereof. If any Discounted Voluntary Prepayment Notice is given, the amount specified in such notice shall be due and payable to the applicable Lenders, subject to the Applicable Discount on the applicable Loans, on the date specified therein together with accrued interest (on the par principal amount) to but not including such date on the amount prepaid.

(vi)           To the extent not expressly provided for herein, each Discounted Voluntary Prepayment shall be consummated pursuant to reasonable procedures (including as to timing, rounding and calculation of Applicable Discount in accordance with Section 2.11(g)(iii) above) established by the Administrative Agent in consultation with the Borrower.

(vii)           Prior to the delivery of a Discounted Voluntary Prepayment Notice, upon written notice to the Administrative Agent, the Purchasing Borrower Party may withdraw its offer to make a Discounted Voluntary Prepayment pursuant to any Discounted Prepayment Option Notice.

SECTION 2.12.   Fees.  (a) The Borrower agrees to pay to the Administrative Agent, for the account of each Lender, a ticking fee at the Applicable Ticking Fee Rate on the amount of such Lender’s Commitment, which ticking fee shall accrue during the period from and including December 29, 2013 to but excluding the Closing Date.  Accrued ticking fees, to the extent not previously paid, shall be payable on the Closing Date.  For purposes of this Section 2.12, the “Applicable Ticking Fee Rate” shall equal (x) for the period beginning on December 29, 2013 and ending on February 11, 2014, fifty percent (50%) of the Applicable Rate for Eurodollar Loans and (y) thereafter, the Applicable Rate for Eurodollar Loans.

(b)           The Borrower agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Borrower and the Administrative Agent.

(c)           All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent.  Fees paid shall not be refundable under any circumstances.

SECTION 2.13.   Interest.  (b) The Loans comprising each ABR Borrowing shall bear interest at the Alternate Base Rate plus the Applicable Rate.

(b)           The Loans comprising each Eurodollar Borrowing shall bear interest at the Eurodollar Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate.

(c)           Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, and after giving effect to any applicable grace period, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to 2% plus the rate otherwise applicable thereto.

(d)           Accrued interest on each Loan (for ABR Loans, accrued through the last day of the prior fiscal quarter) shall be payable in arrears on each Interest Payment Date for such Loan and upon termination of the Commitments; provided that (i) interest accrued pursuant to paragraph (d) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan, accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurodollar Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

(e)           All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day).  The applicable Alternate Base Rate, Eurodollar Rate, Adjusted LIBO Rate or LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

SECTION 2.14.   Alternate Rate of Interest.  If prior to the commencement of any Interest Period for a Eurodollar Borrowing:

(a)           the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that adequate and reasonable means do not exist for ascertaining (including, without limitation, by means of an Interpolated Rate) the Eurodollar Rate, Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period; or

(b)           the Administrative Agent is advised by the Required Lenders that the Eurodollar Rate, Adjusted LIBO Rate or the LIBO Rate, as applicable, for the applicable Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by electronic communication as provided in Section 9.01 as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing shall be ineffective and any such Eurodollar Borrowing shall be repaid on the last day of the then current Interest Period applicable thereto, and (ii) if any Borrowing Request requests a Eurodollar Borrowing, such Borrowing shall be made as an ABR Borrowing.

SECTION 2.15.   Increased Costs.  (c) If any Change in Law shall:

(i)           impose, modify or deem applicable any reserve, special deposit, liquidity or similar requirement (including any compulsory loan requirement, insurance charge or other assessment) against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate);

(ii)          impose on any Lender or the London interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or Loans made by such Lender; or

(iii)         subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto;

and the result of any of the foregoing shall be to increase the cost to such Lender or such other Recipient of making, continuing, converting into or maintaining any Loan (or of maintaining its obligation to make any such Loan) or to reduce the amount of any sum received or receivable by such Lender or such other Recipient hereunder (whether of principal, interest or otherwise), then the Borrower will pay to such Lender or such other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender or such other Recipient, as the case may be, for such additional costs incurred or reduction suffered.

(b)           If any Lender determines that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement or the Loans made by such Lender, to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy and liquidity), then from time to time the Borrower will pay to such Lender, as the case may be, such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.

(c)           A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the Borrower and shall be conclusive absent manifest error.  The Borrower shall pay such Lender the amount shown as due on any such certificate within ten (10) days after receipt thereof.

(d)           Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender pursuant to this Section for any increased costs or reductions incurred more than 270 days prior to the date that such Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor; providedfurther that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 270-day period referred to above shall be extended to include the period of retroactive effect thereof.

SECTION 2.16.   Break Funding Payments.  In the event of (a) the payment of any principal of any Eurodollar Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default or as a result of any prepayment pursuant to Section 2.11), (b) the conversion of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Eurodollar Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.11(f) and is revoked in accordance therewith), or (d) the assignment of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.19 or 9.02(d), then, in any such event, the Borrower shall compensate each Lender for the actual loss, cost and expense attributable to such event (other than lost profits).  In the case of a Eurodollar Loan, such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Eurodollar Loan had such event not occurred, at the Eurodollar Rate that would have been applicable to such Eurodollar Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Eurodollar Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the London interbank market.  A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be conclusive absent manifest error.  The Borrower shall pay such Lender the amount shown as due on any such certificate within ten (10) days after receipt thereof.

SECTION 2.17.   Withholding of Taxes; Gross-Up.  (d) Payments Free of Taxes.  Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law.  If any applicable law (as determined in the good faith discretion of an applicable withholding agent) requires the deduction or withholding of any Tax from any such payment by a withholding agent, then the applicable withholding agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Loan Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 2.17) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(b)           Payment of Other Taxes by the Borrower.  The Loan Parties shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for, Other Taxes.

(c)           Evidence of Payments.  As soon as practicable after any payment of Taxes by any Loan Party to a Governmental Authority pursuant to this Section 2.17, such Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(d)           Indemnification by the Loan Parties.  The Loan Parties shall jointly and severally indemnify each Recipient, within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to any Loan Party by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(e)           Indemnification by the Lenders.  Each Lender shall severally indemnify the Administrative Agent, within ten (10) days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 9.04(c) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error.  Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to such Lender from any other source against any amount due to the Administrative Agent under this paragraph (e).

(f)           Status of Lenders.  (i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding.  In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.  Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.17(f)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii)           Without limiting the generality of the foregoing, in the event that the Borrower is a U.S. Person,

(A)           any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. Federal backup withholding tax;

(B)           any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(1)           in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed originals of IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2)           in the case of a Foreign Lender claiming that its extension of credit will generate U.S. effectively connected income, executed originals of IRS Form W-8ECI;

(3)           in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit F-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN; or

(4)           to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, a U.S. Tax Compliance Certificate substantially in the form of Exhibit F-2 or Exhibit F-3, IRS Form W-9, and/or other certification documents from each Beneficial Owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit F-4 on behalf of each such direct and indirect partner;

(C)           any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. Federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D)           if a payment made to a Lender under any Loan Document would be subject to U.S. Federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment.  Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(g)           Treatment of Certain Refunds.  If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.17 (including by the payment of additional amounts pursuant to this Section 2.17), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 2.17 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund).  Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (g) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority.  Notwithstanding anything to the contrary in this paragraph (g), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (g) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts giving rise to such refund had never been paid.  This paragraph (g) shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(h)           Survival.  Each party’s obligations under this Section 2.17 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.

(i)           Defined Terms.  For purposes of this Section 2.17, the term “applicable law” includes FATCA.

SECTION 2.18.    Payments Generally; Allocation of Proceeds; Sharing of Set-offs.  (e) The Borrower shall make each payment required to be made by it hereunder (whether of principal, interest or fees, or of amounts payable under Section 2.15, 2.16 or 2.17, or otherwise) prior to 3:00 p.m., New York City time, on the date when due, in immediately available funds, without set off or counterclaim.  Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon.  All such payments shall be made to the Administrative Agent at its offices at 10 South Dearborn Street, Chicago, Illinois, except that payments pursuant to Sections 2.15, 2.16, 2.17 and 9.03 shall be made directly to the Persons entitled thereto.  The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof.  If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension.  All payments hereunder shall be made in dollars.

(b)           Any proceeds of Collateral received by the Administrative Agent (i) not constituting either (A) a specific payment of principal, interest, fees or other sum payable under the Loan Documents (which shall be applied as specified by the Borrower), or (B) a mandatory prepayment (which shall be applied in accordance with Section 2.11) or (ii) after an Event of Default has occurred and is continuing and the Administrative Agent so elects or the Required Lenders so direct, shall be applied ratably first, to pay any fees, indemnities, or expense reimbursements including amounts then due to the Administrative Agent from the Borrower (other than in connection with Banking Services Obligations or Swap Agreement Obligations), second, to pay any fees or expense reimbursements then due to the Lenders from the Borrower (other than in connection with Banking Services Obligations or Swap Agreement Obligations), third, to pay interest then due and payable on the Loans ratably, fourth, to prepay principal on the Loans and any amounts owing with respect to Banking Services Obligations and Swap Agreement Obligations up to and including the amount most recently provided to the Administrative Agent pursuant to Section 2.22, ratably and fifth, to the payment of any other Secured Obligation due to the Administrative Agent or any Lender by the Borrower.  Notwithstanding the foregoing, amounts received from any Loan Party shall not be applied to any Excluded Swap Obligation of such Loan Party.  Notwithstanding anything to the contrary contained in this Agreement, unless so directed by the Borrower, or unless a Default is in existence, neither the Administrative Agent nor any Lender shall apply any payment which it receives to any Eurodollar Loan, except (a) on the expiration date of the Interest Period applicable thereto or (b) in the event, and only to the extent, that there are no outstanding ABR Loans and, in any such event, the Borrower shall pay the break funding payment required in accordance with Section 2.16.  The Administrative Agent and the Lenders shall have the continuing and exclusive right to apply and reverse and reapply any and all such proceeds and payments to any portion of the Secured Obligations.

(c)           The Borrower hereby irrevocably authorizes the Administrative Agent to charge any deposit account of the Borrower maintained with the Administrative Agent for each payment of principal, interest and fees as it becomes due hereunder or any other amount due under the Loan Documents.

(d)           If, except as otherwise expressly provided herein, any Lender shall, by exercising any right of set off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and accrued interest thereon than the proportion received by any other similarly situated Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply).  The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

(e)           Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due.  In such event, if the Borrower has not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

(f)           If any Lender shall fail to make any payment required to be made by it hereunder, then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), (i) apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations hereunder until all such unsatisfied obligations are fully paid and/or (ii) hold any such amounts in a segregated account as cash collateral for, and application to, any future funding obligations of such Lender hereunder; application of amounts pursuant to (i) and (ii) above shall be made in any order determined by the Administrative Agent in its discretion.

SECTION 2.19.   Mitigation Obligations; Replacement of Lenders.

(a)           If any Lender requests compensation under Section 2.15, or if the Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.15 or 2.17, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender.  The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b)           If any Lender requests compensation under Section 2.15, or if the Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, or if any Lender becomes a Defaulting Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights (other than its existing rights to payments pursuant to Section 2.15 or 2.17) and obligations under this Agreement and other Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrower shall have received the prior written consent of the Administrative Agent, which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.15 or payments required to be made pursuant to Section 2.17, such assignment will result in a reduction in such compensation or payments.  A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

SECTION 2.20.   Defaulting Lenders.  Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(a)           fees shall cease to accrue on the unfunded portion of the Commitment of such Defaulting Lender pursuant to Section 2.12(a); and

(b)           the Commitment and Credit Exposure of such Defaulting Lender shall not be included in determining whether the Required Lenders have taken or may take any action hereunder (including any consent to any amendment, waiver or other modification pursuant to Section 9.02) or under any other Loan Document; provided, that, except as otherwise provided in Section 9.02, this clause (b) shall not apply to the vote of a Defaulting Lender in the case of an amendment, waiver or other modification requiring the consent of such Lender or each Lender directly affected thereby.

SECTION 2.21.   Returned Payments.  If after receipt of any payment which is applied to the payment of all or any part of the Obligations (including a payment effected through exercise of a right of setoff), the Administrative Agent or any Lender is for any reason compelled to surrender such payment or proceeds to any Person because such payment or application of proceeds is invalidated, declared fraudulent, set aside, determined to be void or voidable as a preference, impermissible setoff, or a diversion of trust funds, or for any other reason (including pursuant to any settlement entered into by the Administrative Agent or such Lender in its discretion), then the Obligations or part thereof intended to be satisfied shall be revived and continued and this Agreement shall continue in full force as if such payment or proceeds had not been received by the Administrative Agent or such Lender.  The provisions of this Section 2.21 shall be and remain effective notwithstanding any contrary action which may have been taken by the Administrative Agent or any Lender in reliance upon such payment or application of proceeds.  The provisions of this Section 2.21 shall survive the termination of this Agreement.

SECTION 2.22.   Banking Services and Swap Agreements.  Each Lender or Affiliate thereof providing Banking Services for, or having Swap Agreements with, any Loan Party shall deliver to the Administrative Agent, promptly after entering into such Banking Services or Swap Agreements, written notice setting forth the aggregate amount of all Banking Services Obligations and Swap Agreement Obligations of such Loan Party to such Lender or Affiliate (whether matured or unmatured, absolute or contingent).  In addition, each such Lender or Affiliate thereof shall deliver to the Administrative Agent, from time to time after a significant change therein or upon a request therefor, a summary of the amounts due or to become due in respect of such Banking Services Obligations and Swap Agreement Obligations.  The most recent information provided to the Administrative Agent shall be used in determining the amounts to be applied in respect of such Banking Services Obligations and/or Swap Agreement Obligations pursuant to Section 2.18(b) and which tier of the waterfall, contained in Section 2.18(b), such Banking Services Obligations and/or Swap Agreement Obligations will be placed.

SECTION 2.23.   Extension of Loans.

(a)           Notwithstanding anything to the contrary in this Agreement, pursuant to one or more offers (each, an “Extension Offer”) made from time to time by the Borrower to all Lenders with Loans, Incremental Term Loans or Incremental Notes (collectively, “Existing Loans”) with a like Maturity Date, on a pro rata basis (based on the aggregate outstanding principal amount of the respective Existing Loans with the same Maturity Date, as the case may be) and on the same terms to each such Lender, the Borrower may from time to time offer to extend the maturity date for any such Existing Loans and otherwise modify the terms of such Existing Loans pursuant to the terms of the relevant Extension Offer (including by increasing the interest rate or fees payable in respect of such Existing Loans and/or modifying the amortization schedule in respect of such Lender’s Loans) (each, an “Extension”, and each group of Existing Loans, as applicable, in each case as so extended, as well as the original Loans, Incremental Term Loans or Incremental Notes (in each case not so extended), being a Sub-Tranche; and any Extended Loans shall constitute a separate Sub-Tranche from the Sub-Tranche of Existing Loans from which they were converted), so long as the following terms are satisfied:

(i)           no Default or Event of Default shall have occurred and be continuing at the time an Extension Offer is delivered to the Lenders or at the time of the Extension;

(ii)          except as to interest rates, fees, amortization, final maturity date, premium, required prepayment dates and participation in prepayments (which shall, subject to the requirements of this Section 2.23, be determined by the Borrower and set forth in the relevant Extension Offer), the Extended Loans of any Lender (an “Extending Lender”) extended pursuant to an Extension (an “Extended Loan”), shall be Loans, Incremental Term Loans or Incremental Notes, as the case may be) with the same terms as the original Existing Loans from which they were converted;

(iii)         the final maturity date for any Extended Loans shall be no earlier than the then Latest Maturity Date for Loans hereunder and the amortization schedule applicable to Extended Loans pursuant to Section 2.10(a) for periods prior to the applicable Maturity Date may not be increased;

(iv)         the Weighted Average Life to Maturity of any Extended Loans shall be no shorter than the remaining Weighted Average Life to Maturity of the Loans extended thereby;

(v)          any Extended Loans may participate on a pro rata basis or a less than pro rata basis (but not greater than a pro rata basis) in any voluntary or mandatory repayments or prepayments hereunder, in each case as specified in the respective Extension Offer;

(vi)         if the aggregate principal amount of Existing Loans (calculated on the face amount thereof) in respect of which applicable Lenders shall have accepted the relevant Extension Offer shall exceed the maximum aggregate principal amount of Existing Loans offered to be extended by the Borrower pursuant to such Extension Offer, then the Existing Loans of the Lenders shall be extended ratably up to such maximum amount based on the respective principal amounts (but not to exceed actual holdings of record) with respect to which such Lenders have accepted such Extension Offer;

(vii)        all documentation in respect of such Extension shall be consistent with the foregoing;

(viii)       the Extension shall not become effective unless, on the proposed effective date of the Extension, (x) the Borrower shall deliver to the Administrative Agent one or more legal opinions reasonably satisfactory to the Administrative Agent and a certificate of an authorized officer of each Loan Party dated the applicable date of the Extension and executed by an authorized officer of such Loan Party certifying and attaching the resolutions adopted by such Loan Party approving or consenting to such extension and (y) the following conditions shall have been satisfied and the Administrative Agent shall have received a certificate to such effect dated the applicable date of the Extension: (1) the representations and warranties of the Borrower set forth in this Agreement shall be true and correct in all material respects with the same effect as though made on and as of the date of such Extension (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date, and that any representation or warranty which is subject to any materiality qualifier shall be required to be true and correct in all respects), and (2) at the time of and immediately after giving effect to such Extension, no Default shall have occurred and be continuing;

(ix)          any applicable Minimum Extension Condition shall be satisfied unless waived by the Borrower; and

(x)           the Minimum Tranche Amount shall be satisfied unless waived by the Administrative Agent.

(b)           With respect to all Extensions consummated by the Borrower pursuant to this Section 2.23, (i) such Extensions shall not constitute voluntary or mandatory payments or prepayments for purposes of Sections 2.11 and (ii) no Extension Offer is required to be in any minimum amount or any minimum increment; provided that (A) the Borrower may at its election specify as a condition (a “Minimum Extension Condition”) to consummating any such Extension that a minimum amount (to be determined and specified in the relevant Extension Offer in Borrower’s sole discretion and may be waived by Borrower) of  Existing Loans be tendered and (B) no Sub-Tranche of Extended Loans shall be in an amount of less than $100,000,000 (the “Minimum Tranche Amount”), unless such Minimum Tranche Amount is waived by the Administrative Agent. Subject to compliance with the terms of this Section 2.23, the Administrative Agent and the Lenders hereby consent to the Extensions and the other transactions contemplated by this Section 2.23 (including, for the avoidance of doubt, payment of any interest, fees or premium in respect of any Extended Loans on such terms as may be set forth in the relevant Extension Offer) and hereby waive the requirements of any provision of this Agreement (including, without limitation, Sections 2.11 and 2.18) or any other Loan Document that may otherwise prohibit any such Extension or any other transaction contemplated by this Section 2.23.

(c)           No consent of any Lender or the Administrative Agent shall be required to effectuate any Extension, other than the consent of each Lender agreeing to such Extension with respect to its Existing Loans (or a portion thereof).  All Extended Loans and all obligations in respect thereof shall be Secured Obligations under this Agreement and the other Loan Documents that are secured by all or a portion of the Collateral on a pari passu or junior lien basis with all other applicable Obligations under this Agreement and the other Loan Documents.  The Lenders hereby irrevocably authorize the Administrative Agent to enter into amendments to this Agreement and the other Loan Documents with the Borrower as may be necessary in order to establish new Sub-Tranches in respect of Existing Loans so extended and such technical amendments as may be necessary or appropriate in the reasonable opinion of the Administrative Agent and the Borrower in connection with the establishment of such new Sub-Tranches, in each case on terms consistent with this Section 2.23.  Without limiting the foregoing, in connection with any Extensions the respective Loan Parties shall (at their expense) amend (and the Administrative Agent is hereby directed to amend) any Mortgage that has a maturity date prior to the then Latest Maturity Date so that such maturity date is extended to the then Latest Maturity Date (or such later date as may be advised by local counsel to the Administrative Agent).

(d)           In connection with any Extension, the Borrower shall provide the Administrative Agent at least ten (10) days (or such shorter period as may be agreed by the Administrative Agent) prior written notice thereof, and shall agree to such procedures, if any, as may be established by, or acceptable to, the Administrative Agent, in each case acting reasonably to accomplish the purposes of this Section 2.23.

(e)           Notwithstanding anything to the contrary contained herein, no Lender shall be required to accept an Extension Offer.

SECTION 2.24.   Refinancing Amendments.

(a)           At  any time after the Closing Date, the Borrower may obtain from any existing Lender or any other Person reasonably satisfactory to the Borrower and the Administrative Agent (any such existing Lender or other Person being called an “Additional Refinancing Lender”) Credit Agreement Refinancing Debt in respect of all or any portion of the Loans then outstanding under this Agreement (which for purposes of this clause (a) will be deemed to include any then outstanding Other Loans), in the form of Other Loans or Other Commitments, in each case pursuant to a Refinancing Amendment; provided that such Credit Agreement Refinancing Debt (i) will rank pari passu or junior in right of payment and of security with the other Loans and Commitments hereunder, (ii) have such pricing, interest, fees, premiums and optional prepayment terms as may be agreed by the Borrower and the Additional Refinancing Lenders thereof, (iii) not be secured by any assets that do not constitute Collateral and (iv) except as permitted in clause (ii), will otherwise be treated hereunder no more materially favorably taken as a whole, including with respect to covenants and events of default, in the good faith determination of the Borrower than the Refinanced Debt; providedfurther that the terms and conditions applicable to such Credit Agreement Refinancing Debt may provide for additional or different financial or other covenants or other provisions that are agreed by the Borrower and the applicable Additional Refinancing Lenders to the extent applicable only after the Latest Maturity Date as determined on the date such Credit Agreement Refinancing Debt is incurred or obtained.

(b)           The effectiveness of any Refinancing Amendment shall be subject to (i) the satisfaction on the date thereof of each of the following conditions: (1) that the representations and warranties of the Borrower set forth in this Agreement shall be true and correct in all material respects with the same effect as though made on and as of such date (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date, and that any representation or warranty which is subject to any materiality qualifier shall be required to be true and correct in all respects), and (2) at the time of and immediately after giving effect to such Refinancing Amendment, no Default shall have occurred and be continuing, and, (ii) to the extent reasonably requested by the Administrative Agent, to receipt by the Administrative Agent of (1) customary legal opinions, board resolutions and officers’ certificates consistent with those delivered on the Closing Date other than changes to such legal opinion resulting from a change in law, change in fact or change to counsel’s form of opinion reasonably satisfactory to the Administrative Agent and (2) reaffirmation agreements and/or such amendments to the Collateral Documents as may be reasonably requested by the Administrative Agent in order to ensure that such Credit Agreement Refinancing Debt is provided with the benefit of the applicable Loan Documents.

(c)           Each issuance of Credit Agreement Refinancing Debt under Section 2.24(a) shall be in an aggregate principal amount that is (x) not less than $25,000,000 and (y) an integral multiple of $1,000,000 in excess thereof.

(d)           Each of the parties hereto hereby agrees that this Agreement and the other Loan Documents may be amended pursuant to a Refinancing Amendment, without the consent of any other Lenders, to the extent (but only to the extent) necessary to (i) reflect the existence and terms of the Credit Agreement Refinancing Debt incurred pursuant thereto and (ii) effect such other amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower, to effect the provisions of this Section 2.24. The Required Lenders hereby expressly authorize the Administrative Agent to enter into any such Refinancing Amendment.

ARTICLE III

Representations and Warranties

Each Loan Party represents and warrants to the Lenders, on the Signing Date (solely in the case of Sections 3.01, 3.02 and 3.03(c)(i)) and on the Closing Date, that:

SECTION 3.01.   Organization; Powers.  Each Loan Party and each Restricted Subsidiary is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business, and is in good standing, in every jurisdiction where such qualification is required.

SECTION 3.02.   Authorization; Enforceability.  The Transactions are within each Loan Party’s organizational powers and have been duly authorized by all necessary organizational actions and, if required, actions by equity holders.  This Agreement has been duly executed and delivered by each Loan Party, and each other Loan Document to which each Loan Party is a party, when delivered hereunder, will have been duly executed and delivered by such Loan Party. This Agreement constitutes, and each other Loan Document when delivered hereunder shall constitute, a legal, valid and binding obligation of each Loan Party, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

SECTION 3.03.   Governmental Approvals; No Conflicts.  The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect and except for filings necessary to perfect Liens created pursuant to the Loan Documents, (b) will not violate any Requirement of Law applicable to any Loan Party or any of its Restricted Subsidiaries, (c) will not violate or result in a default under (i) any certificate or articles of incorporation or organization, by-laws, operating, management or partnership agreement or other organizational documents of any Loan Party or (ii) any indenture, material agreement or other material instrument binding upon any Loan Party or any of its Restricted Subsidiaries or the assets of any Loan Party or any of its Restricted Subsidiaries, or give rise to a right thereunder to require any payment to be made by any Loan Party or any of its Restricted Subsidiaries, and (d) will not result in the creation or imposition of any Lien on any asset of any Loan Party or any of its Restricted Subsidiaries, except Liens created pursuant to the Loan Documents.

SECTION 3.04.   Financial Condition; No Material Adverse Change.  (f) The Borrower has heretofore furnished to the Lenders its consolidated balance sheet and statements of income, stockholders equity and cash flows as of and for the fiscal year ended December 31, 2013, reported on by Ernst & Young LLP, independent public accountants.  Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Borrower and its consolidated Subsidiaries as of such date and for such period in accordance with GAAP or IFRS, as applicable.

(b)           No event, change or condition has occurred that has had, or could reasonably be expected to have, a Material Adverse Effect, since December 31, 2013.

SECTION 3.05.     Properties.  (g) As of the Closing Date, Schedule 3.05 sets forth the address of each parcel of real property that is owned or leased by each Loan Party.  Each of such leases and subleases is valid and enforceable in accordance with its terms and is in full force and effect, and no default by any party to any such lease or sublease exists.  Each of the Loan Parties and its Restricted Subsidiaries has good and indefeasible title to, or valid leasehold interests in, all of its real and personal property that is material to the businesses of the Loan Parties, free of all Liens other than those permitted by Section 6.02.

(b)           Each Loan Party and each Restricted Subsidiary owns, or is licensed to use, all trademarks, trade names, copyrights, patents and other intellectual property necessary to its business as currently conducted, a correct and complete list of which, as of the Closing Date, is set forth on Schedule 3.05, and the use thereof by each Loan Party and each Restricted Subsidiary does not infringe in any material respect upon the rights of any other Person, and each Loan Party’s rights thereto are not subject to any licensing agreement or similar arrangement.

SECTION 3.06.   Litigation and Environmental Matters.  (h) No actions, suits or proceedings by or before any arbitrator or Governmental Authority are pending or, to the knowledge of any Loan Party, threatened against or affecting any Loan Party or any Restricted Subsidiary (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect (other than the Disclosed Matters) or (ii) that involve this Agreement or the Transactions.

(b)           Except for the Disclosed Matters (i) no Loan Party or any Restricted Subsidiary has received notice of any claim with respect to any Environmental Liability or knows of any basis for any Environmental Liability and (ii) except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, no Loan Party or any Restricted Subsidiary (A) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (B) has become subject to any Environmental Liability, (C) has received notice of any claim with respect to any Environmental Liability or (D) knows of any basis for any Environmental Liability.

(c)           Since the Closing Date, there has been no change in the status of the Disclosed Matters that, individually or in the aggregate, has resulted in, or materially increased the likelihood of, a Material Adverse Effect.

SECTION 3.07.   Compliance with Laws and Agreements; No Default.  Except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, each Loan Party and each Restricted Subsidiary is in compliance with (i) all Requirements of Law applicable to it or its property and (ii) all indentures, agreements and other instruments binding upon it or its property.  No Default has occurred and is continuing.

SECTION 3.08.   Investment Company Status.  No Loan Party or Restricted Subsidiary is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940.

SECTION 3.09.   Taxes.  Each Loan Party and each Restricted Subsidiary has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which such Loan Party or such Restricted Subsidiary, as applicable, has set aside on its books adequate reserves or (b) to the extent that the failure to do so could not be expected to result in a Material Adverse Effect.  No tax liens have been filed and no claims are being asserted with respect to any such taxes.

SECTION 3.10.   ERISA.  No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect.  All foreign pension schemes sponsored or maintained by the Borrower and each of its Restricted Subsidiaries is maintained in accordance with the requirements of applicable foreign law, except where noncompliance could not reasonably be expected to have a Material Adverse Effect.

SECTION 3.11.   Disclosure.  The Loan Parties have disclosed to the Lenders all agreements, instruments and corporate or other restrictions to which any Loan Party or any Restricted Subsidiary is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.  Neither the Information Memorandum nor any of the other reports, financial statements, certificates or other information furnished in writing by or on behalf of any Loan Party to the Administrative Agent or any Lender in connection with the negotiation of this Agreement or any other Loan Document (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Loan Parties represent only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time delivered and, if such projected financial information was delivered prior to the Signing Date, as of the Signing Date.

SECTION 3.12.   Solvency.  Immediately after the consummation of the Transactions to occur on the Closing Date,  (a) the sum of the Indebtedness (including contingent liabilities) of the Borrower and its Subsidiaries, taken as a whole, does not exceed the assets of the Borrower and its Subsidiaries at a fair valuation, taken as a whole, on a going concern basis; (b) the capital of the Borrower and its Subsidiaries, taken as a whole, is not unreasonably small in relation to the business of the Borrower and its Subsidiaries, taken as a whole, contemplated on the Closing Date and (c) the Borrower and its Subsidiaries, taken as a whole, do not intend to incur, or believe that they will incur, Indebtedness including current obligations beyond their ability to pay such Indebtedness as it matures (in the ordinary course of business).  For the purposes hereof, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability (irrespective of whether such contingent liabilities meet the criteria for accrual under Statement of Financial Accounting Standard No. 5).

SECTION 3.13.   Insurance.  Schedule 3.13 sets forth a description of all insurance maintained by or on behalf of the Loan Parties and their Restricted Subsidiaries as of the Closing Date.  As of the Closing Date, all premiums in respect of such insurance have been paid.  The Borrower maintains, and has caused each Restricted Subsidiary to maintain, with financially sound and reputable insurance companies, insurance on all their real and personal property in such amounts, subject to such deductibles and self-insurance retentions and covering such properties and risks as are adequate and customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations.

SECTION 3.14.   Capitalization and Subsidiaries.  Schedule 3.14 sets forth (a) a correct and complete list of the name and relationship to the Borrower of each Subsidiary, (b) a true and complete listing of each class of each of the Borrower’s authorized Equity Interests, all of which issued shares are validly issued, outstanding, fully paid and non-assessable, and owned beneficially and of record by the Persons identified on Schedule 3.14, and (c) the type of entity of the Borrower and each Subsidiary.  All of the issued and outstanding Equity Interests owned by any Loan Party have been (to the extent such concepts are relevant with respect to such ownership interests) duly authorized and issued and are fully paid and non assessable.  Except as set forth on Schedule 3.14, there are no outstanding commitments or other obligations of any Loan Party to issue, and no options, warrants or other rights of any Person to acquire, any shares of any class of capital stock or other equity interests of any Loan Party.

SECTION 3.15.   Security Interest in Collateral.  Subject to the proviso in Section 4.02(i) with respect to any representation made under this Section 3.15 on the Closing Date, as of the Closing Date, the provisions of this Agreement and the other Loan Documents create legal and valid Liens on all of the Collateral in favor of the Administrative Agent, for the benefit of the Secured Parties, and such Liens constitute perfected and continuing Liens on the Collateral, securing the Secured Obligations, enforceable against the applicable Loan Party and all third parties, and having priority over all other Liens on the Collateral except (a) Permitted Encumbrances, to the extent any such Permitted Encumbrances would have priority over the Liens in favor of the Administrative Agent pursuant to any applicable law or agreement, (b) Liens perfected only by possession (including possession of any certificate of title) to the extent the Administrative Agent has not obtained or does not maintain possession of such Collateral and (c) Liens in favor of the ABL Representative with respect to the ABL First Priority Collateral, to the extent permitted pursuant to the Intercreditor Agreement.

SECTION 3.16.   Employment Matters.  As of the Closing Date, there are no strikes, lockouts or slowdowns against any Loan Party or any Restricted Subsidiary pending or, to the knowledge of any Loan Party, threatened.  The hours worked by and payments made to employees of the Loan Parties and their Restricted Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable Federal, state, local or foreign law dealing with such matters.  All payments due from any Loan Party or any Restricted Subsidiary, or for which any claim may be made against any Loan Party or any Restricted Subsidiary, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of such Loan Party or Restricted Subsidiary.

SECTION 3.17.   Federal Reserve Regulations.  No part of the proceeds of any Loan has been used or will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations T, U and X.

SECTION 3.18.   Use of Proceeds.  The proceeds of the Loans have been used and will be used, whether directly or indirectly as set forth in Section 5.08.

SECTION 3.19.   Anti-Corruption Laws and Sanctions. The Borrower has implemented and maintains in effect policies and procedures designed to ensure compliance by the Borrower, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and the Borrower, its Subsidiaries and their respective officers and employees and to the knowledge of the Borrower its directors and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects. None of (a) the Borrower, any Subsidiary or any of their respective directors, officers or employees, or (b) to the knowledge of the Borrower, any agent of the Borrower or any Subsidiary that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person.  No Borrowing, use of proceeds or other Transaction will violate Anti-Corruption Laws or applicable Sanctions.

ARTICLE IV

Conditions

SECTION 4.01.     Signing Date.  The effectiveness of this Agreement on the Signing Date is subject to satisfaction (or waiver in accordance with Section 9.02) of the following conditions:

(a)           Loan Agreement.  The Administrative Agent (or its counsel) shall have received from each party hereto either (A) a counterpart of this Agreement signed on behalf of such party or (B) written evidence reasonably satisfactory to the Administrative Agent (which may include facsimile or other electronic transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement.

(b)           Closing Certificates; Certified Certificate of Incorporation; Good Standing Certificates.  The Administrative Agent shall have received (i) a certificate of each Loan Party, dated the Signing Date and executed by its Secretary or Assistant Secretary, which shall (A) certify the resolutions of its Board of Directors, members or other body authorizing the execution, delivery and performance of the Loan Documents to which it is a party, (B) identify by name and title and bear the signatures of the Financial Officers and any other officers of such Loan Party authorized to sign the Loan Documents to which it is a party, and (C) contain appropriate attachments, including the certificate or articles of incorporation or organization of each Loan Party certified by the relevant authority of the jurisdiction of organization of such Loan Party and a true and correct copy of its by-laws or operating, management or partnership agreement, and (ii) a good standing certificate for each Loan Party from its jurisdiction of organization or the substantive equivalent available in the jurisdiction of organization for each Loan Party from the appropriate governmental officer in such jurisdiction.

(c)           Fees.  The Lenders and the Administrative Agent shall have received all fees required to be paid, and all expenses (including the reasonable fees and expenses of legal counsel) for which invoices have been presented at least two days prior to the Signing Date.

(d)           USA PATRIOT Act, Etc.  The Administrative Agent and the Lenders shall have received, to the extent requested by any of the Lenders at least ten (10) days prior to the Signing Date, all documentation and other information required by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act, for each Loan Party.

(e)           Representations. The representations and warranties of the Loan Parties as of the Signing Date contained in Sections 3.01, 3.02 and 3.03(c)(i) shall be true and correct in all material respects on and as of the Signing Date (except in the case of any such representation and warranty which expressly relates to a given date or period, in which case such representation and warranty shall be true and correct in all material respects as of the respective date or respective period, as the case may be).

SECTION 4.02.   Closing Date.  The obligations of the Lenders to make Loans hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 9.02):

(a)           Loan Agreement and Other Loan Documents.  The Administrative Agent (or its counsel) shall have received (i) either (A) a counterpart of each Loan Document signed on behalf of each party thereto or (B) written evidence reasonably satisfactory to the Administrative Agent (which may include facsimile or other electronic transmission of a signed signature page thereof) that each such party has signed a counterpart of such Loan Document, (ii) Joinder Agreements from each of the Closing Date Guarantors, and (iii) such other certificates, documents, instruments and agreements as the Administrative Agent shall reasonably request in connection with the transactions contemplated by this Agreement and the other Loan Documents and as listed on Exhibit G hereto, including any promissory notes requested by a Lender pursuant to Section 2.10 payable to the order of each such requesting Lender and written opinions of the Loan Parties’ counsels, addressed to the Administrative Agent and the Lenders and the other Secured Parties in substantially the forms of Exhibits B-1 and B-2 (together with any other real estate related opinions separately described herein), all in form and substance reasonably satisfactory to the Administrative Agent and its counsel (except in the case of the Intercreditor Agreement, which shall be in form and substance satisfactory to the Administrative Agent and its counsel).

(b)           Closing Certificates; Certified Certificate of Incorporation; Good Standing Certificates.  With respect to the Target and its Subsidiaries that are Loan Parties, the Administrative Agent shall have received (i) a certificate of each such Loan Party, dated the Closing Date and executed by its Secretary or Assistant Secretary, which shall (A) certify the resolutions of its Board of Directors, members or other body authorizing the execution, delivery and performance of the Loan Documents to which it is a party, (B) identify by name and title and bear the signatures of the Financial Officers and any other officers of such Loan Party authorized to sign the Loan Documents to which it is a party, and (C) contain appropriate attachments, including the certificate or articles of incorporation or organization of each such Loan Party certified by the relevant authority of the jurisdiction of organization of such Loan Party and a true and correct copy of its by-laws or operating, management or partnership agreement, and (ii) a good standing certificate for each such Loan Party from its jurisdiction of organization or the substantive equivalent available in the jurisdiction of organization for each such Loan Party from the appropriate governmental officer in such jurisdiction. With respect to the Loan Parties other than the Target and its Subsidiaries, the Administrative Agent shall have received (i) a certificate of such Loan Party certifying that there has been no material change to the documents provided in accordance with Section 4.01(b) (and in the case of any change thereto, copies thereof certified as of a recent date) and (ii) a good standing certificate for each such Loan Party from its jurisdiction of organization or the substantive equivalent available in the jurisdiction of organization for each such Loan Party from the appropriate governmental officer in such jurisdiction.

(c)           Financial Statements and Projections.  The Lenders shall have received (1) audited consolidated balance sheets and related statements of income and cash flows of Target for the fiscal years of Target ended 2011, 2012 and 2013 and each fiscal year of Target ended thereafter and at least 90 days prior to the Closing Date (and each Lender acknowledges receipt of the 2011, 2012 and 2013 audited balance sheets and related statements of income and cash flows), (2) unaudited consolidated balance sheets and related statements of income and cash flows of Target for each fiscal quarter of Target (other than the fourth fiscal quarter of any fiscal year of Target) ended after the close of its most recent fiscal year and at least 45 days prior to the Closing Date, and (3) a proforma consolidated balance sheet and related pro forma consolidated statement of income of the Borrower as of the last day of the most recently delivered financial statements pursuant to the foregoing, prepared after giving effect to the Transactions; provided that the filing of the required financial statements on form 10-K or form 10-Q within such time periods by Target will satisfy the requirement of clauses (1) and (2) of this paragraph.

(d)           Fees.  The Lenders and the Administrative Agent shall have received all fees required to be paid, and all expenses (including the reasonable fees and expenses of legal counsel as required to be paid in accordance with the Fee Letters) for which invoices have been presented  at least two days prior to the Closing Date.  All such amounts will be paid with proceeds of Loans made on the Closing Date and will be reflected in the funding instructions given by the Borrower to the Administrative Agent on or before the Closing Date.

(e)           Existing Indebtedness.  On the Closing Date, after giving effect to the Transactions, none of the Borrower, Target and any of their Subsidiaries shall have any material third-party Indebtedness for borrowed money other than (i) the Obligations and the “Obligations” under the ABL Credit Facility, (ii) the Existing Convertible Notes, (iii) in the case of Target and its Subsidiaries, Indebtedness permitted to be incurred or to remain outstanding pursuant to the Target Acquisition Agreement and (iv) in the case of the Borrower and its Subsidiaries, other Indebtedness in aggregate outstanding principal amount not to exceed $25,000,000.

(f)           Funding Account.  The Administrative Agent shall have received a notice setting forth the deposit account of the Borrower (the “Funding Account”) to which the Administrative Agent is authorized by the Borrower to transfer the proceeds of any Borrowings requested or authorized pursuant to this Agreement.

(g)           Solvency.  The Administrative Agent and the Lenders shall have received a written certification from the chief financial officer of the Borrower that the Borrower and its Subsidiaries, on a consolidated basis after giving effect to the Transactions, are solvent as described in Section 3.12.

(h)           Signing Date. The Signing Date shall have occurred.

(i)           Filings, Registrations and Recordings.  Subject to paragraph (l) of this Section 4.02, all documents (including the Collateral Documents) and instruments (including any Uniform Commercial Code financing statement) necessary to be filed, registered or recorded in order to create in favor of the Administrative Agent, for the benefit of itself, the Lenders and the other Secured Parties, a perfected Lien on the Collateral described therein, prior and superior in right to any other Person (other than with respect to Liens expressly permitted by Section 6.02), shall be executed and delivered and, if applicable, in proper form for filing, registration or recordation); provided, however, that, to the extent any Lien search or Collateral (including the creation or perfection of any Lien) is not or cannot be provided on the Closing Date (other than the pledge and perfection of Collateral with respect to which a Lien may be perfected solely by the filing of financing statements under the UCC, and the delivery of certificates for certificated Equity Interests of the Borrower’s Domestic Subsidiaries that are part of the Collateral) after the Borrower’s use of commercially reasonable efforts to do so without undue burden or expense, then the provision and/or perfection, as applicable, of any such Lien search and/or Collateral shall not constitute a condition precedent to the Closing Date, but may instead be provided within ninety (90) days after the Closing Date, subject to such extensions as are reasonably agreed by the Administrative Agent.

(j)           Target Acquisition.  The Target Acquisition Agreement (including, but not limited to, all schedules and exhibits thereto) shall be in full force and effect and the Target Acquisition shall be consummated pursuant to the Target Acquisition Agreement substantially concurrently with the making of the initial Loans hereunder without giving effect to any amendments, consents or waivers by the Borrower (or the Borrower’s Affiliates) thereto or modifications to the provisions thereof that, in any such case, are materially adverse to the interests of the Arrangers, the Administrative Agent or the Lenders without the consent of the Arrangers and the Administrative Agent, such consent not to be unreasonably withheld, conditioned or delayed (it being understood and agreed that (i) any decrease in the consideration for the Target Acquisition (other than pursuant to any purchase price or similar adjustment provisions set forth in the Target Acquisition Agreement), except for decreases of less than 15% (cumulative for all such decreases) of the total consideration for the Target Acquisition and (ii) any modifications to, without limitation, any of the provisions to the extent relating to the Administrative Agent’s, any Arranger’s or any Lender’s liability, jurisdiction or status as a third party beneficiary under the Target Acquisition Agreement (including, without limitation, as set forth in Sections 8.4(b), 9.3, 9.5, 9.10 and 9.13(b) of the Target Acquisition Agreement) shall be deemed to be materially adverse to the interests of the Arrangers and Lenders).

(k)           Target Material Adverse Effect. Since the date of the Target Acquisition Agreement, there shall not have occurred or exist any event, change occurrence, circumstance, effect or condition which (individually or in the aggregate) has had, or would reasonably be expected to have, a Target Material Adverse Effect.

(l)           Specified Representations. (a) Such of the representations made by or with respect to Target in the Target Acquisition Agreement as are material to the interests of the Lenders, but only to the extent that the Borrower or its applicable Affiliates have the right to terminate their obligations under the Target Acquisition Agreement or decline to consummate the Target Acquisition (in accordance with the terms thereof) as a result of a breach of such representations in the Target Acquisition Agreement, shall be true and correct and (b) the Specified Representations shall be true and correct in all material respects as of the Closing Date (except in the case of any Specified Representation which expressly relates to a given date or period, in which case such representation and warranty shall be true and correct in all material respects  as of the respective date or respective period, as the case may be).

(m)           Confidential Information Memorandum. The Arrangers (a) shall have received one or more customary confidential information memoranda and lender presentations customarily used for the syndication of the Loans hereunder and (b) shall have been afforded a period of at least 15 consecutive Business Days (provided that (i) November 29, 2013 shall be deemed not to be a business day and (ii) such period shall either end prior to December 20, 2013 or commence after January 6, 2014) following the date of delivery of the Information Memorandum to the Arrangers to syndicate the Loans.

(n)           Schedules. Receipt by the Administrative Agent of updated Schedules to this Agreement (if any) to replace the corresponding Schedules attached hereto as of the Signing Date in form and substance reasonably satisfactory to the Administrative Agent and the Lenders, provided that the Lenders agree that such updated schedules shall be deemed to be satisfactory if such updated Schedules (i) do not differ from the corresponding Schedules attached hereto as of the Signing Date in a manner that is material and adverse to the Lenders or (ii) are otherwise satisfactory to the Required Lenders (and any references to any such Schedules in this Agreement shall thereafter refer to such Schedules as the same may have been updated pursuant to this Section 4.02(n)).

(o)           ABL Credit Agreement. The Borrower shall have entered into the ABL Credit Agreement, and such ABL Credit Agreement shall be in effect, upon terms and conditions reasonably satisfactory to the Administrative Agent.

(p)           USA PATRIOT Act, Etc.  The Administrative Agent and the Lenders shall have received, to the extent requested by any of the Lenders at least ten (10) days prior to the Closing Date, all documentation and other information required by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act, for each Loan Party.

The Administrative Agent shall notify the Borrower and the Lenders of the Closing Date, and such notice shall be conclusive and binding.  Notwithstanding the foregoing, the obligations of the Lenders to make Loans hereunder shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section 9.02) at or prior to the Expiration Date (and in the event such conditions are not so satisfied or waived, the Commitments shall terminate at such time).

ARTICLE V

Affirmative Covenants

Until the Commitments shall have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full, each Loan Party executing this Agreement covenants and agrees from and after the Closing Date, jointly and severally with all of the other Loan Parties, with the Lenders that:

SECTION 5.01.   Financial Statements; Other Information.  The Borrower will furnish to the Administrative Agent and each Lender:

(a)           within ninety (90) days after the end of each fiscal year of the Borrower, its audited consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by independent public accountants of recognized national standing (without a “going concern” or like qualification or exception and without any qualification, commentary or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, accompanied by any management letter prepared by said accountants;

(b)           within forty-five (45) days after the end of each fiscal quarter of each fiscal year of the Borrower, (i) its (x) consolidated balance sheet as of the end of such fiscal quarter, (y) related statements of operations for such fiscal quarter and the then elapsed portion of such fiscal year, and (z) related statements of stockholders’ equity and cash flows for the then elapsed portion of such fiscal year, and (ii) (x) a consolidated balance sheet for the Borrower and its consolidated Restricted Subsidiaries as of the end of such fiscal quarter, (y) related statements of operations for the Borrower and its consolidated Restricted Subsidiaries for such fiscal quarter and the then elapsed portion of such fiscal year, and (z) related statements of stockholders’ equity and cash flows for the Borrower and its consolidated Restricted Subsidiaries for the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of the Borrower and its consolidated Subsidiaries (or the Borrower and its consolidated Restricted Subsidiaries, as applicable) on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;

(c)           concurrently with, or on the same day as the day of, any delivery of financial statements under clause (a) or (b) above, a certificate of a Financial Officer of the Borrower in substantially the form of Exhibit D (i) certifying, in the case of the financial statements delivered under clause (b), as presenting fairly in all material respects the financial condition and results of operations of the Borrower and its consolidated Subsidiaries (or the Borrower and its consolidated Restricted Subsidiaries, as applicable) on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes, (ii) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (iii) setting forth reasonably detailed calculations demonstrating the Senior Secured Net Leverage Ratio for purposes of determining the Applicable Rate, (iv) identifying all Material Subsidiaries, and (v) stating whether any change in GAAP or in the application thereof has occurred since the date of the audited financial statements referred to in Section 3.04 and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate;

(d)           [intentionally omitted];

(e)           as soon as available but in any event no later than sixty (60) days after the end of, and no earlier than thirty (30) days prior to the end of, each fiscal year of the Borrower, a copy of the plan and forecast (including a projected consolidated and consolidating balance sheet, income statement and funds flow statement) of the Borrower for each month of the upcoming fiscal year (the “Projections”) in form reasonably satisfactory to the Administrative Agent; and

(f)           promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of the Borrower or any Restricted Subsidiary, or compliance with the terms of this Agreement, as the Administrative Agent may reasonably request.

Documents required to be delivered pursuant to clauses (a) and (b) of this Section 5.01 may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date on which such documents are (i) filed for public availability on the SEC’s Electronic Data Gathering and Retrieval System, (ii) posted or the Borrower provides a link thereto on http://www.akorn.com; or (iii) posted on the Borrower’s behalf on an Internet or intranet website, if any, to which the Administrative Agent has access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that the Borrower shall notify (which may be by telecopy or electronic mail) the Administrative Agent of the filing of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents.

SECTION 5.02.   Notices of Material Events.  The Borrower will furnish to the Administrative Agent (for distribution to each Lender) prompt written notice of the following:

(a)           the occurrence of any Default;

(b)           receipt of any notice of any governmental investigation or any litigation or proceeding commenced or threatened against any Loan Party that could reasonably be expected to result in a Material Adverse Effect;

(c)           all amendments to the ABL Credit Facility, together with a copy of each such amendment;

(d)           the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect; and

(e)           any other development that results, or could reasonably be expected to result, in a Material Adverse Effect.

Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of the Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto. Information required to be delivered pursuant to clause (b), (c) and (d) of this Section shall be deemed to have been delivered if such information, or one or more annual or quarterly or other periodic reports containing such information, is (i) filed for public availability on the SEC’s Electronic Data Gathering and Retrieval System, (ii) posted or the Borrower provides a link thereto on http://www.akorn.com; or (iii) posted on the Borrower’s behalf on an Internet or intranet website, if any, to which the Administrative Agent and the Lenders have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that the Borrower shall notify (which may be by telecopy or electronic mail) the Administrative Agent of the filing of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents.

SECTION 5.03.   Existence; Conduct of Business.  Each Loan Party will, and will cause each Restricted Subsidiary to, (a) do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, qualifications, licenses, permits, franchises, governmental authorizations, intellectual property rights, licenses and permits material to the conduct of its business, and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted, provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 6.03, and (b) carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise as it is presently conducted.

SECTION 5.04.   Payment of Obligations.  Each Loan Party will, and will cause each Restricted Subsidiary to, pay or discharge all Material Indebtedness and all other material liabilities and obligations, including Taxes, before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) such Loan Party or Restricted Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (c)  the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect; provided, however, each Loan Party will, and will cause each Restricted Subsidiary to, remit withholding taxes and other payroll taxes to appropriate Governmental Authorities as and when claimed to be due, notwithstanding the foregoing exceptions.

SECTION 5.05.    Maintenance of Properties.  Each Loan Party will, and will cause each Restricted Subsidiary to, keep and maintain all property material to the conduct of its business in good working order and condition, casualty, condemnation and ordinary wear and tear excepted.

SECTION 5.06.     Books and Records; Inspection Rights.  Each Loan Party will, and will cause each Restricted Subsidiary to, (a) keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities and (b) permit any representatives designated by the Administrative Agent, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, environmental assessment reports and Phase I or Phase II studies, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested; provided, that, other than with respect to any such visits and inspections during the continuation of an Event of Default, the Loan Parties shall not be obligated to reimburse the Administrative Agent for the expenses of more than one (1) such visit or inspection during any calendar year.  Each Loan Party acknowledges that the Administrative Agent, after exercising its rights of inspection, may prepare and distribute to the Lenders certain Reports pertaining to each Loan Party’s assets (including, without limitation, the results of such inspection) for internal use by the Administrative Agent and the Lenders.

SECTION 5.07.   Compliance with Laws and Material Contractual Obligations.  Each Loan Party will, and will cause each Restricted Subsidiary to, (i) comply with all Requirements of Law applicable to it or its property (including without limitation Environmental Laws) and (ii) perform in all material respects its obligations under material agreements to which it is a party, except, in each case, where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. The Borrower will maintain in effect and enforce policies and procedures designed to ensure compliance by the Borrower, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions.

SECTION 5.08.   Use of Proceeds.  The proceeds of the Loans will be used only to finance a portion of the Transactions (including payment of Transaction-related costs and expenses, upfront fees and original issue discount and repayment of certain Indebtedness of the Borrower and Target) and for general corporate purposes of the Borrower and its Subsidiaries (or, in the case of Incremental Term Loans or Incremental Notes, as agreed between the Borrower and the Lenders providing such Incremental Term Loans or Incremental Notes).  No part of the proceeds of any Loan will be used, whether directly or indirectly, (i) for any purpose that entails a violation of any of the Regulations of the Board, including Regulations T, U and X or (ii) to make any Acquisition other than the Target Acquisition and Permitted Acquisitions.  The Borrower will not request any Borrowing, and the Borrower shall not use, and shall procure that its Subsidiaries and its or their respective directors, officers, employees and agents shall not use, the proceeds of any Borrowing (A) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (B) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, or (C)  in any manner that would result in the violation of  any Sanctions applicable to any party hereto.

SECTION 5.09.    Insurance.  Each Loan Party will, and will cause each Restricted Subsidiary to, maintain with financially sound and reputable carriers having a financial strength rating of at least A- by A.M. Best Company (a) insurance in such amounts (with no greater risk retention) and against such risks (including, without limitation:  loss or damage by fire and loss in transit; theft, burglary, pilferage, larceny, embezzlement, and other criminal activities; business interruption; and general liability) and such other hazards, as is customarily maintained by companies of established repute engaged in the same or similar businesses operating in the same or similar locations and (b) all insurance required pursuant to the Collateral Documents.  The Borrower will furnish to the Lenders, upon request of the Administrative Agent, information in reasonable detail as to the insurance so maintained.

SECTION 5.10.   Maintenance of Ratings.  Each Loan Party will, and will cause each Restricted Subsidiary to, use its commercially reasonable efforts maintain explicit public corporate and family ratings for the Borrower and its Subsidiaries, and explicit debt ratings for the Loans, in each case, by each of Moody’s and S&P or such other ratings agencies reasonably consented to by the Administrative Agent.

SECTION 5.11.   Additional Collateral; Further Assurances.  (i) Subject to applicable Requirement of Law, the Borrower and each Restricted Subsidiary that is a Loan Party will cause each of its Domestic Subsidiaries formed or acquired after the Signing Date in accordance with the terms of this Agreement to become a Loan Party by executing a Joinder Agreement.  Upon execution and delivery thereof, each such Person (i) shall automatically become a Loan Guarantor hereunder and thereupon shall have all of the rights, benefits, duties and obligations in such capacity under the Loan Documents and (ii) on and after the Closing Date, will grant Liens to the Administrative Agent, for the benefit of the Administrative Agent, the Lenders and the other Secured Parties, in any property of such Loan Party which constitutes Collateral, including any parcel of real property located in the U.S. owned by any Loan Party.

(b)           The Borrower and each Restricted Subsidiary that is a Loan Party will cause (i)100% of the issued and outstanding Equity Interests of each of its Domestic Subsidiaries and (ii) 65% (or such greater percentage that, due to a change in applicable law after the Signing Date, (1) could not reasonably be expected to cause the undistributed earnings of such Foreign Subsidiary as determined for U.S. federal income tax purposes to be treated as a deemed dividend to such Foreign Subsidiary’s U.S. parent and (2) could not reasonably be expected to cause any material adverse tax consequences) of the issued and outstanding Equity Interests entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) and 100% of the issued and outstanding Equity Interests not entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2) in each Foreign Subsidiary directly owned by the Borrower or any Domestic Subsidiary that is a Restricted Subsidiary to be subject at all times to a first priority, perfected Lien in favor of the Administrative Agent pursuant to the terms and conditions of the Loan Documents or such other security documents as the Administrative Agent shall reasonably request.

(c)           Without limiting the foregoing, each Loan Party will, and will cause each Restricted Subsidiary to, execute and deliver, or cause to be executed and delivered, to the Administrative Agent such documents, agreements and instruments, and take or cause to be taken such further actions (including the filing and recording of financing statements, fixture filings, mortgages, deeds of trust and other documents and such other actions or deliveries of the type required by Sections 4.01 and 4.02, as applicable), which may be required by any Requirement of Law or which the Administrative Agent may, from time to time, reasonably request to carry out the terms and conditions of this Agreement and the other Loan Documents and to ensure perfection and priority of the Liens created or intended to be created by the Collateral Documents, all in form and substance reasonably satisfactory to the Administrative Agent and all at the expense of the Loan Parties.

(d)           If any material assets (including any real property or improvements thereto or any interest therein) are acquired by the Borrower or any Restricted Subsidiary that is a Loan Party after the Closing Date (other than assets constituting Collateral under the Security Agreement that become subject to the Lien under the Security Agreement upon acquisition thereof), the Borrower will (i) notify the Administrative Agent and the Lenders thereof and, if requested by the Administrative Agent or the Required Lenders, cause such assets to be subjected to a Lien securing the Secured Obligations and (ii) take, and cause each Restricted Subsidiary that is a Loan Party to take, such actions as shall be necessary or reasonably requested by the Administrative Agent to grant and perfect such Liens, including actions described in paragraph (c) of this Section, all at the expense of the Loan Parties.

(e)           Without limiting the generality of the foregoing, each Loan Party shall deliver Mortgages and Mortgage Instruments with respect to real property of such Loan Party that constitutes Collateral to the extent, and within such time period as is, reasonably required by the Administrative Agent.  Notwithstanding the foregoing, no Mortgages or Mortgage Instruments are required to be delivered hereunder until the date that occurs sixty (60) days after the Closing Date (or such later date as the Administrative Agent may agree to in its sole discretion).

SECTION 5.12.   Designation of Subsidiaries.  The Borrower may, at any time from and after the Closing Date, designate any Restricted Subsidiary as an Unrestricted Subsidiary or any Unrestricted Subsidiary as a Restricted Subsidiary; provided that (i) immediately before and after such designation, no Default or Event of Default shall have occurred and be continuing, (ii) no Restricted Subsidiary may be designated as an Unrestricted Subsidiary if it was previously designated as an Unrestricted Subsidiary pursuant to this Section 5.12 and (iii) if a Restricted Subsidiary is being designated as an Unrestricted Subsidiary hereunder, such Restricted Subsidiary, together with all other Unrestricted Subsidiaries as of such date of designation (the “Designation Date”), must not have contributed greater than five percent (5%) of the Borrower’s EBITDA (calculated inclusive of all Unrestricted Subsidiaries), as of the most recently ended fiscal quarter of the Borrower, for the period of four consecutive fiscal quarters then ended, for which financial statements have been delivered pursuant to Section 5.01.  The designation of any Restricted Subsidiary as an Unrestricted Subsidiary after the Closing Date shall constitute an investment by the applicable Loan Party therein at the date of designation in an amount equal to the fair market value of the applicable Loan Party’s investment therein.  The designation of any Unrestricted Subsidiary as a Restricted Subsidiary after the Closing Date shall constitute (i) the incurrence at the time of designation of any investment, Indebtedness or Liens of such Subsidiary existing at such time and (ii) a return on any investment by the applicable Loan Party in Unrestricted Subsidiaries pursuant to the preceding sentence in an amount equal to the fair market value at the date of such designation of such Loan Party’s investment in such Subsidiary.  Notwithstanding the foregoing, the Borrower shall not be permitted to be an Unrestricted Subsidiary.

ARTICLE VI

Negative Covenants

Until the Commitments shall have expired or been terminated and the principal of and interest on each Loan and all fees, expenses and other amounts payable under any Loan Document shall have been paid in full, in each case without any pending draw, each Loan Party executing this Agreement covenants and agrees from and after the Closing Date, jointly and severally with all of the other Loan Parties, with the Lenders that:

SECTION 6.01.   Indebtedness.  No Loan Party will, nor will it permit any Restricted Subsidiary to, create, incur, assume or suffer to exist any Indebtedness, except:

(a)           the Secured Obligations;

(b)           the ABL Loans;

(c)           Indebtedness existing on the Closing Date and set forth in Schedule 6.01 and extensions, renewals, refinancings and replacements of any such Indebtedness in accordance with clause (g) hereof;

(d)           Indebtedness of the Borrower to any Restricted Subsidiary and of any Restricted Subsidiary to the Borrower or any other Restricted Subsidiary, provided that (i) Indebtedness of any Restricted Subsidiary that is not a Loan Party to the Borrower or any Restricted Subsidiary that is a Loan Party shall be subject to Section 6.04 and (ii) Indebtedness of any Loan Party to any Restricted Subsidiary that is not a Loan Party shall be subordinated to the Secured Obligations on terms reasonably satisfactory to the Administrative Agent;

(e)           Guarantees by the Borrower of Indebtedness of any Restricted Subsidiary and by any Restricted Subsidiary of Indebtedness of the Borrower or any other Restricted Subsidiary, provided that (i) the Indebtedness so Guaranteed is permitted by this Section 6.01, (ii) Guarantees by the Borrower or any Restricted Subsidiary that is a Loan Party of Indebtedness of any Restricted Subsidiary that is not a Loan Party shall be subject to Section 6.04 and (iii) Guarantees permitted under this clause (e) shall be subordinated to the Secured Obligations of the applicable Restricted Subsidiary on the same terms as the Indebtedness so Guaranteed is subordinated to the Secured Obligations;

(f)           Indebtedness of the Borrower or any Restricted Subsidiary incurred to finance the acquisition, construction or improvement of any fixed or capital assets (whether or not constituting purchase money Indebtedness), including Capital Lease Obligations and any Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof, and extensions, renewals and replacements of any such Indebtedness in accordance with clause (g) below; provided that (i) such Indebtedness is incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement and (ii) the aggregate principal amount of Indebtedness permitted by this clause (f) together with any Refinance Indebtedness in respect thereof permitted by clause (g) below, shall not exceed $25,000,000 at any time outstanding;

(g)           Indebtedness which represents extensions, renewals, refinancing or replacements (such Indebtedness being so extended, renewed, refinanced or replaced being referred to herein as the “Refinance Indebtedness”) of any of the Indebtedness described in clauses (b), (c), (f), (i) and (j) hereof (such Indebtedness being referred to herein as the “Original Indebtedness”); provided that (i) such Refinance Indebtedness does not increase the principal amount or interest rate (other than the then-prevailing customary interest rate for Indebtedness of such type of Refinance Indebtedness) of the Original Indebtedness, (ii) any Liens securing such Refinance Indebtedness are not extended to any additional property of any Loan Party or any of its Restricted Subsidiaries, (iii) no Loan Party or any of its Restricted Subsidiaries that is not originally obligated with respect to repayment of such Original Indebtedness is required to become obligated with respect to such Refinance Indebtedness, (iv) such Refinance Indebtedness does not result in a shortening of the average weighted maturity of such Original Indebtedness, (v) the terms of such Refinance Indebtedness other than fees and interest are not less favorable to the obligor thereunder than the original terms of such Original Indebtedness and (vi) if such Original Indebtedness was subordinated in right of payment to the Secured Obligations, then the terms and conditions of such Refinance Indebtedness must include subordination terms and conditions that are at least as favorable to the Administrative Agent and the Lenders as those that were applicable to such Original Indebtedness;

(h)           Indebtedness owed to any Person providing workers’ compensation, health, disability or other employee benefits or property, casualty or liability insurance, pursuant to reimbursement or indemnification obligations to such Person, in each case incurred in the ordinary course of business;

(i)           Indebtedness of any Loan Party in respect of performance bonds, bid bonds, appeal bonds, surety bonds and similar obligations, in each case provided in the ordinary course of business;

(j)           Indebtedness of any Person that becomes a Subsidiary after the Closing Date; provided that (i) such Indebtedness exists at the time such Person becomes a Subsidiary and is not created in contemplation of or in connection with such Person becoming a Subsidiary and (ii) the aggregate principal amount of Indebtedness permitted by this clause (k), together with any Refinance Indebtedness in respect thereof permitted by clause (g) above, shall not exceed $25,000,000 at any time outstanding;

(k)           Credit Agreement Refinance Debt; and

(l)           Permitted Ratio Indebtedness.

SECTION 6.02.   Liens.  No Loan Party will, nor will it permit any Restricted Subsidiary to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:

(a)           Liens created pursuant to any Loan Document;

(b)           Permitted Encumbrances;

(c)           Liens on the Collateral securing Indebtedness incurred pursuant to Section 6.01(b), and any extensions, renewals and replacements of any such Indebtedness in respect thereof in accordance with Section 6.01(g), in each case, to the extent such Indebtedness is subject to the terms of the Intercreditor Agreement;

(d)           any Lien on any property or asset of the Borrower or any Restricted Subsidiary existing on the Closing Date and set forth in Schedule 6.02; provided that (i) such Lien shall not apply to any other property or asset of the Borrower or such Restricted Subsidiary and (ii) such Lien shall secure only those obligations which it secures on the Closing Date, and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

(e)           Liens on fixed or capital assets acquired, constructed or improved by the Borrower or any Restricted Subsidiary; provided that (i) such Liens secure Indebtedness permitted by clause (f) of Section 6.01, (ii) such Liens and the Indebtedness secured thereby are incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement, (iii) the Indebtedness secured thereby does not exceed 100% of the cost of acquiring, constructing or improving such fixed or capital assets and (iv) such Liens shall not apply to any other property or assets of the Borrower or such Restricted Subsidiary;

(f)           any Lien existing on any property or asset (other than Accounts and Inventory) prior to the acquisition thereof by the Borrower or any Restricted Subsidiary or existing on any property or asset (other than Accounts and Inventory) of any Person that becomes a Loan Party after the Closing Date prior to the time such Person becomes a Loan Party; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Loan Party, as the case may be, (ii) such Lien shall not apply to any other property or assets of the Loan Party and (iii) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Loan Party, as the case may be, and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

(g)           Liens of a collecting bank arising in the ordinary course of business under Section 4-208 of the UCC in effect in the relevant jurisdiction covering only the items being collected upon;

(h)           Liens arising out of Sale and Leaseback Transactions permitted by Section 6.06;

(i)           Liens granted by a Restricted Subsidiary that is not a Loan Party in favor of the Borrower or another Loan Party in respect of Indebtedness owed by such Restricted Subsidiary;

(j)           Liens on any property or asset of the Borrower or any Restricted Subsidiary securing Credit Agreement Refinance Debt in accordance with the definition thereof;

(k)           Liens on any property or asset of the Borrower or any Restricted Subsidiary securing Permitted Ratio Indebtedness in accordance with the definition thereof; and

(l)           Liens on assets (not constituting Collateral) of the Borrower and its Restricted Subsidiaries not otherwise permitted above so long as the aggregate principal amount of the Indebtedness and other obligations subject to such Liens does not at any time exceed $25,000,000.

SECTION 6.03.   Fundamental Changes.  (j) No Loan Party will, nor will it permit any Restricted Subsidiary to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Event of Default shall have occurred and be continuing (i) any Restricted Subsidiary of the Borrower may merge into the Borrower in a transaction in which the Borrower is the surviving corporation, (ii) any Loan Party (other than the Borrower) may merge into any other Loan Party in a transaction in which the surviving entity is a Loan Party and (iii) any Restricted Subsidiary that is not a Loan Party may liquidate or dissolve if the Borrower determines in good faith that such liquidation or dissolution is in the best interests of the Borrower and is not materially disadvantageous to the Lenders; provided that any such merger involving a Person that is not a wholly owned Subsidiary immediately prior to such merger shall not be permitted unless also permitted by Section 6.04.

(b)     No Loan Party will, nor will it permit any Restricted Subsidiary to, engage in any business other than businesses of the type conducted by the Borrower and its Subsidiaries on the Signing Date and businesses reasonably related thereto.

(c)     No Loan Party will change its fiscal year from the basis in effect on the Signing Date without the consent of the Administrative Agent.

SECTION 6.04.   Investments, Loans, Advances, Guarantees and Acquisitions.  No Loan Party will, nor will it permit any Restricted Subsidiary to, (i) purchase, hold or acquire (including pursuant to any merger with any Person that was not a Loan Party and a wholly owned Subsidiary prior to such merger) any evidences of Indebtedness or Equity Interests or other securities (including any option, warrant or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, Guarantee any obligations of, or make or permit to exist any investment or any other interest in, any other Person, (ii) purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person constituting a business unit, division, product line (including rights in respect of any drug or other pharmaceutical product) or line of business of such Person (whether through purchase of assets, merger or otherwise), or (iii) acquire an exclusive long-term license of rights to a drug or other product line of any Person, except:

(a)           Permitted Investments, subject to control agreements in favor of the Administrative Agent for the benefit of the Secured Parties or otherwise subject to a perfected security interest in favor of the Administrative Agent for the benefit of the Secured Parties;

(b)           investments in existence on the Closing Date and described in Schedule 6.04;

(c)           investments by the Borrower and the Restricted Subsidiaries in Equity Interests in their respective Subsidiaries, provided that (A) any such Equity Interests held by a Loan Party shall be pledged pursuant to the Security Agreement (subject to the limitations applicable to common stock of a Foreign Subsidiary referred to in Section 5.11) and (B) the aggregate amount of investments by Loan Parties in Subsidiaries that are not Loan Parties (together with outstanding intercompany loans permitted under clause (B) to the proviso to Section 6.04(d) and outstanding Guarantees permitted under the proviso to Section 6.04(e)) shall not exceed $7,500,000 at any time outstanding (in each case determined without regard to any write-downs or write-offs);

(d)           loans or advances made by any Loan Party to any Subsidiary and made by any Subsidiary to a Loan Party or any other Subsidiary, provided that (A) any such loans and advances made by a Loan Party shall be evidenced by a promissory note pledged pursuant to the Security Agreement and (B) the amount of such loans and advances made by Loan Parties to Subsidiaries that are not Loan Parties (together with outstanding investments permitted under clause (B) to the proviso to Section 6.04(c) and outstanding Guarantees permitted under the proviso to Section 6.04(e)) shall not exceed $7,500,000 at any time outstanding (in each case determined without regard to any write-downs or write-offs);

(e)           Guarantees constituting Indebtedness permitted by Section 6.01, provided that the aggregate principal amount of Indebtedness of Restricted Subsidiaries that are not Loan Parties that is Guaranteed by any Loan Party (together with outstanding investments permitted under clause (B) to the proviso to Section 6.04(c) and outstanding intercompany loans permitted under clause (B) to the proviso to Section 6.04(d)) shall not exceed $7,500,000 at any time outstanding (in each case determined without regard to any write-downs or write-offs);

(f)           loans or advances made by a Loan Party to its employees on an arms-length basis in the ordinary course of business consistent with past practices for travel and entertainment expenses, relocation costs and similar purposes up to a maximum of $2,000,000 in the aggregate at any one time outstanding;

(g)          notes payable, or stock or other securities issued by Account Debtors to a Loan Party pursuant to negotiated agreements with respect to settlement of such Account Debtor’s Accounts in the ordinary course of business;

(h)          investments in the form of Swap Agreements permitted by Section 6.07;

(i)           investments of any Person existing at the time such Person becomes a Subsidiary of the Borrower or consolidates or merges with the Borrower or any of the Restricted Subsidiaries (including in connection with a permitted acquisition) so long as such investments were not made in contemplation of such Person becoming a Subsidiary or of such merger;

(j)           investments received in connection with the disposition of assets permitted by Section 6.05; and

(k)          investments constituting deposits described in clauses (c) and (d) of the definition of the term “Permitted Encumbrances”;

(l)           Permitted Acquisitions;

(m)         Permitted Foreign Loans; and

(n)          other investments in an amount not to exceed, in the aggregate together with all Restricted Payments made pursuant to Section 6.08(a)(iv) and all prepayments, redemptions or repurchases pursuant to Section 6.08(b)(ii), the Available Amount.

SECTION 6.05.   Asset Sales.  No Loan Party will, nor will it permit any Restricted Subsidiary to, sell, transfer, lease or otherwise dispose of any asset, including any Equity Interest owned by it, nor will the Borrower permit any Restricted Subsidiary to issue any additional Equity Interest in such Restricted Subsidiary (other than to the Borrower or another Subsidiary in compliance with Section 6.04), except:

(a)           (i) sales, transfers and dispositions of (A) Inventory in the ordinary course of business and (B) used, obsolete, worn out or surplus Equipment or property in the ordinary course of business and (ii) sales, transfers, dispositions or exclusive long-term licenses of property to the extent that (A) such property is concurrently exchanged for credit against the purchase price of similar replacement property or (B) the proceeds of such sales, transfers, dispositions or licenses are promptly applied to the purchase price of such replacement property;

(b)           sales, transfers and dispositions of assets to the Borrower or any Restricted Subsidiary, provided that any such sales, transfers or dispositions involving a Restricted Subsidiary that is not a Loan Party shall be made in compliance with Section 6.09;

(c)           sales, transfers and dispositions of Accounts in connection with the compromise, settlement or collection thereof;

(d)           sales, transfers and dispositions of Permitted Investments and other investments permitted by clauses (i) and (k) of Section 6.04;

(e)           Sale and Leaseback Transactions permitted by Section 6.06;

(f)           dispositions resulting from any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any property or asset of the Borrower or any Restricted Subsidiary;

(g)           sales, transfers and other dispositions consisting of divestitures required by applicable law or any Governmental Authority or other regulatory authority; and

(h)           sales, transfers and other dispositions of assets (other than Equity Interests in a Restricted Subsidiary unless all Equity Interests in such Restricted Subsidiary are sold) that are not permitted by any other paragraph of this Section, provided that the aggregate book value of all assets sold, transferred or otherwise disposed of in reliance upon this paragraph (h) during any fiscal year of the Borrower shall not exceed 10.0% of Total Assets as of the most recently ended fiscal year of the Borrower (determined by reference to the Borrower’s financial statements most recently delivered pursuant to Section 5.01(a) or, if prior to the date of the delivery of the first financial statements to be delivered pursuant to such Section, the annual financial statements referred to in Section 3.04(a));

provided that all sales, transfers, leases and other dispositions permitted hereby (other than those permitted by paragraphs (b) and (f) above) shall be made for fair value and for at least 75% cash consideration.

SECTION 6.06.   Sale and Leaseback Transactions.  No Loan Party will, nor will it permit any Restricted Subsidiary to, enter into any arrangement, directly or indirectly, whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property sold or transferred (a “Sale and Leaseback Transaction”), except for any such sale of any fixed or capital assets by the Borrower or any Restricted Subsidiary that is made for cash consideration in an amount not less than the fair value of such fixed or capital asset and is consummated within 90 days after the Borrower or such Restricted Subsidiary acquires or completes the construction of such fixed or capital asset.

SECTION 6.07.   Swap Agreements.  No Loan Party will, nor will it permit any Restricted Subsidiary to, enter into any Swap Agreement, except (a) Swap Agreements entered into to hedge or mitigate risks to which the Borrower or any Restricted Subsidiary has actual or reasonably anticipated exposure (other than those in respect of Equity Interests of the Borrower or any Restricted Subsidiary), and (b) Swap Agreements entered into in order to effectively cap, collar or exchange interest rates (from floating to fixed rates, from one floating rate to another floating rate or otherwise) with respect to any interest-bearing liability or investment of the Borrower or any Restricted Subsidiary.

SECTION 6.08.   Restricted Payments; Subordinated Indebtedness.  (k) No Loan Party will, nor will it permit any Restricted Subsidiary to, declare or make, or agree to declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except (i) the Borrower may declare and pay dividends with respect to its common stock payable solely in additional shares of its common stock, and, with respect to its preferred stock, payable solely in additional shares of such preferred stock or in shares of its common stock (in each case, other than Disqualified Equity Interests), (ii) Restricted Subsidiaries may declare and pay dividends ratably with respect to their Equity Interests, (iii) the Borrower may make Restricted Payments pursuant to and in accordance with stock option plans or other benefit plans for management or employees of the Borrower and its Restricted Subsidiaries, and (iv) the Borrower and its Restricted Subsidiaries may make Restricted Payments up to an amount not to exceed, in the aggregate together with all investments pursuant to Section 6.04(n) and all prepayments, redemptions or repurchases pursuant to Section 6.08(b)(ii), the Available Amount.

(b)           No Loan Party will, nor will it permit any Restricted Subsidiary to, make or agree to pay or make, directly or indirectly, (i) any payment or other distribution (whether in cash, securities or other property) of or in respect of principal of or interest on any Subordinated Indebtedness or other Indebtedness that is junior in right of payment to the Loans (collectively, the “Specified Indebtedness”) other than (x) in respect of the Existing Convertible Notes or (y) payment of regularly scheduled interest and principal payments as and when due (including at maturity) in respect of any Specified Indebtedness (excluding payments in respect of Subordinated Indebtedness prohibited by the subordination provisions thereof), or (ii) any payment or other distribution (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Specified Indebtedness (other than the Existing Convertible Notes) if, in the case of this clause (ii), the amount thereof would exceed, in the aggregate together with all investments pursuant to Section 6.04(n) and all Restricted Payments made pursuant to Section 6.08(a)(iv), the Available Amount. Furthermore, no Loan Party will, nor will it permit any Restricted Subsidiary to, amend the documents evidencing any Specified Indebtedness (or any replacements, substitutions, extensions or renewals thereof) or pursuant to which such Specified Indebtedness is issued where such amendment, modification or supplement amends, modifies or adds any provisions thereof in a manner which is (A) materially adverse to the applicable Loan Party and such Restricted Subsidiary and/or the Lenders or (B) more onerous in any material respect than the existing applicable provisions in such documents or the applicable provisions set forth in this Agreement, in each case as determined by the board of directors (including an authorized committee thereof) of the applicable Loan party in good faith.

SECTION 6.09.   Transactions with Affiliates.  No Loan Party will, nor will it permit any Restricted Subsidiary to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (a) transactions that (i) are in the ordinary course of business and (ii) are at prices and on terms and conditions not less favorable to such Loan Party or such Restricted Subsidiary than could be obtained on an arm’s-length basis from unrelated third parties, (b) transactions between or among the Loan Parties not involving any other Affiliate, (c) any investment permitted by Sections 6.04(c) or 6.04(d), (d) any Indebtedness permitted under Section 6.01(d), (e) any Restricted Payment permitted by Section 6.08, (f) loans or advances to employees permitted under Section 6.04, (g) the payment of reasonable fees to directors of the Borrower or any Restricted Subsidiary who are not employees of the Borrower or any Restricted Subsidiary, and compensation and employee benefit arrangements paid to, and indemnities provided for the benefit of, directors, officers or employees of the Borrower or its Subsidiaries in the ordinary course of business and (h) any issuances of securities or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment agreements, stock options and stock ownership plans approved by the Borrower’s board of directors.

SECTION 6.10.   Restrictive Agreements.  No Loan Party will, nor will it permit any Restricted Subsidiary to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of such Loan Party or any Restricted Subsidiary to create, incur or permit to exist any Lien upon any of its property or assets, or (b) the ability of any Restricted Subsidiary to pay dividends or other distributions with respect to any of its Equity Interests or to make or repay loans or advances to the Borrower or any other Restricted Subsidiary or to Guarantee Indebtedness of the Borrower or any other Restricted Subsidiary; provided that (i) the foregoing shall not apply to restrictions and conditions imposed by any Requirement of Law or by any Loan Document, (ii) the foregoing shall not apply to restrictions and conditions existing on the Closing Date identified on Schedule 6.10 (but shall apply to any extension or renewal of, or any amendment or modification expanding the scope of, any such restriction or condition), (iii) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale, provided such restrictions and conditions apply only to the Subsidiary that is to be sold and such sale is permitted hereunder, (iv) the foregoing shall not apply to restrictions and conditions imposed by the ABL Credit Agreement or any agreement or document governing or evidencing refinancing Indebtedness in respect of the ABL Loans permitted under Section 6.01(g), provided that the restrictions and conditions contained in any such agreement or document are not less favorable to the Lenders than the restrictions and conditions imposed by the ABL Credit Agreement, (v) clause (a) of the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness, (vi) clause (a) of the foregoing shall not apply to customary provisions in leases and other contracts restricting the assignment thereof, (vii) the foregoing shall not apply to customary restrictions and conditions arising in connection with any sale, transfer, lease or disposition permitted by Section 6.05, (viii) the foregoing shall not apply to any restrictions or conditions set forth in any agreement in effect at any time any Person becomes a Restricted Subsidiary (but not any modification or amendment expanding the scope of any such restriction or condition); provided, that such agreement was not entered into in contemplation of such Person becoming a Restricted Subsidiary and the restriction or condition set forth in such agreement does not apply to the Borrower or any other Restricted Subsidiary, (ix) the foregoing shall not apply to restrictions imposed by any agreement governing Indebtedness entered into on or after the Closing Date and permitted under Section 6.01 that are, taken as a whole, in the good faith judgment of the Borrower, no more restrictive with respect to the Borrower or any Restricted Subsidiary than customary market terms for Indebtedness of such type, so long as the Borrower shall have determined in good faith that such restrictions will not adversely affect in any material respect the obligation or ability of the Borrower or any other Loan Party to make any payments required hereunder or otherwise satisfy the Obligations, (x) the foregoing shall not apply to restrictions or conditions contained in any agreements governing any purchase money Liens or Capital Lease Obligations otherwise permitted hereby (in which case, any prohibition or limitation shall only be effective against the assets financed thereby and proceeds thereof), (xi) the foregoing shall not apply to restrictions or conditions with respect to cash collateral so long as the Lien in respect of such cash collateral is permitted under Section 6.02, (xii) the foregoing shall not apply to customary net worth provisions contained in real property leases or licenses of intellectual property, so long as the Borrower has determined in good faith that such provisions could not reasonably be expected to impair the ability of the Borrower and the other Loan Parties to make any payments required hereunder or otherwise satisfy the Obligations, (xiii) the foregoing shall not apply to restrictions under agreements evidencing or governing or otherwise relating to Indebtedness of Restricted Subsidiaries that are not Loan Guarantors permitted under Section 6.01; provided, that such Indebtedness is only with respect to the assets of Subsidiaries that are not Loan Guarantors, (xiv) the foregoing shall not apply to customary provisions in joint venture agreements, limited liability company operating agreements, partnership agreements, stockholders agreements and other similar agreements, and (xv) the foregoing shall not apply to restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business.

SECTION 6.11.   Amendment of Organizational Documents.  No Loan Party will, nor will it permit any Restricted Subsidiary to, amend, modify or waive any of its rights under its certificate or articles of incorporation or organization, by-laws, operating, management or partnership agreement or other organizational documents, to the extent any such amendment, modification or waiver would be adverse to the Lenders.

ARTICLE VII

Events of Default

If any of the following events (“Events of Default”) shall occur:

(a)           the Borrower shall fail to pay any principal of any Loan when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

(b)           the Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Article) payable under this Agreement, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five (5) Business Days;

(c)           any representation or warranty made or deemed made by or on behalf of any Loan Party or Restricted Subsidiary in, or in connection with, this Agreement or any other Loan Document or any amendment or modification hereof or thereof or waiver hereunder or thereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement or any other Loan Document or any amendment or modification hereof or thereof or waiver hereunder or thereunder, shall prove to have been materially incorrect when made or deemed made;

(d)           any Loan Party shall fail to observe or perform any covenant, condition or agreement contained in Section 5.02(a), 5.03 (with respect to a Loan Party’s existence) or 5.08 or in Article VI;

(e)           any Loan Party shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (other than those which constitute a default under another Section of this Article), and such failure shall continue unremedied for a period of (i) 5 days after the earlier of any Loan Party’s knowledge of such breach or notice thereof from the Administrative Agent (which notice will be given at the request of any Lender) if such breach relates to terms or provisions of Section 5.01, 5.02 (other than Section 5.02(a)), 5.03 through 5.07 or 5.09 of this Agreement or (ii) thirty (30) days after the earlier of any Loan Party’s knowledge of such breach or notice thereof from the Administrative Agent (which notice will be given at the request of any Lender) if such breach relates to terms or provisions of any other Section of this Agreement;

(f)           any Loan Party or Subsidiary shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable (after giving effect to the expiration of all grace and notice periods applicable thereto);

(g)           any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (after giving effect to the expiration of all grace and notice periods applicable thereto) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this clause (g) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness to the extent such sale or transfer is permitted by Section 6.05; provided, further, that a breach of Section 6.13 of the ABL Credit Facility shall not constitute an Event of Default hereunder unless and until the date on which all ABL Loans have been declared due and payable and all “Commitments” under and as defined in the ABL Credit Facility have been terminated;

(h)           an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of a Loan Party or Restricted Subsidiary or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Loan Party or Restricted Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for sixty (60) days or an order or decree approving or ordering any of the foregoing shall be entered;

(i)           any Loan Party or Restricted Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for such Loan Party or Restricted Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding described in the preceding clause (h), (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

(j)           any Loan Party or Restricted Subsidiary shall become unable, admit in writing its inability, or publicly declare its intention not to, or fail generally to pay its debts as they become due;

(k)            (i) one or more judgments for the payment of money in an aggregate amount in excess of $20,000,000 (after giving effect to third-party insurance from a creditworthy insurer that has not denied coverage) shall be rendered against any Loan Party, any Restricted Subsidiary or any combination thereof and the same shall remain undischarged for a period of thirty (30) consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of any Loan Party or Restricted Subsidiary to enforce any such judgment; or (ii) any Loan Party or Restricted Subsidiary shall fail within thirty (30) days to discharge one or more non-monetary judgments or orders which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, which judgments or orders, in any such case, are not stayed on appeal or otherwise being appropriately contested in good faith by proper proceedings diligently pursued;

(l)           an ERISA Event shall have occurred that, in the opinion of the Required Lenders, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect;

(m)           a Change in Control shall occur;

(n)           the occurrence of any “default” or “event of default” as defined in any Loan Document (other than this Agreement), or the breach of any of the terms or provisions of any Loan Document (other than this Agreement), which default or breach continues beyond any period of grace therein provided;

(o)           except as permitted by the terms hereof or of any Collateral Document or otherwise expressly agreed upon pursuant to the Intercreditor Agreement, (i) any Collateral Document shall for any reason fail to create a valid security interest in any material portion of the Collateral purported to be covered thereby, or (ii) other than as a result of the failure of the Administrative Agent to take any action within its control to maintain perfection of the Liens created in favor of the Administrative Agent for the benefit of the Secured Parties pursuant to the Loan Documents (excluding any action based on facts or circumstances for which the Administrative Agent has not been notified in accordance with the provisions of the Loan Documents), any Lien securing any Secured Obligation shall cease to be a perfected, first priority Lien with respect to any material portion of the Collateral;

(p)           any Collateral Document shall fail to remain in full force or effect or any action shall be taken to discontinue or to assert the invalidity or unenforceability of any Collateral Document; or

(q)           any material provision of any Loan Document for any reason ceases (other than pursuant to its express terms) to be valid, binding and enforceable in accordance with its terms (or any Loan Party shall challenge the enforceability of any Loan Document or shall assert in writing, or engage in any action or inaction based on any such assertion, that any provision of any of the Loan Documents has ceased to be or otherwise is not valid, binding and enforceable in accordance with its terms).

then, and in every such event (other than an event with respect to the Borrower described in clause (h) or (i) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, take the following action:  declare the Loans then outstanding to be due and payable in whole (or in part, but ratably as among the Loans at the time outstanding, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), whereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; and in the case of any event with respect to the Borrower described in clause (h) or (i) of this Article, the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.  Upon the occurrence and the continuance of an Event of Default, the Administrative Agent may, and at the request of the Required Lenders shall, exercise any rights and remedies provided to the Administrative Agent under the Loan Documents or at law or equity, including all remedies provided under the UCC.

ARTICLE VIII

The Administrative Agent

SECTION 8.01.   Appointment.  Each of the Lenders, on behalf of itself and any of its Affiliates that are Secured Parties hereby irrevocably appoints the Administrative Agent as its agent and authorizes the Administrative Agent to take such actions on its behalf, including execution of the other Loan Documents, and to exercise such powers as are delegated to the Administrative Agent by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto.  In addition, to the extent required under the laws of any jurisdiction other than the U.S., each of the Lenders hereby grants to the Administrative Agent any required powers of attorney to execute any Collateral Document governed by the laws of such jurisdiction on such Lender’s behalf.  The provisions of this Article are solely for the benefit of the Administrative Agent and the Lenders, and the Loan Parties shall not have rights as a third party beneficiary of any of such provisions.  It is understood and agreed that the use of the term “agent” as used herein or in any other Loan Documents (or any similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law.  Instead, such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

SECTION 8.02.   Rights as a Lender.  The bank serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with any Loan Party or any Subsidiary or any Affiliate thereof as if it were not the Administrative Agent hereunder.

SECTION 8.03.   Duties and Obligations.  The Administrative Agent shall not have any duties or obligations except those expressly set forth in the Loan Documents.  Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated by the Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02), and, (c) except as expressly set forth in the Loan Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any Loan Party or any Subsidiary that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity.  The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02) or in the absence of its own gross negligence or willful misconduct as determined by a final nonappealable judgment of a court of competent jurisdiction.  The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by the Borrower or a Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or in connection with any Loan Document, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, (v) the creation, perfection or priority of Liens on the Collateral or the existence of the Collateral, or (vi) the satisfaction of any condition set forth in Article IV or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

SECTION 8.04.   Reliance.  The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person.  The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon.  The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

SECTION 8.05.   Actions through Sub-Agents.  The Administrative Agent may perform any and all of its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent.  The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers through their respective Related Parties.  The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as the Administrative Agent.

SECTION 8.06.   Resignation.  Subject to the appointment and acceptance of a successor Administrative Agent as provided in this paragraph, the Administrative Agent may resign at any time by notifying the Lenders and the Borrower.  Upon any such resignation, the Required Lenders shall have the right (with the consent of the Borrower (such consent not to be unreasonably withheld or delayed), provided that no consent of the Borrower shall be required if a Default has occurred and is continuing), to appoint a successor.  If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent which shall be a bank with an office in New York, New York, or an Affiliate of any such bank.  Upon the acceptance of its appointment as Administrative Agent hereunder by its successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents.  The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor, unless otherwise agreed by the Borrower and such successor.  Notwithstanding the foregoing, in the event no successor Administrative Agent shall have been so appointed and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent gives notice of its intent to resign, the retiring Administrative Agent may give notice of the effectiveness of its resignation to the Lenders and the Borrower, whereupon, on the date of effectiveness of such resignation stated in such notice, (a) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents, provided that, solely for purposes of maintaining any security interest granted to the Administrative Agent under any Collateral Document for the benefit of the Secured Parties, the retiring Administrative Agent shall continue to be vested with such security interest as collateral agent for the benefit of the Secured Parties and, in the case of any Collateral in the possession of the Administrative Agent, shall continue to hold such Collateral, in each case until such time as a successor Administrative Agent is appointed and accepts such appointment in accordance with this paragraph (it being understood and agreed that the retiring Administrative Agent shall have no duly or obligation to take any further action under any Collateral Document, including any action required to maintain the perfection of any such security interest), and (b) the Required Lenders shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, provided that (i) all payments required to be made hereunder or under any other Loan Document to the Administrative Agent for the account of any Person other than the Administrative Agent shall be made directly to such Person and (ii) all notices and other communications required or contemplated to be given or made to the Administrative Agent shall also directly be given or made to each Lender.  Following the effectiveness of the Administrative Agent’s resignation from its capacity as such, the provisions of this Article, Section 2.17(d) and Section 9.03, as well as any exculpatory, reimbursement and indemnification provisions set forth in any other Loan Document, shall continue in effect for the benefit of such retiring Administrative Agent, its sub agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent and in respect of the matters referred to in the proviso under clause (a) above.

SECTION 8.07.   Non-Reliance.

(a)           Each Lender acknowledges and agrees that the extensions of credit made hereunder are commercial loans and letters of credit and not investments in a business enterprise or securities.  Each Lender further represents that it is engaged in making, acquiring or holding commercial loans in the ordinary course of its business and has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement as a Lender, and to make, acquire or hold Loans hereunder.  Each Lender shall, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information (which may contain material, non-public information within the meaning of the United States securities laws concerning the Borrower and its Affiliates) as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document, any related agreement or any document furnished hereunder or thereunder and in deciding whether or to the extent to which it will continue as a Lender or assign or otherwise transfer its rights, interests and obligations hereunder.

(b)           Each Lender hereby agrees that (i) it has requested a copy of each Report prepared by or on behalf of the Administrative Agent; (ii) the Administrative Agent (A) makes no representation or warranty, express or implied, as to the completeness or accuracy of any Report or any of the information contained therein or any inaccuracy or omission contained in or relating to a Report and (B) shall not be liable for any information contained in any Report; (iii) the Reports are not comprehensive audits or examinations, and that any Person performing any field examination will inspect only specific information regarding the Loan Parties and will rely significantly upon the Loan Parties’ books and records, as well as on representations of the Loan Parties’ personnel and that the Administrative Agent undertakes no obligation to update, correct or supplement the Reports; (iv) it will keep all Reports confidential and strictly for its internal use, not share the Report with any Loan Party or any other Person except as otherwise permitted pursuant to this Agreement; and (v) without limiting the generality of any other indemnification provision contained in this Agreement, it will pay and protect, and indemnify, defend, and hold the Administrative Agent and any such other Person preparing a Report harmless from and against, the claims, actions, proceedings, damages, costs, expenses, and other amounts (including reasonable attorneys’ fees) incurred by the Administrative Agent or any such other Person as the direct or indirect result of any third parties who might obtain all or part of any Report through the indemnifying Lender.

SECTION 8.08.   Other Agency Titles

.  The Syndication Agents shall not have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such.  Without limiting the foregoing, none of such Lenders shall have or be deemed to have a fiduciary relationship with any Lender.  Each Lender hereby makes the same acknowledgments with respect to such Lenders in their capacities as Syndication Agents, as it makes with respect to the Administrative Agent in the preceding paragraph.

SECTION 8.09.   Not Partners or Co-Venturers; Administrative Agent as Representative of the Secured Parties.  (l)  The Lenders are not partners or co-venturers, and no Lender shall be liable for the acts or omissions of, or (except as otherwise set forth herein in case of the Administrative Agent) authorized to act for, any other Lender.  The Administrative Agent shall have the exclusive right on behalf of the Lenders to enforce the payment of the principal of and interest on any Loan after the date such principal or interest has become due and payable pursuant to the terms of this Agreement.

(b)           In its capacity, the Administrative Agent is a “representative” of the Secured Parties within the meaning of the term “secured party” as defined in the New York Uniform Commercial Code.  Each Lender authorizes the Administrative Agent to enter into each of the Collateral Documents to which it is a party and to take all action contemplated by such documents.  Each Lender agrees that no Secured Party (other than the Administrative Agent) shall have the right individually to seek to realize upon the security granted by any Collateral Document, it being understood and agreed that such rights and remedies may be exercised solely by the Administrative Agent for the benefit of the Secured Parties upon the terms of the Collateral Documents.  In the event that any Collateral is hereafter pledged by any Person as collateral security for the Secured Obligations, the Administrative Agent is hereby authorized, and hereby granted a power of attorney, to execute and deliver on behalf of the Secured Parties any Loan Documents necessary or appropriate to grant and perfect a Lien on such Collateral in favor of the Administrative Agent on behalf of the Secured Parties.

ARTICLE IX

Miscellaneous

SECTION 9.01.   Notices.  (m)  Except in the case of notices and other communications expressly permitted to be given by telephone or Electronic Systems (and subject in each case to paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile, as follows:

(i)           if to any Loan Party, to the Borrower at Akorn, Inc., 1925 W. Field Court, Suite 300, Lake Forest, Illinois  60045, Attention of Timothy Dick, Chief Financial Officer (Telecopy No. 847-353-4936; Telephone No. 847-279-6150);

(ii)           if to the Administrative Agent, to JPMorgan Chase Bank, N.A., Loan & Agency, Attention of April Yebd (Telecopy No. (888) 292-9533),with a copy to JPMorgan Chase Bank, N.A., 10 S. Dearborn Street, 9th Floor, Chicago, IL 60603, Attention of William Oleferchik (Telephone No. (312) 325-3093; Telecopy No. (312) 212-5914); and

(iii)           if to any other Lender, to it at its address or facsimile number set forth in its Administrative Questionnaire.

All such notices and other communications (i) sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received, (ii) sent by facsimile shall be deemed to have been given when sent, provided that if not given during normal business hours of the recipient, such notice or communication shall be deemed to have been given at the opening of business on the next Business Day of the recipient, or (iii) delivered through Electronic Systems to the extent provided in paragraph (b) below shall be effective as provided in such paragraph.

(b)           Notices and other communications to the Lenders hereunder may be delivered or furnished by Electronic Systems pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Article II or to compliance and no Default certificates delivered pursuant to Section 5.01(c) unless otherwise agreed by the Administrative Agent and the applicable Lender.  Each of the Administrative Agent and the Borrower (on behalf of the Loan Parties) may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.  Unless the Administrative Agent otherwise proscribes, all such notices and other communications (i) sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if not given during the normal business hours of the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient, and (ii) posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its e-mail address as described in the foregoing clause (i), of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii) above, if such notice, e-mail or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day of the recipient.

(c)           Any party hereto may change its address, facsimile number or e-mail address for notices and other communications hereunder by notice to the other parties hereto.  All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

(d)           Electronic Systems.

(i)           Each Loan Party agrees that the Administrative Agent may, but shall not be obligated to, make Communications (as defined below) available to the Lenders by posting the Communications on Debt Domain, Intralinks, Syndtrak, ClearPar or a substantially similar Electronic System.

(ii)           Any Electronic System used by the Administrative Agent is provided “as is” and “as available.”  The Agent Parties (as defined below) do not warrant the adequacy of such Electronic Systems and expressly disclaim liability for errors or omissions in the Communications.  No warranty of any kind, express, implied or statutory, including any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects, is made by any Agent Party in connection with the Communications or any Electronic System.  In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Borrower or the other Loan Parties, any Lender any other Person or entity for damages of any kind, including direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of the Borrower’s, any Loan Party’s or the Administrative Agent’s transmission of communications through an Electronic System.  “Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of any Loan Party pursuant to any Loan Document or the transactions contemplated therein which is distributed by the Administrative Agent or any Lender by means of electronic communications pursuant to this Section, including through an Electronic System.

SECTION 9.02.   Waivers; Amendments.  (n) No failure or delay by the Administrative Agent or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, preclude any other or further exercise thereof or the exercise of any other right or power.  The rights and remedies of the Administrative Agent and the Lenders hereunder and under any other Loan Document are cumulative and are not exclusive of any rights or remedies that they would otherwise have.  No waiver of any provision of this Agreement or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.  Without limiting the generality of the foregoing, the making of a Loan shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent or any Lender may have had notice or knowledge of such Default at the time.

(b)           Except as provided in Section 2.09(d) (with respect to amendments to effect the provisions of Section 2.09 in connection with an Incremental Term Facility), Section 2.23 with respect to an Extension Amendment and Section 2.24 with respect to a Refinancing Amendment, neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders; provided that no such agreement shall, without the consent of each Lender directly and adversely affected thereby (including any such Lender that is a Defaulting Lender but without the consent of the Required Lenders): (i) increase the Commitment of such Lender (and no other Lender shall be deemed to be directly and adversely affected by the increase of another Lender’s Commitment), (ii) reduce or forgive the principal amount of any Loan or reduce the rate of interest thereon, or reduce or forgive any interest or fees payable hereunder (it being understood that only the consent of the Required Lenders shall be necessary to waive any obligation of the Borrower to pay interest at the Default Rate or amend Section 2.13(c), to waive any Default or Event of Default or to waive Section 2.11(c) or (d)), or (iii) postpone any scheduled date of payment of the principal amount of any Loan, or any date for the payment of any interest, fees or other Obligations payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of such Lender (it being understood that only the consent of the Required Lenders shall be necessary to waive any obligation of the Borrower to pay interest at the Default Rate or amend Section 2.13(c), to waive any Default or Event of Default or to waive Section 2.11(c) or (d)); provided, further that no such agreement shall, without the consent of each Lender (other than any Defaulting Lender), (i) change any of the provisions of this Section or the definition of “Required Lenders” or any other provision of any Loan Document specifying the number or percentage of Lenders required to waive, amend or modify any rights thereunder or make any determination or grant any consent thereunder, (ii) release all or substantially all of the value of the Loan Guarantors (taken as a whole) (except as otherwise permitted herein or in the other Loan Documents), (iii) except as provided in clause (c) of this Section or in any Collateral Document, release all or substantially all of the Collateral, or (iv) permit any Loan Party to assign its rights or obligations under any Loan Document. In addition,  no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent hereunder without the prior written consent of the Administrative Agent.  The Administrative Agent may also amend the Commitment Schedule to reflect assignments entered into pursuant to Section 9.04.

(c)           The Lenders hereby irrevocably authorize the Administrative Agent, at its option and in its sole discretion, to release any Liens granted to the Administrative Agent by the Loan Parties on any Collateral (i) upon the termination of the Commitments, payment and satisfaction in full in cash of all Secured Obligations (other than Unliquidated Obligations), and the cash collateralization of all Unliquidated Obligations in a manner reasonably satisfactory to each affected Lender, (ii) constituting property being sold or disposed of if the Loan Party disposing of such property certifies to the Administrative Agent that the sale or disposition is made in compliance with the terms of this Agreement (and the Administrative Agent may rely conclusively on any such certificate, without further inquiry), and to the extent that the property being sold or disposed of constitutes 100% of the Equity Interest of a Subsidiary, the Administrative Agent is authorized to release any Loan Guaranty provided by such Subsidiary, (iii) constituting property leased to a Loan Party under a lease which has expired or been terminated in a transaction permitted under this Agreement, or (iv) as required to effect any sale or other disposition of such Collateral in connection with any exercise of remedies of the Administrative Agent and the Lenders pursuant to Article VII.  Except as provided in the preceding sentence, the Administrative Agent will not release any Liens on Collateral without the prior written authorization of the Required Lenders; provided that, the Administrative Agent may in its discretion, release its Liens on Collateral valued in the aggregate not in excess of $5,000,000 during any calendar year without the prior written authorization of the Required Lenders (it being agreed that the Administrative Agent may rely conclusively on one or more certificates of the Borrower as to the value of any Collateral to be so released, without further inquiry).  Any such release shall not in any manner discharge, affect, or impair the Obligations or any Liens (other than those expressly being released) upon (or obligations of the Loan Parties in respect of) all interests retained by the Loan Parties, including the proceeds of any sale, all of which shall continue to constitute part of the Collateral.  Any execution and delivery by the Administrative Agent of documents in connection with any such release shall be without recourse to or warranty by the Administrative Agent.

(d)           If, in connection with any proposed amendment, waiver or consent requiring the consent of “each Lender” or “each Lender affected thereby,” the consent of the Required Lenders is obtained, but the consent of other necessary Lenders is not obtained (any such Lender whose consent is necessary but not obtained being referred to herein as a “Non-Consenting Lender”), then the Borrower may elect to replace a Non-Consenting Lender as a Lender party to this Agreement, provided that, concurrently with such replacement, (i) another bank or other entity which is reasonably satisfactory to the Borrower and the Administrative Agent shall agree, as of such date, to purchase for cash at par the Loans and other Obligations due to the Non-Consenting Lender pursuant to an Assignment and Assumption and to become a Lender for all purposes under this Agreement and to assume all obligations of the Non-Consenting Lender to be terminated as of such date and to comply with the requirements of clause (b) of Section 9.04, and (ii) the Borrower shall pay to such Non-Consenting Lender in same day funds on the day of such replacement (1) all interest, fees and other amounts then accrued but unpaid to such Non-Consenting Lender by the Borrower hereunder to and including the date of termination, including without limitation payments due to such Non-Consenting Lender under Sections 2.15 and 2.17, and (2) an amount, if any, equal to the payment which would have been due to such Lender on the day of such replacement under Section 2.16 had the Loans of such Non-Consenting Lender been prepaid on such date rather than sold to the replacement Lender.

(e)           Notwithstanding anything to the contrary herein the Administrative Agent may, with the consent of the Borrower only, amend, modify or supplement this Agreement or any of the other Loan Documents to cure any ambiguity, omission, mistake, defect or inconsistency without further action or consent of any other party if the Administrative Agent does not receive from the Required Lenders an objection in writing to such amendment, modification or supplement within five (5) Business Days following the Lenders’ receipt of notice thereof.

SECTION 9.03.   Expenses; Indemnity; Damage Waiver.  (o)  The Loan Parties shall, jointly and severally, pay promptly following written demand (including documentation reasonably supporting such request) (i) all reasonable and documented out of pocket expenses incurred by the Administrative Agent and its Affiliates (including J.P. Morgan Securities LLC, as Arranger), including the reasonable and documented fees, charges and disbursements of a single counsel for the Administrative Agent and J.P. Morgan Securities LLC, as Arranger, plus one additional local counsel in each applicable jurisdiction, in connection with the syndication and distribution (including, without limitation, via the internet or through a service such as Intralinks) of the credit facilities provided for herein, the preparation and administration of the Loan Documents or any amendments, modifications or waivers of the provisions of the Loan Documents (whether or not the transactions contemplated hereby or thereby shall be consummated), and (ii) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent or any Lender, including the fees, charges and disbursements of a single counsel for the Administrative Agent and the Lenders, taken as a whole, plus one additional local counsel in each other jurisdiction (and, in light of actual or perceived conflicts of interest or the availability of different claims or defenses, one additional counsel for each similarly affected group of Lenders (taken as a whole) and, if necessary, one additional local counsel in each relevant jurisdiction for such affected group of Lenders), in connection with the enforcement, collection or protection of its rights in connection with the Loan Documents, including its rights under this Section, or in connection with the Loans made hereunder, including all such out-of pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans.  Expenses being reimbursed by the Loan Parties under this Section include, without limiting the generality of the foregoing, fees, costs and expenses incurred in connection with:

(i)           insurance reviews;

(ii)           background checks regarding senior management and/or key investors, as deemed necessary or appropriate in the sole discretion of the Administrative Agent;

(iii)           Taxes, fees and other charges for (A) lien and title searches and title insurance and (B) recording the Mortgages, filing financing statements and continuations, and other actions to perfect, protect, and continue the Administrative Agent’s Liens; and

(iv)           sums paid or incurred to take any action required of any Loan Party under the Loan Documents that such Loan Party fails to pay or take.

(b)           The Loan Parties shall, jointly and severally, indemnify the Administrative Agent, the Arrangers and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all actual losses, claims, damages, penalties, incremental taxes, liabilities and related expenses, including the reasonable and documented fees, charges and disbursements of any single counsel for the Indemnitees taken as a whole plus, if necessary, one additional local counsel in each relevant jurisdiction (and, in light of actual or perceived conflicts of interest or the availability of different claims or defenses, one additional counsel for each similarly affected group of Indemnitees (taken as a whole) and, if necessary, one additional local counsel in each relevant jurisdiction for such affected group of Indemnitees), incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of the Loan Documents or any agreement or instrument contemplated thereby, the performance by the parties hereto of their respective obligations thereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Loan or the use of the proceeds therefrom, (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by a Loan Party or a Subsidiary, or any Environmental Liability related in any way to a Loan Party or a Subsidiary, (iv) the failure of a Loan Party to deliver to the Administrative Agent the required receipts or other required documentary evidence with respect to a payment made by a Loan Party for Taxes pursuant to Section 2.17, or (v) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, penalties, liabilities or related expenses (1) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from (A) the gross negligence, bad faith or willful misconduct of such Indemnitee (or its Related Parties), or (B) a claim made by the Borrower alleging the material breach of the Loan Documents by such Indemnitee (or its Related Parties) or (2) arise from any disputes solely among Indemnitees (other than any claims against an Indemnitee in its capacity or in fulfilling its role as the Administrative Agent, Arranger or similar role under the Loan Documents and any other claims arising out of any act or omission of the Borrower or any of its Affiliates).  This Section 9.03(b) shall not apply with respect to Taxes other than any Taxes that represent losses or damages arising from any non-Tax claim.

(c)           To the extent that a Loan Party fails to pay any amount required to be paid by it to the Administrative Agent under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Administrative Agent such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount (it being understood that the payment by any Lender of any such amount shall not relieve such Loan Party of any default in the payment thereof); provided that the unreimbursed expense or indemnified loss, claim, damage, penalty, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent in its capacity as such.

(d)           To the extent permitted by applicable law, no party hereto shall assert, and each such party hereby waives, any claim against any other party hereto (i) for any damages arising from the use by others of information or other materials obtained through telecommunications, electronic or other information transmission systems (including the Internet) or (ii) on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the Transactions, any Loan or the use of the proceeds thereof; provided that, nothing in this paragraph (d) shall relieve any Loan Party of any obligation it may have to indemnify an Indemnitee against special, indirect, consequential or punitive damages asserted against such Indemnitee by a third party.

(e)           All amounts due under this Section shall be payable promptly after written demand therefor.

SECTION 9.04.   Successors and Assigns. (p)  The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that (i) the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section.  Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants (to the extent provided in paragraph (c) of this Section) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)           (i)  Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more Persons (other than an Ineligible Institution) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld) of:

(A)           the Borrower, provided that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within ten (10) Business Days after having received notice thereof, and provided, further, no consent of the Borrower shall be required for an assignment to a Lender, an Affiliate of a Lender, or an Approved Fund, or (1) if an Event of Default described in clause (a), (b), (h), (i) or (j) of Article VII has occurred and is continuing or (2) an assignment prior to the achievement of a “Successful Syndication” (as defined in the Lead Arranger Fee Letter), any other assignee; and

(B)           the Administrative Agent, provided, that no consent of the Administrative Agent shall be required for an assignment of all or any portion of a Loan (but not an assignment of a Commitment) to a Lender, an Affiliate of a Lender, or an Approved Fund;

(ii)           Assignments shall be subject to the following additional conditions:

(A)           except in the case of an assignment to a Lender, an Affiliate of a Lender, or an Approved Fund, or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $1,000,000;

(B)           the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500; and

(C)           the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire in which the assignee designates one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about the Borrower, the other Loan Parties and their Related Parties or their respective securities) will be made available and who may receive such information in accordance with the assignee’s compliance procedures and applicable laws, including Federal and state securities laws.

For the purposes of this Section 9.04(b), the terms “Approved Fund” and “Ineligible Institution” have the following meanings:

“Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Ineligible Institution” means a (a) natural person, (b) Defaulting Lender, (c) Disqualified Institution, (d) holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person or relative(s) thereof; provided that, such holding company, investment vehicle or trust shall not constitute an Ineligible Institution if it (x) has not been established for the primary purpose of acquiring any Loans or Commitments, (y) is managed by a professional advisor, who is not such natural person or a relative thereof, having significant experience in the business of making or purchasing commercial loans, and (z) has assets greater than $25,000,000 and a significant part of its activities consist of making or purchasing commercial loans and similar extensions of credit in the ordinary course of its business, or (e) except as set forth in Section 9.04(e), a Loan Party or a Subsidiary or other Affiliate of a Loan Party.

(iii)           Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.15, 2.16, 2.17 and 9.03).  Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 9.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section.

(iv)           The Administrative Agent, acting for this purpose as a non-fiduciary agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”).  The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.  The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(v)           Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register; provided that if either the assigning Lender or the assignee shall have failed to make any payment required to be made by it pursuant to Section 2.18(d) or 9.03(c), the Administrative Agent shall have no obligation to accept such Assignment and Assumption and record the information therein in the Register unless and until such payment shall have been made in full, together with all accrued interest thereon.  No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

(c)           Any Lender may, without the consent of the Borrower or the Administrative Agent, sell participations to one or more banks or other entities (a “ Participant”) other than an Ineligible Institution in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged; (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations; and (C) the Borrower, the Administrative Agent and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.  Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in clauses (ii) or (iii) of the first or second proviso to Section 9.02(b) that affects such Participant.  The Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.15, 2.16 and 2.17 (subject to the requirements and limitations therein, including the requirements under Section 2.17(f) and (g) (it being understood that the documentation required under Section 2.17(f) shall be delivered to the participating Lender and the information and documentation required under Section 2.17(g) will be delivered to the Borrower and the Administrative Agent)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Participant (A) agrees to be subject to the provisions of Sections 2.18 and 2.19 as if it were an assignee under paragraph (b) of this Section; and (B) shall not be entitled to receive any greater payment under Section 2.15 or 2.17, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation.

Each Lender that sells a participation agrees, at the Borrower’s request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 2.19(b) with respect to any Participant.  To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.18(d) as though it were a Lender.  Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under this Agreement or any other Loan Document (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans, or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such Commitment, Loan or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations.  The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.  For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(d)           Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including without limitation any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(e)            Notwithstanding anything to the contrary contained herein, (x) any Lender may, at any time, assign all or a portion of its rights and obligations under this Agreement in respect of its Loans to the Borrower or any Restricted Subsidiary and (y) the Borrower and any Restricted Subsidiary may, from time to time, purchase or prepay Loans, in each case, on a non-pro rata basis in accordance with Section 2.11(g); provided that (i) any Loans acquired by the Borrower or any Restricted Subsidiary shall be automatically retired and cancelled concurrently with the acquisition thereof, and (ii) no Default or Event of Default shall have occurred and be continuing at the time of such assignment or sale, nor would result therefrom.

SECTION 9.05.   Survival.  All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid and so long as the Commitments have not expired or terminated.  The provisions of Sections 2.15, 2.16, 2.17 and 9.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the the Commitments or the termination of this Agreement or any other Loan Document or any provision hereof or thereof.

SECTION 9.06.   Counterparts; Integration; Effectiveness; Electronic Execution.  (q)  This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  This Agreement, the other Loan Documents, the Fee Letters and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.  Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

(b)           Delivery of an executed counterpart of a signature page of this Agreement by telecopy, emailed pdf.  or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement.  The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to any document to be signed in connection with this Agreement and the transactions contemplated hereby or thereby shall be deemed to include Electronic Signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

SECTION 9.07.   Severability.  Any provision of any Loan Document held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

SECTION 9.08.   Right of Setoff.  If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of the Borrower or any Loan Guarantor against any of and all the Obligations held by such Lender, irrespective of whether or not such Lender shall have made any demand under the Loan Documents and although such obligations may be unmatured.  The applicable Lender shall notify the Borrower and the Administrative Agent of such set-off or application, provided that any failure to give or any delay in giving such notice shall not affect the validity of any such set-off or application under this Section.  The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

SECTION 9.09.   Governing Law; Jurisdiction; Consent to Service of Process.  (r) The Loan Documents (other than those containing a contrary express choice of law provision) shall be governed by and construed in accordance with the internal laws (and not the law of conflicts) of the State of New York, but giving effect to federal laws applicable to national banks.

(b)           Each Loan Party hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any U.S. Federal or New York State court sitting in New York, New York in any action or proceeding arising out of or relating to any Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court.  Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Nothing in this Agreement or any other Loan Document shall affect any right that the Administrative Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against any Loan Party or its properties in the courts of any jurisdiction.

(c)           Each Loan Party hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section.  Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d)           Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01.  Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

SECTION 9.10.   WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 9.11.   Headings.  Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

SECTION 9.12.   Confidentiality.  Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by any Requirement of Law or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies under this Agreement or any other Loan Document or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Loan Parties and their obligations, (g) with the consent of the Borrower, or (h)) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent or any Lender on a non-confidential basis from a source other than the Borrower.  For the purposes of this Section, “Information” means all information received from the Borrower relating to the Borrower or its business, other than any such information that is available to the Administrative Agent or any Lender on a non-confidential basis prior to disclosure by the Borrower; provided that, in the case of information received from the Borrower after the Signing Date, such information is clearly identified at the time of delivery as confidential.  Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

EACH LENDER ACKNOWLEDGES THAT INFORMATION AS DEFINED IN SECTION 9.12 FURNISHED TO IT PURSUANT TO THIS AGREEMENT MAY INCLUDE MATERIAL NON-PUBLIC INFORMATION CONCERNING THE BORROWER, THE OTHER LOAN PARTIES AND THEIR RELATED PARTIES OR THEIR RESPECTIVE SECURITIES, AND CONFIRMS THAT IT HAS DEVELOPED COMPLIANCE PROCEDURES REGARDING THE USE OF MATERIAL NON-PUBLIC INFORMATION AND THAT IT WILL HANDLE SUCH MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH THOSE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL AND STATE SECURITIES LAWS.

ALL INFORMATION, INCLUDING REQUESTS FOR WAIVERS AND AMENDMENTS, FURNISHED BY THE BORROWER OR THE ADMINISTRATIVE AGENT PURSUANT TO, OR IN THE COURSE OF ADMINISTERING, THIS AGREEMENT WILL BE SYNDICATE-LEVEL INFORMATION, WHICH MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION ABOUT THE BORROWER, THE LOAN PARTIES AND THEIR RELATED PARTIES OR THEIR RESPECTIVE SECURITIES.  ACCORDINGLY, EACH LENDER REPRESENTS TO THE BORROWER AND THE ADMINISTRATIVE AGENT THAT IT HAS IDENTIFIED IN ITS ADMINISTRATIVE QUESTIONNAIRE A CREDIT CONTACT WHO MAY RECEIVE INFORMATION THAT MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH ITS COMPLIANCE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL AND STATE SECURITIES LAWS.

SECTION 9.13.   Several Obligations; Nonreliance; Violation of Law.  The respective obligations of the Lenders hereunder are several and not joint and the failure of any Lender to make any Loan or perform any of its obligations hereunder shall not relieve any other Lender from any of its obligations hereunder.  Each Lender hereby represents that it is not relying on or looking to any margin stock for the repayment of the Borrowings provided for herein.  Anything contained in this Agreement to the contrary notwithstanding, no Lender shall be obligated to extend credit to the Borrower in violation of any Requirement of Law.

SECTION 9.14.   USA PATRIOT Act.  Each Lender that is subject to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”) hereby notifies each Loan Party that pursuant to the requirements of the Act, it is required to obtain, verify and record information that identifies such Loan Party, which information includes the name and address of such Loan Party and other information that will allow such Lender to identify such Loan Party in accordance with the Act.

SECTION 9.15.   Disclosure.  Each Loan Party and each Lender hereby acknowledges and agrees that the Administrative Agent and/or its Affiliates from time to time may hold investments in, make other loans to or have other relationships with any of the Loan Parties and their respective Affiliates.

SECTION 9.16.   Appointment for Perfection.  Each Lender hereby appoints each other Lender as its agent for the purpose of perfecting Liens, for the benefit of the Administrative Agent and the other Secured Parties, in assets which, in accordance with Article 9 of the UCC or any other applicable law can be perfected only by possession or control.  Should any Lender (other than the Administrative Agent) obtain possession or control of any such Collateral, such Lender shall notify the Administrative Agent thereof, and, promptly upon the Administrative Agent’s request therefor shall deliver such Collateral to the Administrative Agent or otherwise deal with such Collateral in accordance with the Administrative Agent’s instructions.

SECTION 9.17.   Interest Rate Limitation.  Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

SECTION 9.18.   No Advisory or Fiduciary Responsibility.  In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), the Borrower acknowledges and agrees that:  (i) (A) the arranging and other services regarding this Agreement provided by the Lenders are arm’s-length commercial transactions between the Borrower and its Affiliates, on the one hand, and the Lenders and their Affiliates, on the other hand, (B) the Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) the Borrower is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) each of the Lenders and their Affiliates is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Borrower or any of its Affiliates, or any other Person and (B) no Lender or any of its Affiliates has any obligation to the Borrower or any of its Affiliates with respect to the transactions contemplated hereby except, in the case of a Lender, those obligations expressly set forth herein and in the other Loan Documents; and (iii) each of the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower and its Affiliates, and no Lender or any of its Affiliates has any obligation to disclose any of such interests to the Borrower or its Affiliates.  To the fullest extent permitted by law, the Borrower hereby waives and releases any claims that it may have against each of the Lenders and their Affiliates with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

SECTION 9.19.   Authorization to Distribute Certain Materials to Public-Siders.

(a)           If the Borrower does not file this Agreement with the SEC, then the Borrower hereby authorizes the Administrative Agent to distribute the execution version of this Agreement and the Loan Documents to all Lenders, including their Public-Siders. The Borrower acknowledges its understanding that Public-Siders and their firms may be trading in any of the Loan Parties’ respective securities while in possession of the Loan Documents.

(b)           The Borrower represents and warrants that none of the information in the Loan Documents constitutes or contains material non-public information within the meaning of federal and state securities laws. To the extent that any of the executed Loan Documents constitutes at any time material non-public information within the meaning of the federal and state securities laws after the date hereof, the Borrower agrees that it will promptly make such information publicly available by press release or public filing with the SEC.

SECTION 9.20.   Intercreditor Arrangements. Each of the Lenders hereby agrees to be bound by the terms of the Intercreditor Agreement as if such Lender was a signatory thereto.  Each Lender (and each Person that becomes a Lender hereunder pursuant to Section 9.04) hereby (a) acknowledges that Chase is acting under the Intercreditor Agreement in its capacity as Administrative Agent hereunder and as the ABL Administrative Agent and Chase is or may be a Lender hereunder and/or a “Lender” under the ABL Credit Agreement and (b) waives any conflict of interest, now contemplated or arising hereafter, in connection therewith and agrees not to assert against the Administrative Agent or the ABL Administrative Agent any claims, cause of action, damages or liabilities of whatever kind or nature relating thereto. Without limiting the authority granted to the Administrative Agent in Section 8.01 hereof, each Lender (and each Person that becomes a Lender hereunder pursuant to Section 9.04) hereby authorizes and directs the Administrative Agent to enter into the Intercreditor Agreement on behalf of such Lender and agrees that the Administrative Agent and the ABL Administrative Agent may take such actions on its behalf as is contemplated by the terms of the Intercreditor Agreement. Notwithstanding anything herein to the contrary, the lien and security interest granted to the Administrative Agent pursuant to this Agreement or any other Loan Document and the exercise of any right or remedy by the Administrative Agent hereunder or under any other Loan Document are subject to the provisions of the Intercreditor Agreement. In the event of any conflict between the terms of the Intercreditor Agreement, this Agreement and any other Loan Document, the terms of the Intercreditor Agreement shall govern and control with respect to any right or remedy. Without limiting the generality of the foregoing, and notwithstanding anything herein to the contrary, all rights and remedies of the Administrative Agent (and the Lenders) with respect to the ABL First Priority Collateral shall be subject to the terms of the Intercreditor Agreement, and until the ABL Obligations Payment Date, any obligation of the Borrower and any Loan Guarantor hereunder or under any other Loan Document with respect to the delivery or control of any ABL First Priority Collateral, the novation of any lien on any certificate of title, bill of lading or other document, the giving of any notice to any bailee or other Person, the provision of voting rights or the obtaining of any consent of any Person, in each case in connection with any ABL First Priority Collateral, shall be deemed to be satisfied if the Borrower or such Loan Guarantor, as applicable, complies with the requirements of the similar provision of the applicable ABL Loan Document. Until the ABL Obligations Payment Date, the delivery of any ABL First Priority Collateral to the ABL Representative pursuant to the ABL Loan Documents shall satisfy any delivery requirement hereunder or under any other Loan Document.

ARTICLE X

Loan Guaranty

SECTION 10.01.   Guaranty.  Each Loan Guarantor (other than those that have delivered a separate Guaranty) hereby agrees that it is jointly and severally liable for, and, as a primary obligor and not merely as surety, absolutely and unconditionally guarantees to the Secured Parties, the prompt payment when due, whether at stated maturity, upon acceleration or otherwise, and at all times thereafter, of the Secured Obligations and all costs and expenses, including, without limitation, all court costs and attorneys’ and paralegals’ fees (including allocated costs of in-house counsel and paralegals) and expenses paid or incurred by the Administrative Agent and the Lenders in endeavoring to collect all or any part of the Secured Obligations from, or in prosecuting any action against, the Borrower, any Loan Guarantor or any other guarantor of all or any part of the Secured Obligations (such costs and expenses, together with the Secured Obligations, collectively the “Guaranteed Obligations”; provided, however, that the definition of “Guaranteed Obligations” shall not create any guarantee by any Loan Guarantor of (or grant of security interest by any Loan Guarantor to support, as applicable) any Excluded Swap Obligations of such Loan Guarantor for purposes of determining any obligations of any Loan Guarantor).  Each Loan Guarantor further agrees that the Guaranteed Obligations may be extended or renewed in whole or in part without notice to or further assent from it, and that it remains bound upon its guarantee notwithstanding any such extension or renewal.  All terms of this Loan Guaranty apply to and may be enforced by or on behalf of any domestic or foreign branch or Affiliate of any Lender that extended any portion of the Guaranteed Obligations.

SECTION 10.02.   Guaranty of Payment.  This Loan Guaranty is a guaranty of payment and not of collection.  Each Loan Guarantor waives any right to require the Administrative Agent or any Lender to sue the Borrower, any Loan Guarantor, any other guarantor of, or any other Person obligated for, all or any part of the Guaranteed Obligations (each, an “Obligated Party”), or otherwise to enforce its payment against any collateral securing all or any part of the Guaranteed Obligations.

SECTION 10.03.   No Discharge or Diminishment of Loan Guaranty.  (s) Except as otherwise provided for herein, the obligations of each Loan Guarantor hereunder are unconditional and absolute and not subject to any reduction, limitation, impairment or termination for any reason (other than the indefeasible payment in full in cash of the Guaranteed Obligations), including:  (i) any claim of waiver, release, extension, renewal, settlement, surrender, alteration or compromise of any of the Guaranteed Obligations, by operation of law or otherwise; (ii) any change in the corporate existence, structure or ownership of the Borrower or any other Obligated Party liable for any of the Guaranteed Obligations; (iii) any insolvency, bankruptcy, reorganization or other similar proceeding affecting any Obligated Party or their assets or any resulting release or discharge of any obligation of any Obligated Party; or (iv) the existence of any claim, setoff or other rights which any Loan Guarantor may have at any time against any Obligated Party, the Administrative Agent, any Lender or any other Person, whether in connection herewith or in any unrelated transactions.

(b)           The obligations of each Loan Guarantor hereunder are not subject to any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of any of the Guaranteed Obligations or otherwise, or any provision of applicable law or regulation purporting to prohibit payment by any Obligated Party, of the Guaranteed Obligations or any part thereof.

(c)           Further, the obligations of any Loan Guarantor hereunder are not discharged or impaired or otherwise affected by:  (i) the failure of the Administrative Agent or any Lender to assert any claim or demand or to enforce any remedy with respect to all or any part of the Guaranteed Obligations; (ii) any waiver or modification of or supplement to any provision of any agreement relating to the Guaranteed Obligations; (iii) any release, non-perfection or invalidity of any indirect or direct security for the obligations of the Borrower for all or any part of the Guaranteed Obligations or any obligations of any other Obligated Party liable for any of the Guaranteed Obligations; (iv) any action or failure to act by the Administrative Agent or any Lender with respect to any collateral securing any part of the Guaranteed Obligations; or (v) any default, failure or delay, willful or otherwise, in the payment or performance of any of the Guaranteed Obligations, or any other circumstance, act, omission or delay that might in any manner or to any extent vary the risk of such Loan Guarantor or that would otherwise operate as a discharge of any Loan Guarantor as a matter of law or equity (other than the indefeasible payment in full in cash of the Guaranteed Obligations).

SECTION 10.04.   Defenses Waived.  To the fullest extent permitted by applicable law, each Loan Guarantor hereby waives any defense based on or arising out of any defense of the Borrower or any Loan Guarantor or the unenforceability of all or any part of the Guaranteed Obligations from any cause, or the cessation from any cause of the liability of the Borrower, any Loan Guarantor or any other Obligated Party, other than the indefeasible payment in full in cash of the Guaranteed Obligations.  Without limiting the generality of the foregoing, each Loan Guarantor irrevocably waives acceptance hereof, presentment, demand, protest and, to the fullest extent permitted by law, any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against any Obligated Party or any other Person.  Each Loan Guarantor confirms that it is not a surety under any state law and shall not raise any such law as a defense to its obligations hereunder.  The Administrative Agent may, at its election, foreclose on any Collateral held by it by one or more judicial or nonjudicial sales, accept an assignment of any such Collateral in lieu of foreclosure or otherwise act or fail to act with respect to any collateral securing all or a part of the Guaranteed Obligations, compromise or adjust any part of the Guaranteed Obligations, make any other accommodation with any Obligated Party or exercise any other right or remedy available to it against any Obligated Party, without affecting or impairing in any way the liability of such Loan Guarantor under this Loan Guaranty except to the extent the Guaranteed Obligations have been fully and indefeasibly paid in cash.  To the fullest extent permitted by applicable law, each Loan Guarantor waives any defense arising out of any such election even though that election may operate, pursuant to applicable law, to impair or extinguish any right of reimbursement or subrogation or other right or remedy of any Loan Guarantor against any Obligated Party or any security.

SECTION 10.05.   Rights of Subrogation.  No Loan Guarantor will assert any right, claim or cause of action, including, without limitation, a claim of subrogation, contribution or indemnification, that it has against any Obligated Party or any collateral, until the Loan Parties and the Loan Guarantors have fully performed all their obligations to the Administrative Agent and the Lenders.

SECTION 10.06.   Reinstatement; Stay of Acceleration.  If at any time any payment of any portion of the Guaranteed Obligations (including a payment effected through exercise of a right of setoff) is rescinded, or must otherwise be restored or returned upon the insolvency, bankruptcy or reorganization of the Borrower or otherwise (including pursuant to any settlement entered into by a Secured Party in its discretion), each Loan Guarantor’s obligations under this Loan Guaranty with respect to that payment shall be reinstated at such time as though the payment had not been made and whether or not the Administrative Agent and the Lenders are in possession of this Loan Guaranty.  If acceleration of the time for payment of any of the Guaranteed Obligations is stayed upon the insolvency, bankruptcy or reorganization of the Borrower, all such amounts otherwise subject to acceleration under the terms of any agreement relating to the Guaranteed Obligations shall nonetheless be payable by the Loan Guarantors forthwith on demand by the Administrative Agent.

SECTION 10.07.   Information.  Each Loan Guarantor assumes all responsibility for being and keeping itself informed of the Borrower’s financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks that each Loan Guarantor assumes and incurs under this Loan Guaranty, and agrees that neither the Administrative Agent nor any Lender shall have any duty to advise any Loan Guarantor of information known to it regarding those circumstances or risks.

SECTION 10.08.   Termination.  Each of the Lenders may continue to make loans or extend credit to the Borrower based on this Loan Guaranty until five (5) days after it receives written notice of termination from any Loan Guarantor.  Notwithstanding receipt of any such notice, each Loan Guarantor will continue to be liable to the Lenders for any Guaranteed Obligations created, assumed or committed to prior to the fifth day after receipt of the notice, and all subsequent renewals, extensions, modifications and amendments with respect to, or substitutions for, all or any part of such Guaranteed Obligations.

SECTION 10.09.   Taxes.  Each payment of the Guaranteed Obligations will be made by each Loan Guarantor without withholding for any Taxes, unless such withholding is required by law.  If any Loan Guarantor determines, in its sole discretion exercised in good faith, that it is so required to withhold Taxes, then such Loan Guarantor may so withhold and shall timely pay the full amount of withheld Taxes to the relevant Governmental Authority in accordance with applicable law.  If such Taxes are Indemnified Taxes, then the amount payable by such Loan Guarantor shall be increased as necessary so that, net of such withholding (including such withholding applicable to additional amounts payable under this Section), the Administrative Agent or Lender (as the case may be) receives the amount it would have received had no such withholding been made.

SECTION 10.10.   Maximum Liability.  Notwithstanding any other provision of this Loan Guaranty, the amount guaranteed by each Loan Guarantor hereunder shall be limited to the extent, if any, required so that its obligations hereunder shall not be subject to avoidance under Section 548 of the Bankruptcy Code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar statute or common law.  In determining the limitations, if any, on the amount of any Loan Guarantor’s obligations hereunder pursuant to the preceding sentence, it is the intention of the parties hereto that any rights of subrogation, indemnification or contribution which such Loan Guarantor may have under this Loan Guaranty, any other agreement or applicable law shall be taken into account.

SECTION 10.11.   Contribution.  (t) To the extent that any Loan Guarantor shall make a payment under this Loan Guaranty (a “Guarantor Payment”) which, taking into account all other Guarantor Payments then previously or concurrently made by any other Loan Guarantor, exceeds the amount which otherwise would have been paid by or attributable to such Loan Guarantor if each Loan Guarantor had paid the aggregate Guaranteed Obligations satisfied by such Guarantor Payment in the same proportion as such Loan Guarantor’s “Allocable Amount” (as defined below) (as determined immediately prior to such Guarantor Payment) bore to the aggregate Allocable Amounts of each of the Loan Guarantors as determined immediately prior to the making of such Guarantor Payment, then, following indefeasible payment in full in cash of the Guarantor Payment and the Guaranteed Obligations (other than Unliquidated Obligations that have not yet arisen), and all Commitments have terminated or expired, and this Agreement, the Swap Agreement Obligations and the Banking Services Obligations have terminated, such Loan Guarantor shall be entitled to receive contribution and indemnification payments from, and be reimbursed by, each other Loan Guarantor for the amount of such excess, pro rata based upon their respective Allocable Amounts in effect immediately prior to such Guarantor Payment.

(b)           As of any date of determination, the “Allocable Amount” of any Loan Guarantor shall be equal to the excess of the fair saleable value of the property of such Loan Guarantor over the total liabilities of such Loan Guarantor (including the maximum amount reasonably expected to become due in respect of contingent liabilities, calculated, without duplication, assuming each other Loan Guarantor that is also liable for such contingent liability pays its ratable share thereof), giving effect to all payments made by other Loan Guarantors as of such date in a manner to maximize the amount of such contributions.

(c)           This Section 10.11 is intended only to define the relative rights of the Loan Guarantors, and nothing set forth in this Section 10.11 is intended to or shall impair the obligations of the Loan Guarantors, jointly and severally, to pay any amounts as and when the same shall become due and payable in accordance with the terms of this Loan Guaranty.

(d)           The parties hereto acknowledge that the rights of contribution and indemnification hereunder shall constitute assets of the Loan Guarantor or Loan Guarantors to which such contribution and indemnification is owing.

(e)           The rights of the indemnifying Loan Guarantors against other Loan Guarantors under this Section 10.11 shall be exercisable upon the full and indefeasible payment of the Guaranteed Obligations in cash (other than Unliquidated Obligations that have not yet arisen) and the termination or expiry, on terms reasonably acceptable to the Administrative Agent, of the Commitments and the termination of this Agreement, the Swap Agreement Obligations and the Banking Services Obligations.

SECTION 10.12.   Liability Cumulative.  The liability of each Loan Party as a Loan Guarantor under this Article X is in addition to and shall be cumulative with all liabilities of each Loan Party to the Administrative Agent and the Lenders under this Agreement and the other Loan Documents to which such Loan Party is a party or in respect of any obligations or liabilities of the other Loan Parties, without any limitation as to amount, unless the instrument or agreement evidencing or creating such other liability specifically provides to the contrary.

SECTION 10.13.   Keepwell.  Each Qualified ECP Guarantor hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Loan Party to honor all of its obligations under this Loan Guaranty in respect of a Swap Obligation (provided, however, that each Qualified ECP Guarantor shall only be liable under this Section 10.13 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 10.13 or otherwise under this Loan Guaranty voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount).  Except as otherwise provided herein, the obligations of each Qualified ECP Guarantor under this Section 10.13 shall remain in full force and effect until the termination of all Swap Obligations.  Each Qualified ECP Guarantor intends that this Section 10.13 constitute, and this Section 10.13 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Loan Party for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

AKORN, INC.

By	/s/ Joseph Bonaccorsi
Name: Joseph Bonaccorsi
Title: Sr. Vice President and Secretary

OTHER LOAN PARTIES:

AKORN (NEW JERSEY), INC.

By	/s/ Joseph Bonaccorsi
Name: Joseph Bonaccorsi
Title: Secretary

OAK PHARMACEUTICALS, INC.

By	/s/ Joseph Bonaccorsi
Name: Joseph Bonaccorsi
Title: Secretary

ADVANCED VISION RESEARCH, INC.

By	/s/ Joseph Bonaccorsi
Name: Joseph Bonaccorsi
Title: Secretary

AKORN OPHTHALMICS, INC.

By	/s/ Joseph Bonaccorsi
Name: Joseph Bonaccorsi
Title: Secretary

AKORN ENTERPRISES, INC.

By	/s/ Joseph Bonaccorsi
Name: Joseph Bonaccorsi
Title: Secretary

AKORN ANIMAL HEALTH, INC.

By	/s/ Joseph Bonaccorsi
Name: Joseph Bonaccorsi
Title: Secretary

Signature Page to Loan Agreement
Akorn, Inc.

AKORN SALES, INC.

By	/s/ Joseph Bonaccorsi
Name: Joseph Bonaccorsi
Title: Secretary

INSPIRE PHARMACEUTICALS, INC.

By	/s/ Joseph Bonaccorsi
Name: Joseph Bonaccorsi
Title: Secretary

JPMORGAN CHASE BANK, N.A., individually and as Administrative Agent

By	/s/ William J. Oleferchik
Name: William J. Oleferchik
Title: Managing Director

Signature Page to Loan Agreement
Akorn, Inc.

COMMITMENT SCHEDULE

Lender	Commitment
JPMorgan Chase Bank, N.A.	$600,000,000

Total	$600,000,000

Commitment Schedule

EXHIBIT A

ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”).  Capitalized terms used but not defined herein shall have the meanings given to them in the Loan Agreement identified below (as amended, the “Loan Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee.  The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Loan Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below, (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Loan Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and other rights of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Loan Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”).  Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.	Assignor:	_____________________________
2.	Assignee:	_____________________________ [and is an Affiliate/Approved Fund of [identify Lender]1]
3.	Borrower(s):	Akorn, Inc.
4.	Administrative Agent:	JPMorgan Chase Bank, N.A., as the administrative agent under the Loan Agreement
5.	Loan Agreement:
The Loan Agreement dated as of April 17, 2014 among Akorn, Inc., the other Loan Parties party thereto, the Lenders parties thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, and the other agents parties thereto

6.	Assigned Interest:

Aggregate Amount of Commitment/Loans for all Lenders	Amount of Commitment/Loans Assigned	Percentage Assigned of Commitment/Loans2
$	$	%
$	$	%
$	$	%

1 Select as applicable.
2 Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.

Exhibit A-1

Effective Date:  _____________________, 20__ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The Assignee agrees to deliver to the Administrative Agent a completed Administrative Questionnaire in which the Assignee designates one or more Credit Contacts to whom all syndicate-level information (which may contain material non-public information about the Borrower, the other Loan Parties and their Related Parties or their respective securities) will be made available and who may receive such information in accordance with the Assignee’s compliance procedures and applicable laws, including Federal and state securities laws.

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR

[NAME OF ASSIGNOR]

By:
Title:

ASSIGNEE

[NAME OF ASSIGNEE]

By:
Title:

Exhibit A-2

[Consented to and]3 Accepted:

JPMORGAN CHASE BANK, N.A., as

Administrative Agent

By
Title:

[Consented to:]4

AKORN, INC.

By
Title:

3 To be added only if the consent of the Administrative Agent is required by the terms of the Loan Agreement.
4 To be added only if the consent of the Borrower is required by the terms of the Loan Agreement.

Exhibit A-3

ANNEX 1

STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION

1.           Representations and Warranties.

1.1.        Assignor.  The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Loan Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2.        Assignee.  The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Loan Agreement, (ii) it satisfies the requirements, if any, specified in the Loan Agreement that are required to be satisfied by it in order to acquire the Assigned Interest and become a Lender, (iii) from and after the Effective Date, it shall be bound by the provisions of the Loan Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Loan Agreement, together with copies of the most recent financial statements delivered pursuant to Section ___ thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, and (v) if it is a Foreign Lender, attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Loan Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2.           Payments.  From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

3.           General Provisions.  This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.  This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument.

Acceptance of the terms of this Assignment and Assumption by the Assignee and the Assignor by Electronic Signature or delivery of an executed counterpart of a signature page of this Assignment and Assumption by any Electronic System shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption.  This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

Exhibit A-1

EXHIBIT B-1

OPINION OF NEW YORK COUNSEL FOR THE BORROWER

Exhibit B-1

EXHIBIT B-2

OPINION OF LOUISIANA COUNSEL FOR THE BORROWER

Exhibit B-2

EXHIBIT C

[RESERVED]

Exhibit C-1

EXHIBIT D

COMPLIANCE CERTIFICATE

To:	The Lenders parties to the
Loan Agreement Described Below

This Compliance Certificate is furnished pursuant to that certain Loan Agreement dated as of April 17, 2014 (as amended, modified, renewed or extended from time to time, the “Agreement”) among Akorn, Inc. (the “Borrower”), the other Loan Parties, the Lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent for the Lenders.  Unless otherwise defined herein, capitalized terms used in this Compliance Certificate have the meanings ascribed thereto in the Agreement.

THE UNDERSIGNED HEREBY CERTIFIES THAT:

1.           I am the duly elected             of the Borrower;

2.           I have reviewed the terms of the Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of the Borrower and its Subsidiaries during the accounting period covered by the attached financial statements [for quarterly or monthly financial statements add:  and such financial statements present fairly in all material respects the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes];

3.           The examinations described in paragraph 2 did not disclose, except as set forth below, and I have no knowledge of (i) the existence of any condition or event which constitutes a Default during or at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate or (ii) any change in GAAP or in the application thereof that has occurred since the date of the audited financial statements referred to in Section 3.04 of the Agreement; and

4.           I hereby certify that no Loan Party has changed (i) its name, (ii) its chief executive office, (iii) principal place of business, (iv) the type of entity it is or (v) its state of incorporation or organization without having given the Administrative Agent the notice required by Section 4.15 of the Security Agreement.

Described below are the exceptions, if any, to paragraph 3 by listing, in detail, the (i) nature of the condition or event, the period during which it has existed and the action which the Borrower has taken, is taking, or proposes to take with respect to each such condition or event or (i) the change in GAAP or the application thereof and the effect of such change on the attached financial statements:

Exhibit D-1

The foregoing certifications, together with the financial statements delivered with this Certificate in support hereof, are made and delivered this     day of          ,    .

By:
Name:
Title:

Exhibit D-2

EXHIBIT E

JOINDER AGREEMENT

THIS JOINDER AGREEMENT (this “Agreement”), dated as of _________________,____, 20__, is entered into between _______________________________________, a _____________ (the “New Subsidiary”) and JPMORGAN CHASE BANK, N.A., in its capacity as administrative agent (the “Administrative Agent”) under that certain Loan Agreement dated as of April 17, 2014 (as the same may be amended, modified, extended or restated from time to time, the “Loan Agreement”) among Akorn, Inc. (the “Borrower”), the other Loan Parties party thereto, the Lenders party thereto and the Administrative Agent for the Lenders.  All capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Loan Agreement.

The New Subsidiary and the Administrative Agent, for the benefit of the Lenders, hereby agree as follows:

1.           The New Subsidiary hereby acknowledges, agrees and confirms that, by its execution of this Agreement, the New Subsidiary will be deemed to be a Loan Party under the Loan Agreement and a “Loan Guarantor” for all purposes of the Loan Agreement and shall have all of the obligations of a Loan Party and a Loan Guarantor thereunder as if it had executed the Loan Agreement.  The New Subsidiary hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Loan Agreement, including without limitation (a) all of the representations and warranties of the Loan Parties set forth in Article III of the Loan Agreement, *[and]* (b) all of the covenants set forth in Articles V and VI of the Loan Agreement *[and (c) all of the guaranty obligations set forth in Article X of the Loan Agreement.  Without limiting the generality of the foregoing terms of this paragraph 1, the New Subsidiary, subject to the limitations set forth in Sections 10.10 and 10.13 of the Loan Agreement, hereby guarantees, jointly and severally with the other Loan Guarantors, to the Administrative Agent and the Lenders, as provided in Article X of the Loan Agreement, the prompt payment and performance of the Guaranteed Obligations in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration or otherwise) strictly in accordance with the terms thereof and agrees that if any of the Guaranteed Obligations are not paid or performed in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration or otherwise), the New Subsidiary will, jointly and severally together with the other Loan Guarantors, promptly pay and perform the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, as a mandatory prepayment, by acceleration or otherwise) in accordance with the terms of such extension or renewal.]*  *[The New Subsidiary has delivered to the Administrative Agent an executed Loan Guaranty.]*

2.           If required, the New Subsidiary is, simultaneously with the execution of this Agreement, executing and delivering such Collateral Documents (and such other documents and instruments) as requested by the Administrative Agent in accordance with the Loan Agreement.

3.           The address of the New Subsidiary for purposes of Section 9.01 of the Loan Agreement is as follows:

Exhibit E-1

4.           The New Subsidiary hereby waives acceptance by the Administrative Agent and the Lenders of the guaranty by the New Subsidiary upon the execution of this Agreement by the New Subsidiary.

5.           This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument.

6.           THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, the New Subsidiary has caused this Agreement to be duly executed by its authorized officer, and the Administrative Agent, for the benefit of the Lenders, has caused the same to be accepted by its authorized officer, as of the day and year first above written.

[NEW SUBSIDIARY]

By: _______________________________________________________
Name: _____________________________________________________
Title: ______________________________________________________

Acknowledged and accepted:

JPMORGAN CHASE BANK, N.A., as Administrative Agent

By: _______________________________________________________
Name: _____________________________________________________
Title: ______________________________________________________

Exhibit E-2

EXHIBIT F-1

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Loan Agreement dated as of April 17, 2014 (as amended, supplemented or otherwise modified from time to time, the “Loan Agreement”) among Akorn, Inc. (the “Borrower”), the other Loan Parties party thereto, the Lenders party thereto and JPMorgan Chase Bank, N.A., in its capacity as Administrative Agent for the Lenders.

Pursuant to the provisions of Section 2.17 of the Loan Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Loan Agreement and used herein shall have the meanings given to them in the Loan Agreement.

[NAME OF LENDER]

By:	_____________________________
Name:
Title:

Date:	_______________ __20 [ ]

Exhibit F-1-1

EXHIBIT F-2

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Loan Agreement dated as of April 17, 2014 (as amended, supplemented or otherwise modified from time to time, the “Loan Agreement”) among Akorn, Inc. (the “Borrower”), the other Loan Parties party thereto, the Lenders party thereto and JPMorgan Chase Bank, N.A., in its capacity as Administrative Agent for the Lenders.

Pursuant to the provisions of Section 2.17 of the Loan Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Loan Agreement and used herein shall have the meanings given to them in the Loan Agreement.

[NAME OF PARTICIPANT]

By:	_____________________________
Name:
Title:

Date:	_______________ __20 [ ]

Exhibit F-2-1

EXHIBIT F-3

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Loan Agreement dated as of April 17, 2014 (as amended, supplemented or otherwise modified from time to time, the “Loan Agreement”) among Akorn, Inc. (the “Borrower”), the other Loan Parties party thereto, the Lenders party thereto and JPMorgan Chase Bank, N.A., in its capacity as Administrative Agent for the Lenders.

Pursuant to the provisions of Section 2.17 of the Loan Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption:  (i) an IRS Form W-8BEN or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Loan Agreement and used herein shall have the meanings given to them in the Loan Agreement.

[NAME OF PARTICIPANT]

By:	_____________________________
Name:
Title:

Date:	_______________ __20 [ ]

Exhibit F-3-1

EXHIBIT F-4

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Loan Agreement dated as of April 17, 2014 (as amended, supplemented or otherwise modified from time to time, the “Loan Agreement”) among Akorn, Inc. (the “Borrower”), the other Loan Parties party thereto, the Lenders party thereto and JPMorgan Chase Bank, N.A., in its capacity as Administrative Agent for the Lenders.

Pursuant to the provisions of Section 2.17 of the Loan Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to the Loan Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption:  (i) an IRS Form W-8BEN or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Loan Agreement and used herein shall have the meanings given to them in the Loan Agreement.

[NAME OF LENDER]

By:	_____________________________
Name:
Title:

Date:	_______________ __20 [ ]

Exhibit F-4-1

EXHIBIT G

LIST OF CLOSING DOCUMENTS

Exhibit G

EXHIBIT H
[FORM OF] DISCOUNTED PREPAYMENT OPTION NOTICE

Dated:   ____________, 20[ ]

To:           JPMORGAN CHASE BANK, N.A., as Administrative Agent

Ladies and Gentlemen:

This Discounted Prepayment Option Notice is delivered to you pursuant to Section 2.11(g)(ii) of that certain Loan Agreement, dated as of April 17, 2014 (as amended, restated, amended and restated, extended, supplemented or otherwise modified from time to time, the “Agreement”, the terms defined therein being used herein as therein defined), among Akorn, Inc., a Louisiana corporation (the “Borrower”),  the lenders from time to time party thereto, JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”) and the other agents, bookrunners and arrangers party thereto.

Purchasing Borrower Party hereby notifies you that, effective as of [___________, 20__], pursuant to Section 2.11(g)(ii) of the Agreement, Purchasing Borrower Party hereby notifies each Lender that it is seeking:

1.	to prepay Loans at a discount in an aggregate principal amount of [$___________________________]1 (the “Proposed Discounted Prepayment Amount”);

2.	a percentage discount to the par value of the principal amount of Loans greater than or equal to _______% of par value but less than or equal to [_______]% of par value (the “Discount Range”).

3.
a Lender Participation Notice on or before [___________, 20__]2, as determined pursuant to Section 2.11(g)(ii) of the Agreement (the “Acceptance Date”), and Purchasing Borrower Party expressly agrees that this Discounted Prepayment Option Notice is subject to the provisions of Section 2.11(g) of the Agreement.

Purchasing Borrower Party hereby represents and warrants to the Administrative Agent on behalf of the Administrative Agent and the Lenders as follows:

1.
No Default or Event of Default has occurred and is continuing, or would result from Purchasing Borrower Party making the Discounted Voluntary Prepayment (after giving effect to any related waivers or amendments obtained in connection with such Discounted Voluntary Prepayment).

2.	Each of the conditions to the Discounted Voluntary Prepayment contained in Section 2.11(g) of the Agreement has been satisfied.

Purchasing Borrower Party respectfully requests that Administrative Agent promptly notify each Lender party to the Agreement of this Discounted Prepayment Option Notice.

1           Insert amount that is minimum of $10 million.
2           Insert date (a Business Day) that is at least five Business Days after date of the Discounted Prepayment Option Notice.

Exhibit H-1

IN WITNESS WHEREOF, the undersigned has executed this Discounted Prepayment Option Notice as of the date first above written.

[PURCHASING BORROWER PARTY]

By: _______________________________________
Name: _____________________________________
Title: ______________________________________

Exhibit H-2

EXHIBIT I

[FORM OF] LENDER PARTICIPATION NOTICE

Dated:   _____________, 20[ ]

To:         JPMorgan Chase Bank, N.A., as Administrative Agent

Ladies and Gentlemen:

Reference is made to (a) that certain Loan Agreement, dated as of April 17, 2014 (as amended, restated, amended and restated, extended, supplemented or otherwise modified from time to time, the “Agreement”, the terms defined therein being used herein as therein defined), among Akorn, Inc., a Louisiana corporation (the “Borrower”), the lenders from time to time party thereto, JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”) and the other agents, bookrunners and arrangers party thereto, and (b) that certain Discounted Prepayment Option Notice, dated ___________, 20__, from Borrower or one of its Subsidiaries (the “Discounted Prepayment Option Notice ”).  Capitalized terms used herein and not defined herein or in the Agreement shall have the meaning ascribed to such terms in the Discounted Prepayment Option Notice.

The undersigned Lender hereby gives you notice, pursuant to Section 2.11(g)(iii) of the Agreement, that it is willing to accept a Discounted Voluntary Prepayment on Loans held by such Lender:

1.	in a maximum aggregate principal amount of $___________________________ of Loans (the “Offered Loans”), and

2.	at a percentage discount to par value of the principal amount of Offered Loans equal to [_______]1% of par value (the “Acceptable Discount”).

The undersigned Lender expressly agrees that this offer is subject to the provisions of Section 2.11(g) of the Agreement.  Furthermore, conditioned upon the Applicable Discount determined pursuant to Section 2.11(g)(iii) of the Agreement being a percentage of par value less than or equal to the Acceptable Discount, the undersigned Lender hereby expressly consents and agrees to a prepayment of its Loans pursuant to Section 2.11(g) of the Agreement in an aggregate principal amount equal to the Offered Loans, as such principal amount may be reduced if the aggregate proceeds required to prepay Qualifying Loans (disregarding any interest payable in connection with such Qualifying Loans) would exceed the Proposed Discounted Prepayment Amount for the relevant Discounted Voluntary Prepayment, and acknowledges and agrees that such prepayment of its Loans will be allocated at par value, but the actual payment made to such Lender will be reduced in accordance with the Applicable Discount.

1           Insert amount within Discount Range that is a multiple of 25 basis points.

Exhibit I-1

IN WITNESS WHEREOF, the undersigned has executed this Lender Participation Notice as of the date first above written.

[NAME OF LENDER]

By: __________________________________
Name: ________________________________
Title: _________________________________

By: __________________________________
Name: ________________________________
Title: ________________________________2

2           If a second signature is required.

Exhibit I-2

EXHIBIT J

[FORM OF] DISCOUNTED VOLUNTARY PREPAYMENT NOTICE

Date:  ___________, 20__

To:           JPMORGAN CHASE BANK, N.A., as Administrative Agent

Ladies and Gentlemen:

This Discounted Voluntary Prepayment Notice is delivered to you pursuant to Section 2.11(g)(v) of that certain Loan Agreement, dated as of April 17, 2014 (as amended, restated, amended and restated, extended, supplemented or otherwise modified from time to time, the “Agreement”, the terms defined therein being used herein as therein defined), among Akorn, Inc., a Louisiana corporation (the “Borrower”), the lenders from time to time party thereto (each a “Lender” and collectively, the “Lenders”), JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”) and the other agents, bookrunners and arrangers party thereto.

A Purchasing Borrower Party hereby irrevocably notifies you that, pursuant to Section 2.11(g)(v) of the Agreement, the Purchasing Borrower Party will make a Discounted Voluntary Prepayment to each Lender with Qualifying Loans, which shall be made:

1.	on or before [___________, 201_]1 , as determined pursuant to Section 2.11(g)(ii) of the Agreement,

2.	in the aggregate principal amount of $___________________________ of Loans, and

3.	at a percentage discount to the par value of the principal amount of the Loans equal to [_______]% of par value (the “Applicable Discount”).

The Purchasing Borrower Party expressly agrees that this Discounted Voluntary Prepayment Notice is irrevocable and is subject to the provisions of Section 2.11(g) of the Agreement.

Borrower hereby represents and warrants to the Administrative Agent on behalf of the Administrative Agent and the Lenders as follows:

1.
No Default or Event of Default has occurred and is continuing or would result from the Purchasing Borrower Party making the Discounted Voluntary Prepayment (after giving effect to any related waivers or amendments obtained in connection with such Discounted Voluntary Prepayment).

2.	Each of the conditions to the Discounted Voluntary Prepayment contained in Section 2.11(g) of the Agreement has been satisfied.

1           Insert date (a Business Day) that is no later than one (1) Business Day after date of this Notice and no later than two (2) Business Days after the Acceptance Date (or such later date as the Administrative Agent shall reasonably agree, given the time required to calculate the Applicable Discount and determine the amount and holders of Qualifying Loans).

Exhibit J-1

The Purchasing Borrower Party  acknowledges that the Administrative Agent and the Lenders are relying on the truth and accuracy of the foregoing in connection with extending Offered Loans and the acceptance of any Discounted Voluntary Prepayment made as a result of this Discounted Voluntary Prepayment Notice.

The Purchasing Borrower Party  respectfully requests that Administrative Agent promptly notify each of the Lenders party to the Agreement of this Discounted Voluntary Pre-payment Notice.

Exhibit J-2

IN WITNESS WHEREOF, the undersigned has executed this Discounted Voluntary Prepayment Notice as of the date first above written.

[PURCHASING BORROWER PARTY]

By: ___________________________________
Name: _________________________________
Title: __________________________________

Exhibit J-3